   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1997
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                             ZIONS BANCORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      UTAH                       6712                      87-0227400
(STATE OR OTHER        (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
 JURISDICTION OF         CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
 INCORPORATION OR
 ORGANIZATION)

                                ---------------

                          ONE SOUTH MAIN, SUITE 1380
                          SALT LAKE CITY, UTAH 84111
                                (801) 524-4787
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                DALE M. GIBBONS
                             ZIONS BANCORPORATION
                          ONE SOUTH MAIN, SUITE 1380
                          SALT LAKE CITY, UTAH 84111
                                (801) 524-4787
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                WITH COPIES TO:
         STANLEY F. FARRAR                          THOMAS C. ERB
        SULLIVAN & CROMWELL                 LEWIS, RICE & FINGERSH, L.C.
      444 SOUTH FLOWER STREET                    500 NORTH BROADWAY
   LOS ANGELES, CALIFORNIA 90071           ST. LOUIS, MISSOURI 63102-2147
           (213) 955-8000                          (314) 444-7600

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:

     AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                  STATEMENT.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                                PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF                         MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED            REGISTERED        PER SHARE    OFFERING PRICE  FEE(3)(4)
---------------------------------------------------------------------------------------
Common Stock, no par
 value(1)..............  4,419,995(2) shares      N/A            N/A         $43,643
                                                                              26,567
                                                                             -------
                                                                             $17,076
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

(1) Includes associated share purchase rights. Prior to the occurrence of certain events, such rights will not be evidenced or traded separately from the Zions Common Stock.
(2) Represents the estimated maximum number of shares of Common Stock, no par value ("Zions Common Stock"), of Zions that are issuable in exchange for shares of Common Stock, par value $.01 per share ("Vectra Common Stock"), and in exchange for shares of preferred stock, $.01 per share ("Vectra Preferred Stock"), of Vectra Banking Corporation ("Vectra") upon consummation of the merger (the "Merger") of Vectra with and into Zions Bancorporation ("Zions").
(3) Pursuant to Rule 457(f)(1) and 457(c), the registration fee is based on the average of the high and low sales prices of the Vectra Common Stock as reported on the NASDAQ National Market System on November 13, 1997 ($25.50) and pursuant to Rule 457(f)(2) on the book value of the Vectra Preferred Stock as of the latest practicable date ($100) and computed based on the estimated maximum number of shares of Vectra Common Stock and Vectra Preferred Stock (5,221,322 and 108,754, respectively) that may be converted into the shares of Zions Common Stock to be registered.
(4) A registration fee of $43,643 is payable hereunder; however, a registration fee of $26,567 was previously paid in connection with the filing by Vectra of preliminary proxy solicitation materials, under
    Section 14(g) and Rule 0-11(a)(2) of the Securities Exchange Act of 1934, as amended, which fee, pursuant to Rule 457(b) under the Securities Act of 1933, as amended, has been credited against the registration fee payable hereunder.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                  [LETTERHEAD OF VECTRA BANKING CORPORATION]


                                                               November 21, 1997

To the shareholders
 of Vectra Banking Corporation:

  You are cordially invited to attend a Special Meeting of shareholders of Vectra Banking Corporation ("Vectra") to be held on December 29, 1997 in the lobby of the headquarters of Vectra, 1650 South Colorado Boulevard, Denver, Colorado, at 8:00 a.m., local time. At the Special Meeting, you will be asked to consider and vote on a proposal to approve the proposed merger of Vectra with and into Zions Bancorporation ("Zions"), pursuant to an Agreement and Plan of Merger, dated as of September 23, 1997, by and between Zions and Vectra. Upon the merger becoming effective, each issued and outstanding share of common stock, par value $.01 per share, of Vectra will be converted into the right to receive 0.685 (the "Common Conversion Number") of a share of common stock, no par value, of Zions (the "Zions Common Stock") and each issued and outstanding share of preferred stock, par value $.01 per share, of Vectra will be converted into the right to receive 7.755 (the "Preferred Conversion Number") shares of Zions Common Stock. The Common Conversion Number and the Preferred Conversion Number are subject to increase, but not decrease, upon the occurrence of certain events described in the accompanying Proxy Statement-Prospectus. The shares of Zions Common Stock to be issued in the Merger, together with cash in lieu of fractional share interests, are herein referred to as the "Merger Consideration."

  THE BOARD OF DIRECTORS OF VECTRA (THE "VECTRA BOARD") HAS CONCLUDED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF VECTRA AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE VECTRA SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER. The Wallach Company, Inc., Vectra's financial advisor, has delivered to the Vectra Board its opinion that the Merger Consideration is fair to the Vectra shareholders from a financial point of view.

  Consummation of the merger is subject to certain conditions, including the approval of the merger by the Vectra shareholders and various regulatory authorities and the receipt of an opinion of counsel in respect of certain federal income tax consequences of the merger. Subject to satisfaction or waiver of the foregoing conditions, the merger currently is expected to close in the first quarter of 1998.

  The enclosed Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus describe the merger and provide specific information concerning the Special Meeting. Please read these materials carefully and consider the information contained in them.

  It is important that your shares be represented and voted at the Special Meeting regardless of the number of shares you own and whether or not you plan to attend the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Vectra common stock entitled to vote at the Special Meeting and the affirmative vote of the holders of a majority of the outstanding shares of Vectra preferred stock entitled to vote at the Special Meeting, each voting as a separate group, are required for approval of the merger. Your failure to vote for approval of the merger has the same effect as a vote against the merger.

  I urge each of you to sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope, whether or not you currently plan to attend the Special Meeting. Returning your proxy card now will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend. If you decide to attend the Special Meeting and wish to vote in person, you may withdraw your proxy at that time. Please do not send in certificates for your shares of Vectra common stock or Vectra preferred stock, as the case may be, at this time. Instructions for exchange of stock certificates will be sent to Vectra shareholders upon consummation of the merger.

                                         Sincerely,

                                         /s/ Gary S. Judd
                                         Gary S. Judd
                                         President and Chief Executive Officer

                          VECTRA BANKING CORPORATION
                         1650 SOUTH COLORADO BOULEVARD
                            DENVER, COLORADO 80222

                                ---------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 29, 1997

                                ---------------

  NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of Vectra Banking Corporation, a Colorado corporation ("Vectra"), has been called by the Board of Directors of Vectra and will be held in the lobby of the headquarters of Vectra, 1650 South Colorado Boulevard, Denver, Colorado on December 29, 1997 at 8:00 a.m., local time.

  The purposes of the Special Meeting are:

    (1) to consider and vote on a proposal to approve the proposed merger (the "Merger") of Vectra with and into Zions Bancorporation, a Utah corporation ("Zions"), pursuant to an Agreement and Plan of Merger, dated as of September 23, 1997 (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and between Zions and Vectra. As a result of the Merger, Vectra would be merged with and into Zions with Zions being the surviving corporation; and

    (2) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

  Holders of record of shares of Vectra common stock and Vectra preferred stock at the close of business on November 7, 1997, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of common stock, par value $.01 per share, of Vectra and the affirmative vote of the holders of a majority of the outstanding shares of preferred stock, par value $.01 per share, of Vectra, each voting as a separate group, are required to approve the Merger.

  The Board of Directors of Vectra has concluded that the Merger is fair to and in the best interests of Vectra and its shareholders and unanimously recommends that the Vectra shareholders vote for the approval of the Merger.

  The terms of the Merger and the Zions common stock to be issued in connection therewith are described in detail in the accompanying Proxy Statement-Prospectus. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you currently plan to attend the Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement-Prospectus at any time before it is voted at the Special Meeting.

  By complying with certain procedures specified by Colorado law, holders of preferred stock of Vectra are entitled to exercise dissenters' rights and to receive cash in an amount equal to the fair market value of their shares of preferred stock of Vectra immediately before the effective date of the Merger (excluding any appreciation or depreciation in anticipation of the Merger except to the extent such exclusion would be inequitable) in lieu of receiving the Zions common stock in the Merger. See "Dissenters' Rights" in the accompanying Proxy Statement-Prospectus. The complete text of the Colorado Business Corporation Act relating to dissenters' rights is set forth as Appendix D to the Proxy Statement-Prospectus.

                                      By Order of the Board of Directors,

                                      /s/ Ray L. Nash

                                      Ray L. Nash
                                      Secretary
Denver, Colorado
November 21, 1997
                                ---------------

  YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU WILL BE ENTITLED TO VOTE IN PERSON EVEN IF YOU PREVIOUSLY SUBMITTED A PROXY.

  YOU SHOULD NOT SEND IN CERTIFICATES FOR YOUR SHARES OF VECTRA COMMON STOCK OR VECTRA PREFERRED STOCK, AS THE CASE MAY BE, AT THIS TIME.

                                ---------------

                                PROXY STATEMENT

                           VECTRA BANKING CORPORATION

                SPECIAL MEETING TO BE HELD ON DECEMBER 29, 1997

                                ---------------

                                   PROSPECTUS

                              ZIONS BANCORPORATION

                                  COMMON STOCK
                            (NO PAR VALUE PER SHARE)

                                ---------------

  This Proxy Statement-Prospectus is being furnished to the holders (the "Vectra Common Shareholders") of common stock, par value $.01 per share (the "Vectra Common Stock"), and the holders (the "Vectra Preferred Shareholders" and, together with the Vectra Common Shareholders, the "Vectra Shareholders") of $100 Series A Convertible Preferred Stock, par value $.01 per share (the "Vectra Preferred Stock" and, together with the Vectra Common Stock, the "Vectra Stock") of Vectra Banking Corporation, a Colorado corporation ("Vectra"), in connection with the solicitation of proxies by the Board of Directors of Vectra (the "Vectra Board") from holders of outstanding shares of Vectra Stock, for use at a special meeting of shareholders of Vectra to be held in the lobby of the headquarters of Vectra, 1650 South Colorado Boulevard, Denver, Colorado, on December 29, 1997, at 8:00 a.m., local time, and at any adjournments and postponements thereof (the "Special Meeting").

  At the Special Meeting, Vectra Shareholders will be asked to consider and vote to approve the proposed merger (the "Merger") of Vectra with and into Zions Bancorporation, a Utah corporation ("Zions"), with Zions being the corporation surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), pursuant to an Agreement and Plan of Merger, dated as of September 23, 1997 (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and between Zions and Vectra, which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference.

  Under the Merger Agreement, (a) each share of Vectra Common Stock issued and outstanding at the Effective Time (as defined herein) (other than shares of Vectra Stock held by Vectra or any of its subsidiaries or by Zions or any of its subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith ("Treasury Stock")) will be converted automatically at the Effective Time into the right to receive 0.685 of a share (the "Common Conversion Number") of common stock of Zions ("Zions Common Stock"), with any rights attached thereto under or by virtue of the Zions Rights Plan (as defined herein), and (b) each share of Vectra Preferred Stock issued and outstanding at the Effective Time (other than (i) Treasury Stock and (ii) shares which have not been voted in favor of the Merger and with respect to which Dissenters' Rights (as defined herein) shall have been perfected in accordance with the Colorado Business Corporation Act (the "CBCA")) will be converted automatically at the Effective Time into the right to receive 7.755 shares (the "Preferred Conversion Number") of Zions Common Stock, with any rights attached thereto under or by virtue of the Zions Rights Plan. Each of the Common Conversion Number and the Preferred Conversion Number is subject to upward (but not downward) adjustment under certain circumstances, as described herein. See "The Merger Agreement-- Termination; Conversion Number Adjustment." Based upon the representations and warranties of Vectra in the Merger Agreement regarding the number of shares of Vectra Stock (and options to acquire Vectra Common Stock) outstanding as of the date thereof, assuming no Dissenters' Rights are perfected by Vectra Preferred Shareholders and no cash is paid in lieu of fractional shares, and not including shares held by Zions or its affiliates, 4,198,995 shares of Zions Common Stock would be issued in the Merger. The Merger Agreement also provides for the conversion upon consummation of the Merger of all stock options (the "Vectra Stock Options") outstanding under the Vectra Stock Plans (as defined herein) into options to acquire shares of Zions Common Stock, appropriately adjusted to reflect the Common Conversion Number.

  This Proxy Statement-Prospectus constitutes a prospectus of Zions in respect of up to 4,419,995 shares of Zions Common Stock to be issued upon consummation of the Merger pursuant to the Merger Agreement.

  The outstanding shares of Zions Common Stock are traded on the Nasdaq National Market ("NASDAQ"). The last reported closing price of Zions Common Stock on NASDAQ on November 18, 1997 was $39.75 per share.

  This Proxy Statement-Prospectus and the accompanying proxy cards are first being mailed to shareholders of Vectra on or about November 21, 1997.

                                ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION,  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY OF  THIS  PROXY  STATEMENT-
      PROSPECTUS.  ANY  REPRESENTATION  TO  THE CONTRARY  IS  A  CRIMINAL
        OFFENSE.

   THE  SHARES  OF  ZIONS  COMMON  STOCK  OFFERED  HEREBY  ARE  NOT  SAVINGS
       ACCOUNTS, DEPOSITS  OR  OTHER OBLIGATIONS  OF A  BANK  OR SAVINGS
          ASSOCIATION  AND ARE  NOT  INSURED BY  THE FEDERAL  DEPOSIT
              INSURANCE  CORPORATION  OR ANY  OTHER  GOVERNMENTAL
                  AGENCY.

                                ---------------

       THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS NOVEMBER 21, 1997.

                             AVAILABLE INFORMATION

  Zions and Vectra are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at prescribed rates. Copies of such materials can also be obtained at prescribed rates by mail addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, Zions Common Stock and Vectra Common Stock are quoted on NASDAQ, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

  This Proxy Statement-Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Zions with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), with respect to the shares of Zions Common Stock to be issued in connection with the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. The statements contained in this Proxy Statement-Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are of necessity brief descriptions and are qualified in their entirety by reference to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement and the exhibits thereto can be inspected at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and copies of such material can be obtained at prescribed rates by mail addressed to the Commission, Public Reference Section, Washington, D.C. 20549.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed with the Commission by Zions are hereby incorporated herein by reference and made a part hereof:

    (a) Zions' Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 26, 1997.

    (b) Zions' Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed on May 13, 1997,
  August 12, 1997 and November 14, 1997, respectively.

    (c) Zions' Current Reports on Forms 8-K filed on March 11, 1997, July 9, 1997 and October 3, 1997.

    (d) The description of Zions Common Stock (which is registered under
  Section 12 of the Exchange Act) which is contained in Zions' registration statement on Form 10, and any amendment or report filed for the purpose of updating such description.

    (e) The description of the Zions Rights Plan contained in Zions' Registration Statement on Form 8-A dated October 10, 1996, and any amendment or report filed for the purpose of updating such description.

  The following documents filed with the Commission by Vectra are hereby incorporated herein by reference and made a part hereof:

    (a) Vectra's Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 27, 1997.

    (b) Vectra's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed on May 10, 1997,
  August 15, 1997 and November 14, 1997, respectively.

    (c) Vectra's Current Report on Form 8-K filed on September 29, 1997.

  All documents and reports filed by Zions or Vectra pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing and any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded. Such incorporation by reference shall not be deemed specifically to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

                               ----------------

  THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS ARE AVAILABLE UPON REQUEST AND WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT-PROSPECTUS HAS BEEN DELIVERED. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO ZIONS BANCORPORATION, ONE SOUTH MAIN, SUITE 1380, SALT LAKE CITY, UTAH 84111, ATTENTION: DALE M. GIBBONS, SENIOR VICE PRESIDENT (801-524-4787), AS TO ZIONS DOCUMENTS; AND VECTRA BANKING CORPORATION, 1650 SOUTH COLORADO BOULEVARD, SUITE 320, DENVER, COLORADO 80222, ATTENTION: RAY L. NASH, CHIEF FINANCIAL OFFICER (303-782-7440). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE NOT LATER THAN DECEMBER 19, 1997.

  All information contained in this Proxy Statement-Prospectus with respect to Zions and its subsidiaries has been supplied by Zions, and all information with respect to Vectra and its subsidiaries has been supplied by Vectra.

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR THEREIN SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                               ----------------

                          FORWARD-LOOKING STATEMENTS

  Certain statements included or incorporated by reference in this Proxy Statement-Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Zions to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic conditions in Zions' market areas; variances in interest rates; changes in or amendments to regulatory authorities capital requirements or other regulations applicable to Zions' banking subsidiaries; increased competition for loans and deposits; and other factors referred to elsewhere in this Proxy Statement-Prospectus and the documents incorporated by reference herein. GIVEN THESE UNCERTAINTIES, VECTRA SHAREHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. Zions disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included or incorporated by reference herein to reflect future events or developments.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................   2
INDEX OF CERTAIN DEFINED TERMS.............................................   6
SUMMARY....................................................................   8
  The Companies............................................................   8
  The Special Meeting......................................................   9
  The Merger...............................................................  10
  The Merger Agreement.....................................................  12
  Stock Option Agreement...................................................  13
  Comparison of Shareholder Rights; "Anti-Takeover" Provisions.............  14
  Markets and Market Prices................................................  14
  Selected Financial Information (Historical)..............................  16
  Selected Unaudited Pro Forma Combined Financial Data.....................  17
  Comparative Per Share Data...............................................  18
THE COMPANIES..............................................................  19
  Zions....................................................................  19
  Vectra...................................................................  19
  Zions Loan to Vectra.....................................................  19
THE SPECIAL MEETING........................................................  21
  Date, Time and Place.....................................................  21
  Matters to be Considered at the Special Meeting..........................  21
  Record Date; Stock Entitled to Vote......................................  21
  Votes Required; Quorum...................................................  21
  Voting of Proxies........................................................  21
  Revocability of Proxies..................................................  22
  Solicitation of Proxies..................................................  22
  Security Ownership of Certain Beneficial Owners and Management...........  22
THE MERGER.................................................................  23
  Background of the Merger.................................................  23
  Effect of Merger.........................................................  25
  Reasons for the Merger; Recommendation of the Board of Directors.........  26
  Opinion of Financial Advisor.............................................  28
  Certain Federal Income Tax Consequences..................................  30
  Regulatory Approvals.....................................................  32
  Resale of Zions Common Stock.............................................  33
  Interests of Certain Persons in the Merger...............................  33
  Dissenters' Rights.......................................................  35
  Accounting Treatment.....................................................  36
THE MERGER AGREEMENT.......................................................  37
  The Merger...............................................................  37
  Conversion of Vectra Stock...............................................  37
  Effective Time...........................................................  37
  Exchange of Stock Certificates...........................................  37
  Conduct of Business Prior to the Merger..................................  38
  Certain Covenants........................................................  39
  Conditions...............................................................  41
  Waiver and Amendment.....................................................  42
  Termination; Conversion Number Adjustment................................  42

                                                                           PAGE
                                                                           ----
THE STOCK OPTION AGREEMENT................................................  44
  General.................................................................  44
  The Option..............................................................  44
  Termination of Option...................................................  44
THE SHAREHOLDER AGREEMENTS................................................  46
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF ZIONS.....................  47
CERTAIN DIFFERENCES IN THE RIGHTS OF ZIONS SHAREHOLDERS AND VECTRA
 SHAREHOLDERS.............................................................  48
  General.................................................................  48
  Voting Rights...........................................................  48
  Shareholder Rights Plan.................................................  49
  Board of Directors......................................................  49
  Shareholder Meetings....................................................  50
  Amendment of Articles and Bylaws........................................  50
  Dissenters' Rights......................................................  51
  Dividend Rights.........................................................  51
  Liquidation Rights......................................................  52
DISSENTERS' RIGHTS........................................................  52
  Dissenters' Rights......................................................  52
  Who May Dissent.........................................................  53
  Requirements to be Met..................................................  53
  Notice Required to be Given by Vectra...................................  53
  Dissenter's Procedures to Demand Payment................................  54
  Payment for Shares......................................................  54
  Failure to Effect Merger................................................  54
  Shares Acquired After Announcement of Merger Agreement..................  54
  Dissenter's Procedure if Dissatisfied With Vectra Payment or Offer......  55
  Court Action for Approval...............................................  55
VALIDITY OF ZIONS COMMON STOCK............................................  56
EXPERTS...................................................................  56

                               LIST OF APPENDICES

 Appendix A -- Agreement and Plan of Merger, dated as of September 23, 1997, between Zions and Vectra.
 Appendix B -- Stock Option Agreement, dated as of September 23, 1997, between
               Zions and Vectra.
 Appendix C -- Fairness Opinion of The Wallach Company.
 Appendix D -- Article 113 of the CBCA.

                         INDEX OF CERTAIN DEFINED TERMS

                                                                        DEFINED
          TERM                                                          AT PAGE
          ----                                                          -------
Acquiring Person.......................................................    49
Acquisition Transaction................................................    44
Announcement Date......................................................    54
Article 113............................................................    52
Aspen..................................................................    23
Average Closing Price..................................................    13
Beneficial Ownership...................................................    47
BHCA...................................................................     8
CBCA...................................................................     1
Centennial.............................................................     8
Certificate............................................................    37
Code...................................................................    11
Commission.............................................................     2
Common Conversion Number...............................................     1
CRA....................................................................    32
Determination Date.....................................................    13
Dissenter..............................................................    54
Dissenters' Notice.....................................................    53
Dissenter's Response Notice............................................    55
Dissenters' Rights.....................................................    12
Effective Date.........................................................    13
Effective Time.........................................................    12
Employment Agreement...................................................    34
Exchange Act...........................................................     2
Exchange Agent.........................................................    37
Exchange Offer.........................................................    45
FDC....................................................................     9
Federal Reserve Board..................................................    12
Flip-in Date...........................................................    49
FRB Notice.............................................................    12
Governmental Authority.................................................    41
Governmental Entity....................................................    45
Indemnified Parties....................................................    40
Index Group............................................................    42
Index Ratio............................................................    43
Inside Shareholders....................................................    46
Justified Self-Termination.............................................    34
KBW Index..............................................................    13
Letter of Transmittal..................................................    37
Maximum Amount.........................................................    40
Merger.................................................................     1
Merger Agreement.......................................................     1
Merger Consideration...................................................    11
NationsBank Loan.......................................................     9
NASDAQ.................................................................     1
NBA....................................................................     8
New Certificates.......................................................    37
NYSE...................................................................    13
Option.................................................................    14

                                                                        DEFINED
          TERM                                                          AT PAGE
          ----                                                          -------
Payment Demand.........................................................    54
Payment Demand Date....................................................    53
Period of Employment...................................................    34
Pitkin.................................................................     8
Preferred Conversion Number............................................     1
Preliminary Purchase Event.............................................    45
Price Termination Event................................................    13
Record Date............................................................    10
Registration Statement.................................................     2
Rights.................................................................    49
Securities Act.........................................................     2
Shareholder Agreements.................................................    10
Shareholder's Notice of Intent to Dissent..............................    53
Southwest..............................................................     9
Special Meeting........................................................     1
Starting Price.........................................................    13
State Board............................................................    12
Stock Option Agreement.................................................    14
Surviving Corporation..................................................     1
Tender offer...........................................................    45
Treasury Stock.........................................................     1
Tri-State..............................................................     8
U.S. Holder............................................................    30
Valley.................................................................     8
Vectra.................................................................     1
Vectra Bank............................................................     9
Vectra Board...........................................................     1
Vectra Bylaws..........................................................    14
Vectra Charter.........................................................    14
Vectra Common Shareholders.............................................     1
Vectra Common Stock....................................................     1
Vectra Preferred Shareholders..........................................     1
Vectra Preferred Stock.................................................     1
Vectra Shareholders....................................................     1
Vectra Stock...........................................................     1
Vectra Stock Options...................................................     1
Vectra Stock Plans.....................................................    35
Wallach................................................................    11
ZFNB...................................................................     8
Zions..................................................................     1
Zions Board............................................................    11
Zions Bylaws...........................................................    14
Zions Charter..........................................................    14
Zions Common Stock.....................................................     1
Zions Ratio............................................................    43
Zions Rights Plan......................................................    49

                                    SUMMARY

  The following summary is not intended to be complete and is qualified in all respects by the more detailed information included in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference. Vectra Shareholders are urged to read carefully this Proxy Statement-Prospectus, including the Appendices hereto and the documents incorporated herein by reference, in its entirety. Unless the context otherwise requires, references to "Zions" herein shall be to Zions and its subsidiaries and references to "Vectra" herein shall be to Vectra and its subsidiaries.

THE COMPANIES

 Zions

  Zions is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and organized under the laws of Utah, engaged primarily in the commercial banking business through its banking subsidiaries. Zions' principal executive offices are located at One South Main, Suite 1380, Salt Lake City, Utah 84111 (telephone: 801-524-4787). Zions is the second largest bank holding company headquartered in Utah. Zions First National Bank ("ZFNB"), Salt Lake City, Utah, founded in 1873, is a wholly owned subsidiary of Zions (except for directors' qualifying shares) and as of September 30, 1997 had 109 offices located throughout the State of Utah, plus one foreign office. ZFNB is the second largest commercial banking organization headquartered in the State of Utah. As of September 30, 1997, ZFNB also had 14 offices in Idaho.

  Zions also owns Nevada State Bank, Las Vegas, Nevada; National Bank of Arizona ("NBA"), Phoenix, Arizona; Pitkin County Bank and Trust Co. ("Pitkin"), Aspen, Colorado; Valley National Bank of Cortez ("Valley"), Cortez, Colorado; and Centennial Savings Bank, F.S.B. ("Centennial"), Durango, Colorado. As of September 30, 1997, Nevada State Bank operated 32 offices in Nevada and was the fifth largest commercial bank in Nevada; NBA operated 28 offices in Arizona and was the fifth largest commercial bank in Arizona. Through Pitkin, Valley and Centennial, Zions operates its commercial banking and thrift business through 12 branches in western Colorado and one branch in northwestern New Mexico.

  Subsequent to September 30, 1997, ZFNB has opened two branch offices in Utah and added one de novo office in Idaho. In addition, on October 17, 1997 Zions acquired Sun State Bank, Las Vegas, Nevada, with 5 branches in Nevada and, on the same date, merged Sun State Bank into Nevada State Bank. Zions has also entered into an agreement to acquire The First National Bank in Alamosa in Alamosa, Colorado, with 3 branches in Colorado. The acquisition is currently expected to close in the fourth quarter of 1997. On November 14, 1997, Zions acquired GB Bancorporation, the principal subsidiary of which, Grossmont Bank, operates 14 branches in San Diego County, California. On September 23, 1997, Zions entered into an agreement with Tri-State Finance Corporation, a Colorado corporation ("Tri-State"), pursuant to which Tri-State will merge with and into a subsidiary of Zions; Tri-State Bank, a subsidiary of Tri-State, operates 1 branch in each of Denver and Boulder, Colorado. Zions will issue an additional 710,000 shares of Zions Common Stock in connection with the acquisition of Tri-State. It is currently intended that the acquisition of Tri-State will be accounted for under the "pooling of interests" method of accounting.

  At September 30, 1997, Zions had total consolidated assets of approximately $9.1 billion, deposits of $5.7 billion, and shareholders' equity of $0.6 billion. See "The Companies--Zions".

 Vectra

  Vectra is the second largest independent Colorado-based bank holding company, with a total of 16 banking locations serving the Denver/Boulder metropolitan area. In addition, Vectra expects to open an additional branch location in December 1997. Through its bank subsidiary, Vectra Bank ("Vectra Bank"), Vectra provides a broad range of banking products and services primarily to consumers and small to medium sized businesses. The Company was founded in 1988 by two senior banking executives who, together with a small group of investors, provided $9.8 million in initial capital to Vectra. Vectra's initial objective was to acquire several strategically located community banks and transform them into a banking system that would provide a broad package of products and services to its customers and growth potential to its shareholders. In 1989, the Company acquired its initial eight locations having total assets of $156 million. Since that time, Vectra has grown significantly through a combination of internal growth and acquisitions. At September 30, 1997, Vectra had total assets of approximately $690 million.

  In November 1995, Vectra completed a merger of First Denver Corporation ("FDC"), a bank holding company whose primary operating subsidiary was First National Bank of Denver, into Vectra. This acquisition added approximately $44 million in deposits and $17 million in loans. In June 1996, Vectra acquired Bank Land Company, a bank holding company whose primary operating subsidiary was Southwest State Bank ("Southwest"). This acquisition added approximately $96 million in deposits and $74 million in loans. In April 1997, Vectra opened a loan production office in Longmont, Colorado. In August 1997, Vectra acquired Professional Bank, a Denver based bank with two locations, loans of $52 million and deposits of $68 million. Also in August 1997, Vectra opened a branch in Commerce City, Colorado. The addition of FDC, Southwest, Professional Bank, Longmont and Commerce City banking locations has allowed Vectra to serve a broader base of households and businesses within its market and to achieve growth in assets and revenue without a proportionate growth in expenses.

  Vectra's operating strategy has been to build a growing, profitable community banking network. The principal elements of this strategy have been to (i) focus on the financial service needs of consumers and small to medium sized businesses by combining the elements of service traditionally found in community banks with product lines typically found in large banks, (ii) emphasize high quality customer service in all aspects of operations, (iii) maintain high asset quality and (iv) achieve efficiencies through centralized administrative and support functions.

  The Company's principal executive office is located at 1650 South Colorado Boulevard, Suite 320, Denver, Colorado 80222 (telephone: (303) 782-7440).

 Zions Loan to Vectra

  It is currently expected that Zions will loan Vectra up to $10 million prior to the Effective Date. Vectra intends to use up to $4,050,000 of the net proceeds from that loan to repay its outstanding loan in the principal amount of $4,050,000 from NationsBank, N.A. (the "NationsBank Loan"). Pursuant to the NationsBank Loan and related agreements, Vectra had pledged all the outstanding shares of capital stock of Vectra Bank to NationsBank, N.A. In connection with the loan from Zions, that pledge arrangement will be terminated and Vectra will pledge the shares of capital stock of Vectra Bank to Zions. The remainder of the net proceeds from the loan from Zions will be used for general corporate purposes, including the possible repurchase by Vectra of shares of Vectra Common Stock prior to the Effective Date.

THE SPECIAL MEETING

 Date, Time and Place

  The Special Meeting is scheduled to be held in the lobby of the headquarters of Vectra, 1650 South Colorado Boulevard, on Monday, December 29, 1997 at 8:00 a.m., local time.

 Matters to be Considered at the Special Meeting

  The purposes of the Special Meeting are (a) to consider and vote upon the approval of the Merger and (b) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. See "The Special Meeting--Matters to be Considered at the Special Meeting."

 Record Date; Stock Entitled to Vote

  Only holders of record of Vectra Stock at the close of business on November 7, 1997 (the "Record Date") will be entitled to receive notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof. As of the Record Date, there were 4,865,692 shares of Vectra Common Stock and 108,754 shares of Vectra Preferred Stock outstanding. See "The Special Meeting-- Record Date; Stock Entitled to Vote."

 Votes Required; Quorum

  The affirmative vote of the holders of at least a majority of the total number of outstanding shares of Vectra Common Stock entitled to vote at the Special Meeting and the affirmative vote of the holders of at least a majority of the total number of outstanding shares of Vectra Preferred Stock entitled to vote at the Special Meeting, each voting as a separate group, are required to approve the Merger. Each holder of shares of Vectra Stock outstanding on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Special Meeting and any postponement or adjournment thereof. A majority of all shares of Vectra Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum with respect to the Vectra Common Stock. A majority of all shares of Vectra Preferred Stock entitled to vote, represented in person or by proxy, constitutes a quorum with respect to the Vectra Preferred Stock. The Vectra Common Stock and the Vectra Preferred Stock comprise separate voting groups with respect to the matters to be acted upon at the Special Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted as votes in favor of the Merger. See "The Special Meeting-- Votes Required; Quorum."

 Security Ownership of Certain Beneficial Owners and Management

  As of the Record Date, the directors and officers of Vectra beneficially held, in the aggregate, the ability to direct the voting with respect to 886,795 shares of Vectra Common Stock, comprising approximately 17.9% of the voting power of the Vectra Common Stock outstanding on the Record Date. In addition, pursuant to shareholder agreements (the "Shareholder Agreements") entered into in connection with the Merger Agreement, all of the directors and one non-director executive officer of Vectra, in their capacity as Vectra Shareholders, together holding or controlling an aggregate of 845,150 shares of Vectra Common Stock (or approximately 17.4% of the shares of Vectra Common Stock outstanding on the Record Date), and 31,079 shares of Vectra Preferred Stock (or approximately 28.6% of the shares of Vectra Preferred Stock outstanding on the Record Date) have agreed to vote their shares in favor of the Merger.

  See "The Special Meeting--Security Ownership of Certain Beneficial Owners and Management" and "The Shareholder Agreements."

THE MERGER

 Effect of Merger

  At the Effective Time, Vectra will merge with and into Zions, and Zions will be the Surviving Corporation in the Merger and will continue its corporate existence under Utah law. The separate corporate existence of Vectra will then cease.

  Upon the Merger becoming effective, (a) each share of Vectra Common Stock issued and outstanding at the Effective Time (other than Treasury Stock) will be converted automatically into the right to receive 0.685 of a share of Zions Common Stock, with any rights attached thereto under or by virtue of the Zions Rights Plan, and (b) each share of Vectra Preferred Stock issued and outstanding at the Effective Time (other than (i) Treasury Stock and (ii) shares which have not been voted in favor of the Merger and with respect to which Dissenters' Rights shall have been perfected in accordance with the CBCA) will be converted automatically at the Effective Time into the right to receive
7.755 shares of Zions Common Stock, with any rights attached thereto under or by virtue of the Zions Rights Plan. Each of the Common Conversion Number and the Preferred Conversion Number is subject to upward (but not downward) adjustment under certain circumstances, as described herein. See "The Merger Agreement--Effective Time," "--The Merger," "Summary--Termination; Conversion Number Adjustment" and "The Merger--Termination; Conversion Number Adjustment." The shares of Zions Common Stock to be issued in connection with the Merger, and cash in lieu of fractional share interests, are herein referred to as the "Merger Consideration."

 Reasons for the Merger; Recommendation of the Board of Directors of Vectra

  Vectra. The Vectra Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. THE MEMBERS OF THE VECTRA BOARD UNANIMOUSLY BELIEVE THAT THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE FAIR TO, AND ARE IN THE BEST INTERESTS OF, THE VECTRA SHAREHOLDERS AND UNANIMOUSLY RECOMMEND A VOTE "FOR" THE MATTERS TO BE VOTED UPON BY THE VECTRA SHAREHOLDERS IN CONNECTION WITH THE MERGER. THE CONCLUSION OF THE VECTRA BOARD WITH RESPECT TO THE MERGER IS BASED UPON A NUMBER OF FACTORS. See "The Merger--Background of the Merger," "--Reasons for the Merger; Recommendation of the Board of Directors" and "--Opinion of Financial Advisor."

  Zions. The Board of Directors of Zions (the "Zions Board") has unanimously approved the Merger Agreement and determined that the Merger and the issuance of the Zions Common Stock pursuant thereto are in the best interests of Zions and its shareholders. The approval of the Merger Agreement by the shareholders of Zions is not required.

 Opinion of Financial Advisor

  The Wallach Company, Inc. ("Wallach") has served as financial advisor to Vectra in connection with the Merger and has delivered an opinion to the Vectra Board that, as of September 23, 1997, the Merger Consideration was fair to the Vectra Shareholders from a financial point of view. Wallach has also delivered a written opinion to the Vectra Board that, as of the date of this Proxy Statement-Prospectus, the Merger Consideration is fair to the Vectra Shareholders from a financial point of view. For additional information, see "The Merger--Opinion of Financial Advisor." The opinion of Wallach, dated the date of this Proxy Statement-Prospectus, is attached as Appendix C to this Proxy Statement-Prospectus. Vectra Shareholders are urged to read such opinion in its entirety for descriptions of the procedures followed, matters considered and limitations on the reviews undertaken in connection therewith. See "The Merger--Opinion of Financial Advisor."

 Certain Federal Tax Consequences

  The Merger is intended to be a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Consummation of the Merger is conditional, among other things, on delivery to Vectra, immediately prior to the Effective Time, of the opinion of Lewis, Rice & Fingersh, L.C. to the effect that (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by Vectra Shareholders who receive shares of Zions Common Stock in exchange for shares of Vectra Stock, except with respect to cash received in lieu of fractional share interests and, in the case of the Vectra Preferred Shareholders, with respect to cash received upon the exercise of Dissenters' Rights, and on delivery to Zions, immediately prior to the Effective Time, of the opinion of Sullivan & Cromwell to the effect that the Merger constitutes a "reorganization" under Section 368 of the Code. See "The Merger--Certain Federal Income Tax Consequences" and "The Merger Agreement-- Conditions."

  Because of the complexity of the tax laws and the individual nature of the tax consequences of the Merger to each Vectra Shareholder, each Vectra Shareholder should consult a tax advisor concerning certain other federal and all state, local and foreign tax consequences of the Merger that may be applicable.

 Regulatory Approvals

  The Merger is subject to prior approval by the Board of Governors of The Federal Reserve System (the "Federal Reserve Board") under Section 3 of the BHCA and the Colorado banking board (the "State Board") pursuant to Sections 11-2-109 and 11-6.4-103 of the Colorado Financial Institutions Code. On October 23, 1997, Zions submitted a notice to the Federal Reserve Board (the "FRB Notice") and submitted an application for change of control with respect to Vectra Bank and a copy of the FRB Notice with the State Board seeking approval of the Merger and related matters. See "The Merger--Regulatory Approvals" and "The Merger Agreement--Conditions."

 Dissenters' Rights

  In connection with the Merger, Vectra Preferred Shareholders may be entitled to dissenters' rights under Article 113 of the CBCA ("Dissenters' Rights") the text of which is attached hereto as Appendix D. Vectra Preferred Shareholders who do not vote in favor of the Merger and who fully comply with the applicable provisions of Article 113 of the CBCA have the right to require the purchase of the shares of Vectra Preferred Stock held by them for cash at the fair market value of those shares immediately before the Effective Date (as defined herein) of the Merger, excluding any appreciation or depreciation in anticipation of the Merger except to the extent that exclusion would be inequitable. FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF ARTICLE 113 OF THE CBCA MAY RESULT IN A WAIVER OR FORFEITURE OF SUCH DISSENTERS' RIGHTS. SEE "THE MERGER--DISSENTERS' RIGHTS" AND "DISSENTERS' RIGHTS."

 Interests of Certain Persons in the Merger

  In considering the recommendation of the Vectra Board, Vectra Shareholders should be aware that certain members of the Board of Directors and management of Vectra have interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of Vectra Shareholders generally and which may create potential conflicts of interest. These interests include, among other things, (i) in connection with the Merger, Vectra Bank entered into an employment agreement and non-competition agreement with Gary S. Judd, President and Chief Executive Officer of Vectra Bank; (ii) Zions will indemnify the directors and officers of Vectra and Vectra Bank from certain liabilities and provide them with directors' and officers' liability insurance;
(iii) Vectra Stock Options held by directors and certain officers of Vectra will be converted into stock options with respect to Zions Common Stock; and
(iv) change of control provisions in an existing non-competition agreement with a Vectra director and executive officer will be triggered. See "The Merger-- Interests of Certain Persons in the Merger" and "The Merger Agreement--Certain Covenants."

 Accounting Treatment

  For accounting and financial reporting purposes, it is intended that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles. See "The Merger--Accounting Treatment."

THE MERGER AGREEMENT

 Effective Time

  The Merger will become effective (the "Effective Time") on the date and at the time that articles of merger and related documents are filed with the Utah Division of Corporations and Commercial Code and the Secretary of State of the State of Colorado or such later date as may be specified in such articles (such date on which the Effective Time occurs, the "Effective Date"). Subject to satisfaction or waiver of the conditions specified in the Merger Agreement, the parties expect the Merger to become effective in the first quarter of 1998, although there can be no assurance as to whether or when the Merger will occur. See "The Merger Agreement--Effective Time" and "-- Conditions."

 Conditions to the Merger

  Consummation of the Merger is subject to various conditions, including receipt of the shareholder approval solicited hereby, receipt of the necessary regulatory approvals, receipt of opinion of counsel in respect of certain federal income tax consequences of the Merger and other matters and satisfaction of other closing conditions. See "The Merger Agreement-- Conditions."

 Waiver and Amendment

  Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party benefitted by the provision, or amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties and approved by the respective Boards of Directors, except that after the Special Meeting, the Merger Agreement may not be amended if it would violate the CBCA or reduce the consideration to be received by Vectra Shareholders in the Merger. See "The Merger Agreement--Waiver and Amendment."

 Termination; Conversion Number Adjustment

  The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the Vectra Shareholders, upon the occurrence of various events and under certain circumstances, including by the mutual consent of Zions and Vectra, or by action of the board of directors of either company under certain circumstances, including if the Merger is not consummated by March 31, 1998, unless the failure to consummate by that time is due to knowing action or inaction of the party seeking to terminate.

  In addition, the Vectra Board may terminate the Merger Agreement if:

    (i) the average of the daily closing prices of Zions Common Stock for a 15 consecutive full trading day period ending on the fifth trading day (the "Determination Date") prior to the Effective Date (the "Average Closing Price") is less than the average of the daily closing prices for Zions Common Stock for a 10 consecutive full trading day period commencing September 17, 1997 (the "Starting Price"); and

    (ii) (A) the number obtained by dividing the Average Closing Price by the Starting Price is less than (B) the number obtained by dividing (x) the average of the KBW 50 Index of Keefe, Bruyette & Woods, Inc. (the "KBW Index") for a 10 consecutive full New York Stock Exchange, Inc. ("NYSE") trading day period ending on the Determination Date by (y) the average of the KBW Index for a 10 consecutive full NYSE trading day period commencing September 17, 1997 and multiplying the quotient by 0.82 (a "Price Termination Event").

  If a Price Termination Event occurs and Vectra notifies Zions of its intention to terminate the Merger Agreement, Zions may within a specified period of time increase the Common Conversion Number and the Preferred Conversion Number as more fully described herein, in which event the Merger Agreement will continue in effect as so adjusted. See "The Merger Agreement-- Termination; Conversion Number Adjustment."

STOCK OPTION AGREEMENT

  As an inducement to the willingness of Zions to continue to pursue the transactions contemplated by the Merger Agreement, Vectra, as issuer, entered into a stock option agreement with Zions, as grantee, dated as of

September 23, 1997 (the "Stock Option Agreement"). The Stock Option Agreement is attached hereto as Appendix B and is incorporated by reference herein.

  Pursuant to the Stock Option Agreement, Vectra granted to Zions an irrevocable option (the "Option") pursuant to which Zions has the right, upon the occurrence of certain events (none of which has occurred to the best of Zions' and Vectra's knowledge), to purchase up to 959,462 shares of Vectra Common Stock, subject to adjustment in certain cases as described below but in no event exceeding 19.9% of the number of shares of Vectra Common Stock outstanding immediately before exercise of the Option, subject to termination during certain periods, for a purchase price of $23.39 per share, subject to adjustment in certain circumstances.

  Under certain circumstances, Zions also could elect to sell the Option, and any shares previously purchased thereunder, back to Vectra at a price generally reflecting the price offered or paid by a third-party acquirer for other shares of Vectra.

  Provided that Zions is not in material breach of the agreements or covenants contained in the Merger Agreement or the Stock Option Agreement and no preliminary or permanent injunction or other order against delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Zions may exercise the Option following the occurrence of a Purchase Event (as defined herein). The purchase of any shares of Vectra Common Stock pursuant to the Option is subject to compliance with applicable law, including the receipt of necessary approvals under the BHCA.

  Arrangements such as the Stock Option Agreement are entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer by a third party. The Stock Option Agreement was entered into to accomplish these objectives. The Stock Option Agreement may have the effect of discouraging offers by third parties to acquire Vectra prior to the Merger, even if such persons might have been prepared to offer to pay consideration to Vectra Shareholders that has a higher current market price than the shares of Zions Common Stock to be received by such holders pursuant to the Merger Agreement. See "The Merger-- Background of the Merger," "--Reasons for the Merger; Recommendation of the Board of Directors," "--Stock Option Agreement" and Appendix B to this Proxy Statement-Prospectus.

COMPARISON OF SHAREHOLDER RIGHTS; "ANTI-TAKEOVER" PROVISIONS

  The rights of Vectra Shareholders currently are determined by reference to the CBCA, Vectra's articles of incorporation (the "Vectra Charter") and Vectra's bylaws (the "Vectra Bylaws"). At the Effective Time, Vectra Shareholders will become shareholders of the Surviving Corporation. Their rights as shareholders will then be determined by reference to the Utah Revised Business Corporation Act, Zions' articles of incorporation (the "Zions Charter") and Zions' bylaws (the "Zions Bylaws"). The Zions Charter and Zions Bylaws contain provisions which may be considered to be anti-takeover in nature, including staggered terms of office for directors, absence of cumulative voting and special shareholder vote requirements for certain types of extraordinary corporate transactions. Additionally, Zions has adopted a shareholders' rights plan which will have the effect of encouraging entities interested in acquiring Zions to negotiate any such transactions with Zions' management and of deterring or discouraging unfriendly takeovers by making any such takeover substantially more expensive to the entity sponsoring the unfriendly takeover. See "Certain Differences in the Rights of Zions Shareholders and Vectra Shareholders."

MARKETS AND MARKET PRICES

  Zions Common Stock and Vectra Common Stock are currently traded on NASDAQ under the symbol "ZION" and "VTRA," respectively. There is no public market for the Vectra Preferred Stock and, to Vectra's knowledge, there have been no transfers of shares of Vectra Preferred Stock. The following table sets forth (i) the closing price per share of Zions Common Stock; (ii) the closing price per share of Vectra Common Stock; (iii) the equivalent per share price for Vectra Common Stock (based upon the Common Conversion Number); and (iv) the equivalent per share price for Vectra Preferred Stock (based upon the Preferred Conversion Number) all at the close of business on September 23, 1997, the last trading day immediately preceding public announcement of the Merger, and November 18, 1997:

                                                           EQUIVALENT EQUIVALENT
                                                           PRICE PER  PRICE PER
                                             ZIONS  VECTRA   VECTRA     VECTRA
                                             COMMON COMMON   COMMON   PREFERRED
                                             STOCK  STOCK   SHARE(1)   SHARE(2)
                                             ------ ------ ---------- ----------
     September 23, 1997..................... $41.13 $23.63   $28.17    $318.92
     November 18, 1997...................... $39.75 $26.13   $27.23    $308.26

--------
(1) The equivalent price per share of Vectra Common Stock at the specified date represents the closing price of a share of Zions Common Stock on such date multiplied by the Common Conversion Number.

(2) The equivalent price per share of Vectra Preferred Stock at the specified date represents the closing price of a share of Zions Common Stock multiplied by the Preferred Conversion Number.

SELECTED FINANCIAL INFORMATION (HISTORICAL)

  The following table sets forth certain historical financial information for Zions and Vectra. This information is based on the respective historical financial statements of Zions and Vectra incorporated by reference and should be read in conjunction with such statements and information and the related notes.

                           NINE MONTHS ENDED
                             SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                         --------------------- ------------------------------------------------------
                            1997       1996       1996       1995       1994       1993       1992
                         ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
ZIONS
Earnings
  Net interest income... $  225,404 $  189,207 $  260,473 $  227,094 $  198,606 $  174,657 $  157,282
  Provision for loan
   losses...............      2,905      2,200      3,540      2,800      2,181      2,993     10,929
  Net income............ $   84,121 $   74,495 $  101,350 $   81,328 $   63,827 $   58,205 $   47,209
                         ========== ========== ========== ========== ========== ========== ==========
Per Share
  Net income............ $     1.41 $     1.26 $     1.71 $     1.38 $     1.09 $     1.02 $      .86
  Cash Dividends........        .35        .32        .43        .35        .29        .25        .19
Statement of Condition
 at Period End
  Assets................ $9,059,721 $6,783,341 $6,484,964 $5,620,646 $4,934,095 $4,801,054 $4,107,924
  Deposits..............  5,666,336  4,572,555  4,552,017  4,097,114  3,705,976  3,432,289  3,075,110
  Long-term debt........    251,134     55,702    251,620     56,229     58,182     59,587     99,223
  Shareholders' equity..    581,129    490,485    507,452    428,506    365,770    312,592    260,070
VECTRA
Earnings
  Net interest income... $   20,584 $   16,154 $   22,727 $   17,923 $   17,371 $   12,788 $   11,341
  Provision for loan
   losses...............        652        607        916        795        794        283        363
  Net earnings.......... $    5,197 $    3,757 $    5,445 $    3,303 $    2,675 $    2,410 $    1,518
                         ========== ========== ========== ========== ========== ========== ==========
Per Share
  Net earnings assuming
   full dilution........ $      .75 $      .59 $      .84 $      .52 $      .46 $      .63 $      .42
  Cash Dividends........        --         --         --         --         --         --         --
Statement of Condition
 at Period End
  Assets................ $  690,496 $  551,244 $  561,811 $  417,806 $  462,314 $  293,700 $  262,625
  Deposits..............    515,218    413,515    439,351    307,085    268,184    250,111    205,097
  Long-term debt........     21,550      4,050      4,050      1,051      1,109      2,077      2,352
  Shareholders' equity..     42,744     43,905     45,435     30,185     23,593     17,353     15,048

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following table sets forth certain selected pro forma combined financial data giving effect to the Merger as if it occurred as of the beginning of the periods indicated below. The Merger is expected to be accounted for as a "pooling of interests." This information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of Zions and Vectra included in the documents described under "Incorporation of Certain Information by Reference." The pro forma amounts in the table below are presented for informational purposes and are not necessarily indicative of the financial position or the results of operations of the combined company that actually would have occurred had the Merger been consummated as of the dates or for the periods presented. The pro forma amounts are also not necessarily indicative of the future financial position or future results of operations of Zions as the Surviving Corporation. The pro forma amounts do not reflect any cost savings or revenue enhancements that may be achieved as a result of the Merger. In addition, the pro forma amounts do not reflect any of Zions' other pending acquisitions or any of Zions' acquisitions that were consummated after September 30, 1997. See "The Companies--Zions."

                                 NINE MONTHS
                                    ENDED         YEAR ENDED DECEMBER 31,
                                SEPTEMBER 30, --------------------------------
                                    1997         1996       1995       1994
                                ------------- ---------- ---------- ----------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Earnings
  Net interest income..........  $  245,988   $  283,200 $  245,017 $  215,977
  Provision for loan losses....       3,557        4,456      3,595      2,975
  Net income...................  $   89,318   $  106,795 $   84,631 $   66,502
                                 ==========   ========== ========== ==========
Per Share
  Net income...................  $     1.39   $     1.73 $     1.39 $     1.10
  Cash Dividends...............         .35          .43        .35        .29
Statement of Condition at
 Period End
  Assets.......................  $9,750,217   $7,046,775 $6,038,452 $5,396,404
  Deposits.....................   6,181,554    4,991,368  4,404,189  3,974,160
  Long-term debt...............     272,684      255,670     57,280     59,291
  Shareholders' equity.........     623,873      552,887    458,691    389,363

COMPARATIVE PER SHARE DATA

  The following table sets forth for the periods indicated certain historical, pro forma and pro forma equivalent per share financial information. The unaudited pro forma combined financial information reflects the application of the pooling-of-interests method of accounting. The following table should be read in conjunction with the financial information as incorporated by reference or included herein. The pro forma data in the table, presented as of and for the nine months ended September 30, 1997, and as of and for each of the three years in the period ending December 31, 1996, are presented for comparative and illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future or what the combined financial position or results of operations would have been had the Merger been consummated during the periods or as of the dates for which the information in the table is presented. The following data are based on the respective historical financial statements of Zions and Vectra incorporated by reference and should be read in conjunction with such financial statements and such information and the related notes to each. The Pro Forma Combined amounts represent the pro forma results of the combined companies (without giving effect to Zions' other pending acquisitions) and the Equivalent Pro Forma amounts are computed by multiplying the Pro Forma Combined amounts by the Common Conversion Number.

                                                 NINE MONTHS     YEARS ENDED
                                                    ENDED       DECEMBER 31,
                                                SEPTEMBER 30, -----------------
                                                    1997      1996  1995  1994
                                                ------------- ----- ----- -----
Net Income Per Common Share
  Zions........................................     $1.41     $1.71 $1.38 $1.09
  Vectra(1)....................................       .75       .84   .52   .46
  Pro Forma Combined per Zions Common Share....      1.39      1.73  1.39  1.10
  Equivalent Pro Forma per Vectra Common Share.       .95      1.19   .95   .75
Book Value Per Common Share
  Zions........................................     $9.78     $8.61  7.36  6.28
  Vectra(2)....................................      7.02      6.19  4.62  3.24
  Pro Forma Combined per Zions Common Share....      9.83      8.77  7.46  6.33
  Equivalent Pro Forma per Vectra Common Share.      6.73      6.01  5.11  4.34
Cash Dividends Declared Per Common Share
  Zions(3).....................................     $ .35     $ .43 $ .35 $ .29
  Vectra.......................................       --        --    --    --
  Pro Forma Combined per Zions Common Share....       .35       .43   .35   .29
  Equivalent Pro Forma per Vectra Common Share.       .24       .29   .24   .20

--------
(1) Assuming full dilution.
(2) Assuming conversion of Vectra Preferred Stock.
(3) While Zions is not obligated to pay cash dividends, the Board of Directors of Zions presently intends to continue its policy of paying quarterly cash dividends. Future dividends will depend, in part, upon the earnings and financial condition of Zions.

                                 THE COMPANIES

ZIONS

  Zions is a bank holding company registered under the BHCA, and organized under the laws of Utah, engaged primarily in the commercial banking business through its banking subsidiaries. Zions' principal executive offices are located at One South Main, Suite 1380, Salt Lake City, Utah 84111 (telephone:
801-524-4787). Zions is the second largest bank holding company headquartered in Utah. ZFNB, Salt Lake City, Utah, founded in 1873, is a wholly owned subsidiary of Zions (except for directors' qualifying shares) and as of September 30, 1997 had 109 offices located throughout the State of Utah, plus one foreign office. ZFNB is the second largest commercial banking organization headquartered in the State of Utah. As of September 30, 1997, ZFNB also had 14 offices in Idaho.

  Zions also owns Nevada State Bank, Las Vegas, Nevada; NBA, Phoenix, Arizona; Pitkin, Aspen, Colorado; Valley, Cortez, Colorado; and Centennial, Durango, Colorado. As of September 30, 1997, Nevada State Bank operated 32 offices in Nevada and was the fifth largest commercial bank in Nevada, and NBA operated 28 offices in Arizona and was the fifth largest commercial bank in Arizona. Through Pitkin, Valley and Centennial, Zions operates its commercial banking and thrift business through 12 branches in western Colorado and one branch in northwestern New Mexico.

  Subsequent to September 30, 1997, ZFNB has opened two branch offices in Utah and added one de novo office in Idaho. In addition, on October 17, 1997 Zions acquired Sun State Bank, Las Vegas, Nevada, with 5 branches in Nevada and, on the same date, merged Sun State Bank into Nevada State Bank. Zions has also entered into an agreement to acquire The First National Bank in Alamosa in Alamosa, Colorado, with 3 branches in Colorado. The acquisition is expected to close in the fourth quarter of 1997. On November 14, 1997, Zions acquired GB Bancorporation, the principal subsidiary of which, Grossmont Bank, operates 14 branches in San Diego County, California. On September 23, 1997, Zions entered into an agreement with Tri-State, pursuant to which Tri-State will merge with and into a subsidiary of Zions; Tri-State Bank, a subsidiary of Tri-State, operates 1 branch in each of Denver and Boulder, Colorado. Zions will issue an additional 710,000 shares of Zions Common Stock in connection with the acquisition of Tri-State. It is currently intended that the acquisition of Tri-State will be accounted for under the "pooling of interests" method of accounting.

VECTRA

  Vectra is the second largest independent Colorado-based bank holding company, with a total of 16 banking locations serving the Denver/Boulder metropolitan area. In addition, Vectra expects to open an additional branch location in December 1997. Through its bank subsidiary, Vectra Bank, Vectra provides a broad range of banking products and services primarily to consumers and small to medium sized businesses. The Company was founded in 1988 by two senior banking executives who, together with a small group of investors, provided $9.8 million in initial capital to Vectra. Vectra's initial objective was to acquire several strategically located community banks and transform them into a banking system that would provide a broad package of products and services to its customers and growth potential to its shareholders. In 1989, the Company acquired its initial eight locations having total assets of $156 million. Since that time, Vectra has grown significantly through a combination of internal growth and acquisitions. At September 30, 1997, Vectra had total assets of approximately $690 million.

  In November 1995, Vectra completed a merger of FDC, a bank holding company whose primary operating subsidiary was First National Bank of Denver, into Vectra. This acquisition added approximately $44 million in deposits and $17 million in loans. In June 1996, Vectra acquired Bank Land Company, a bank holding company whose primary operating subsidiary was Southwest. This acquisition added approximately $96 million in deposits and $74 million in loans. In April 1997, Vectra opened a loan production office in Longmont, Colorado. In August 1997, Vectra acquired Professional Bank, a Denver based bank with two locations, loans of $52 million and deposits of $68 million. Also in August 1997, Vectra opened a branch in Commerce City, Colorado. The addition of the FDC, Southwest, Professional Bank, Longmont and Commerce City banking locations has allowed Vectra to serve a broader base of households and businesses within its market and to achieve growth in assets and revenue without a proportionate growth in expenses.

  Vectra's operating strategy has been to continue to build a growing, profitable community banking network. The principal elements of this strategy have been to (i) focus on the financial service needs of consumers and small to medium sized businesses by combining the elements of service traditionally found in community banks with product lines typically found in large banks,
(ii) emphasize high quality customer service in all aspects of operations,
(iii) maintain high asset quality and (iv) achieve efficiencies through centralized administrative and support functions.

  The Company's principal executive office is located at 1650 South Colorado Boulevard, Suite 320, Denver, Colorado 80222 (telephone: (303) 782-7440).

ZIONS LOAN TO VECTRA

  It is currently expected that Zions will loan Vectra up to $10 million prior to the Effective Date. Vectra intends to use up to $4,050,000 of the net proceeds from that loan to repay the NationsBank Loan. Pursuant to the NationsBank Loan and related agreements, Vectra had pledged all the outstanding shares of capital stock of Vectra Bank to NationsBank, N.A. In connection with the loan from Zions, that pledge arrangement will be terminated and Vectra will pledge the shares of capital stock of Vectra Bank to Zions. The remainder of the net proceeds from the loan from Zions will be used for general corporate purposes, including the possible repurchase by Vectra of shares of Vectra Common Stock prior to the Effective Date.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

  The Special Meeting is scheduled to be held in the lobby of the headquarters of Vectra, 1650 South Colorado Boulevard, on Monday, December 29, 1997 at 8:00 a.m., local time.

  VECTRA SHAREHOLDERS ARE REQUESTED TO PROMPTLY SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID PRE-ADDRESSED ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

  The purposes of the Special Meeting are (a) to consider and vote upon the approval of the Merger and (b) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

  FOR THE REASONS SET FORTH HEREIN, THE VECTRA BOARD HAS, BY UNANIMOUS VOTE, APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER.

RECORD DATE; STOCK ENTITLED TO VOTE

  Only holders of record of Vectra Stock on the Record Date will be entitled to receive notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof.

VOTES REQUIRED; QUORUM

  The affirmative vote of the holders of at least a majority of the total number of outstanding shares of Vectra Common Stock entitled to vote at the Special Meeting and the affirmative vote of the holders of at least a majority of the total number of shares of Vectra Preferred Stock entitled to vote at the Special Meeting, each voting as a separate group, are required to approve the Merger.

  As of the Record Date, there were 4,865,692 shares of Vectra Common Stock and 108,754 shares of Vectra Preferred Stock outstanding. Each holder of shares of Vectra Stock outstanding on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Special Meeting and any postponement or adjournment thereof. A majority of all shares of Vectra Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum with respect to the Vectra Common Stock. A majority of all shares of Vectra Preferred Stock entitled to vote, represented in person or by proxy, constitutes a quorum with respect to the Vectra Preferred Stock. The Vectra Common Stock and the Vectra Preferred Stock comprise separate voting groups with respect to the matters to be acted upon at the Special Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted as votes in favor of the Merger. THE FAILURE TO VOTE, AN ABSTENTION OR A BROKER NON-VOTE, THUS, HAS THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

  If a quorum is not obtained, or fewer shares of Vectra Common Stock or Vectra Preferred Stock, as the case may be, are voted in favor of the Merger than the number required for approval, it is expected that the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

VOTING OF PROXIES

  Shares represented by proxies properly executed and received in time to be voted at the Special Meeting will be voted in accordance with the instructions indicated on the proxies. Proxies which do not contain voting instructions will be voted "FOR" the proposal to approve the Merger. All proxies voted "FOR" such matters, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy which is voted against approval of the Merger or on which the relevant shareholder specifically abstains from voting with respect to such approval will be voted in favor of any such adjournment or postponement.

  It is not expected that any matters other than as described herein will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

REVOCABILITY OF PROXIES

  The presence of a Vectra Shareholder at the Special Meeting (or at any postponement or adjournment thereof) will not automatically revoke such Vectra Shareholder's proxy. However, a Vectra Shareholder may revoke a proxy at any time prior to its exercise by (a) delivery to the Secretary of Vectra of a written notice of revocation prior to the Special Meeting (or, if the Special Meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held); (b) delivery to the Secretary of Vectra of a duly executed proxy bearing a later date prior to the Special Meeting (or, if the Special Meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held); or (c) attending the Special Meeting (or, if the Special Meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person. Any written revocation of proxy or other related communications should be addressed to Ray
L. Nash, Secretary, Vectra Banking Corporation, 1650 South Colorado Boulevard, Suite 320, Denver, Colorado 80222.

SOLICITATION OF PROXIES

  In addition to solicitation by mail, directors, officers and employees of Vectra may solicit proxies from Vectra Shareholders personally or by telephone or other means without additional remuneration therefor. Vectra will also provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in any case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. Vectra will bear the cost of solicitation of proxies from Vectra Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  As of the Record Date, the directors and officers of Vectra beneficially held, in the aggregate, the ability to direct the voting with respect to 886,795 shares of Vectra Common Stock, comprising approximately 17.9% of the voting power of the Vectra Common Stock outstanding on the Record Date. In addition, pursuant to the Shareholder Agreements, all of the directors and one non-director executive officer of Vectra, in their capacity as shareholders, together holding or controlling an aggregate of 845,150 shares of Vectra Common Stock (or approximately 17.4% of the shares of Vectra Common Stock outstanding on the Record Date), and 31,709 shares of Vectra Preferred Stock (or approximately 28.6% of the shares of Vectra Preferred Stock outstanding on the Record Date) have agreed to vote their shares in favor of the Merger. See "The Shareholder Agreements."

                                  THE MERGER

  This section of the Proxy Statement-Prospectus describes certain aspects of the proposed Merger, and such information is qualified in its entirety by reference to the other information contained elsewhere in this Proxy Statement-Prospectus, including the Appendices hereto, and the documents incorporated herein by reference. A copy of the Merger Agreement is set forth as Appendix A to this Proxy Statement-Prospectus, and the text thereof is incorporated herein by reference; reference is made thereto for a complete description of the terms of the Merger. Vectra Shareholders are urged to read carefully the Merger Agreement and each of the other Appendices hereto in their entirety.

BACKGROUND OF THE MERGER

  Merger activity among financial institutions has continued at a heightened level during the past several years. From time to time during this period, Vectra was approached informally by various parties to see if it would consider a business combination. No substantive discussions resulted from these approaches and Vectra continued its strategy of enhancing shareholder value through internal growth and acquisitions of other financial institutions, including its acquisitions of First Denver Corporation in November 1995, Southwest State Bank in June 1996, and Professional Bank in August 1997.

  During the fourth quarter of 1996, Zions entered into a definitive agreement to acquire Aspen Bancshares, Inc. ("Aspen"), a bank holding company with operations in Colorado. The business combination with Aspen, which marked Zions' first commercial banking entry into Colorado, was consummated in May 1997. A principal shareholder of Aspen, who is also a significant shareholder of Vectra, met with Mr. Harris H. Simmons, the Chief Executive Officer of Zions, on more than one occasion prior to the closing of the Aspen transaction and, during their visits, they discussed the future plans of Zions in the Colorado market, including Zions' desire to increase its presence in the market. In discussing the need for an experienced management team to manage the growing operations in Colorado, the shareholder suggested that Mr. Simmons meet with Mr. Gary S. Judd, Chief Executive Officer of Vectra. Mr. Judd agreed to meet with Mr. Simmons.

  Mr. Simmons called Mr. Judd in late March 1997, and they met in Denver, Colorado on March 28, 1997, and discussed, among other things, trends in the financial services industry and in very general terms the potential benefits of a possible combination of their respective organizations. Mr. Simmons subsequently invited Mr. Judd to visit him in Salt Lake City, Utah and Mr. Judd did so on May 27, 1997, in connection with other business. Messrs. Simmons and Judd, at this second meeting, again discussed in generalities a possible combination of their respective organizations but, again, no substantive discussions took place and no offers or other proposals were made.

  Within several weeks after his visit to Salt Lake City, Mr. Judd and Vectra's Chief Financial Officer, in preparation for a meeting with the Vectra Board, began an in-depth evaluation of the various strategic alternatives available to Vectra to enhance shareholder value and to determine, generally, whether the short-term and long-term interests of Vectra Shareholders would best be served by the continued independence of Vectra or through a business combination with a larger, more geographically diversified and technologically advanced financial institution. The evaluation focused on certain factors regarding Vectra and its current and future prospects, financial measures and performance, and technological capabilities and requirements. The evaluation also included a general analysis regarding the nine financial institutions, one of which was Zions, that they considered likely to be interested in acquiring Vectra (based upon, among other things, the total amount each potential acquiror could afford to pay for Vectra under various assumptions).

  It was noted, as part of the evaluation process, that smaller and mid-sized banking organizations such as Vectra were adversely affected by the high cost of technology required to stay competitive with larger, more cost efficient competitors--including large, experienced, non-bank financial service providers, many of which enjoy the benefits of advanced technology, fewer regulatory constraints and lower cost structures. It was determined that Vectra would require significant additional investments in technology in the near future and that such additional investments may have little or no value to a future acquiror. The evaluation process also considered the relatively high recent stock prices of potential acquirors, Vectra's current strong credit quality and earnings, and the perceived need to offer new products such as investments and insurance products to remain competitive in the market, and the effort, expense and opportunity costs associated with the introduction of new products.

  On July 1, 1997, the Vectra Board met with representatives of Wallach who had also been advisors to Aspen in its transaction with Zions, who gave a general presentation regarding merger and acquisition activity in Colorado and discussed in detail the final terms and value of Zions' acquisition of Aspen. His analysis of the stock valuations for the leading regional banks active in Colorado showed significant increases from earlier in the year. The Vectra Board discussed, in some detail, various valuation methodologies, current Vectra stock multiples, future Vectra earnings estimates, and the analysis prepared by senior management referred to above. The Vectra Board agreed to continue the discussion at a meeting scheduled for July 24, 1997.

  During the first few weeks in July 1997, Messrs. Judd and Simmons had an informal telephone conversation regarding their respective operations and continued to discuss, in very general and preliminary terms, Zions' interest in a combination of their respective organizations. No substantive discussions took place and no offers or other proposals were made during this conversation.

  On July 24, 1997, the Vectra Board reviewed the strategic alternatives available to Vectra and discussed the recent informal and preliminary discussions between Messrs. Judd and Simmons. At the meeting, the Vectra Board approved the retention of special legal counsel, Lewis, Rice & Fingersh, L.C., to represent Vectra in the event it should determine to pursue a business combination with a third party. Representatives of the law firm were present at the meeting and reviewed with the Vectra Board its legal responsibilities when considering sales and other strategic alternatives. The Vectra Board also determined to retain Wallach to advise it in connection with any future transaction with a third party. The Vectra Board then reviewed an update of the information previously prepared by senior management that was originally presented at the meeting on July 1, 1997. The Vectra Board concluded that Zions appeared to be the most appropriate merger partner in the event that such a transaction were to be pursued. The Vectra Board then discussed whether to continue the corporation's present independent course or to explore seeking a sale or merger transaction with a larger institution. It was determined that a decision as to whether to remain independent could only be made in the context of a careful consideration of all options, so Mr. Judd was encouraged to meet with Zions and report back to the Vectra Board as appropriate.

  On July 29, 1997, Mr. Judd and Mr. W. James Tozer, Jr., a Director of Vectra and its largest private shareholder, met with Mr. Simmons in Salt Lake City, Utah. A confidentiality agreement was executed and Mr. Judd provided Mr. Simmons with certain information regarding Vectra, including some of the financial analyses of a possible transaction previously prepared by Vectra senior management. The parties discussed a possible business combination transaction and the range of pricing Vectra would need if a proposal were to be forthcoming. The parties determined to talk again later in August.

  On August 19, 1997, Mr. Judd telephoned Mr. Simmons and Mr. Simmons expressed Zions' interest in pursuing a business combination with Vectra. Mr. Simmons asked Mr. Judd to telephone him again on August 20, 1997, before the Vectra Board meeting to discuss Zions' interest further. They spoke in general terms regarding a purchase price and Mr. Simmons indicated that, subject to discussions with the Zions Board, an exchange of 4.3 million shares of Zions Common Stock in a transaction with Vectra could be possible.

  Mr. Judd then discussed his conversation with Mr. Simmons and the July 29, 1997, contact with Zions at a meeting of the Vectra Board on August 20, 1997. Also present at the meeting were representatives of Wallach. The Wallach representatives discussed, among other things, certain material Wallach had prepared to support the negotiations with Zions and confirmed Vectra's analysis that Zions appeared to be in the best position to offer an attractive price for the Vectra franchise. The Vectra Board determined that Mr. Judd should continue his discussions with representatives of Zions, based upon the possible exchange of 4.3 million shares of Zions Common Stock in a transaction with Vectra, and also suggested that any possible transaction include a "floor" provision whereby the exchange ratio would adjust in the event that the Zions Common Stock price should decline by more than certain parameters.

  Mr. Judd met with Mr. Simmons in Denver, Colorado on August 22, 1997 to update Mr. Simmons on the reaction of the Vectra Board to the possibility of a business combination with Zions. Messrs. Judd and Simmons discussed a possible structure involving the exchange of 4.3 million shares of Zions Common Stock in a business combination with Vectra, subject, however, to the approval of the Vectra and Zions Boards, and also discussed the "floor" provision suggested by the Vectra Board.

  The Vectra Board authorized the continuation of discussions with Zions using an exchange ratio of 0.685 of a share of Zions Common Stock for each share of Vectra Common Stock. During the first week of September, 1997, Zions and Vectra and their respective advisors began the preparation and negotiation of the definitive documentation for the proposed transaction and discussed due diligence reviews of the business and financial condition of the other, which began on September 9, 1997.

  Negotiations continued and, on September 19, 1997, a special meeting of the Vectra Board was held to consider the proposed transaction with Zions. The Vectra Board reviewed in detail with Vectra's legal advisors the terms of the Merger and the proposed Merger Agreement, including the Stock Option Agreement, the Employment Agreement with Mr. Judd and the agreements of the Directors and one non-director executive officer to vote in favor of the Merger. See "The Merger Agreement," "The Stock Option Agreement," and "The Shareholder Agreements." The Vectra Board also discussed the results of the due diligence review of Zions conducted by senior management of Vectra. Wallach then rendered its opinion that the Merger Consideration to be received in the Merger by holders of Vectra Stock was fair to such holders. The Vectra Board, with one director absent, then unanimously approved the Merger Agreement and the Stock Option Agreement and the other agreements described in this Proxy Statement-Prospectus as being in the best interests of Vectra, its shareholders and other constituencies.

  On September 2, 1997, a special meeting of the Zions Board was held to consider the proposed transaction with Vectra. After a comprehensive discussion of the terms of the proposed Merger including the Common Conversion Number and the terms of the merger agreement and other agreements to be drafted by Zions' special counsel, and subject to the completion by management of due diligence with respect to Vectra and the preparation and finalization of the definitive agreements under the supervision of Zions' management, the Zions Board, with one director absent, unanimously approved the Merger and the transactions contemplated thereby as being in the best interests of Zions and its shareholders. On September 23, 1997, Zions' management approved the form of definitive agreements.

  On September 23, 1997, the Merger Agreement, the Stock Option Agreement and the other agreements described in this Proxy Statement-Prospectus were executed by Zions and Vectra and the other parties thereto, and the proposed Merger transaction was publicly announced before the market opened on September 24, 1997.

EFFECT OF MERGER

  At the Effective Time, Vectra will merge with and into Zions, and Zions will be the Surviving Corporation in the Merger and will continue its corporate existence under Utah law. The separate corporate existence of Vectra will then cease.

  Upon the Merger becoming effective, (a) each share of Vectra Common Stock issued and outstanding at the Effective Time (other than Treasury Stock) will be converted automatically into the right to receive 0.685 of a share of Zions Common Stock, with any rights attached thereto under or by virtue of the Zions Rights Plan, and (b) each share of Vectra Preferred Stock issued and outstanding at the Effective Time (other than (i) Treasury Stock and (ii) shares which have not been voted in favor of the approval of the Merger and with respect to which Dissenters' Rights shall have been perfected in accordance with the CBCA) will be converted automatically into the right to receive 7.755 shares of Zions Common Stock, with any rights attached thereto under or by virtue of the Zions Rights Plan. Each of the Common Conversion Number and the Preferred Conversion Number is subject to upward (but not downward) adjustment under certain circumstances, as described herein. See "The Merger Agreement--Termination; Conversion Number Adjustment."

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

 Zions

  The Board of Directors of Zions has unanimously approved the Merger Agreement and has determined that the Merger and the issuance of the Zions Common Stock pursuant thereto are fair to, and in the best interests of, the shareholders of Zions. The approval of the Merger Agreement by the shareholders of Zions is not required.

 Vectra

  The Vectra Board has unanimously approved the Merger Agreement and the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, Vectra and the Vectra Shareholders. As a consequence, the Vectra Board unanimously recommends that the Vectra Shareholders vote to approve the Merger Agreement. The Vectra Board believes that the Merger will enable holders of Vectra Stock to realize both increased value and liquidity. The Vectra Board also believes that this business combination will provide additional opportunities for the continued growth of Vectra Bank, expansion of its services to its customers and expansion of opportunities for its employees. In considering its decision to approve the Merger Agreement, the Vectra Board consulted with its outside counsel regarding the legal terms of the Merger and the Vectra Board's fiduciary obligations in its consideration of the proposed Merger. The Vectra Board also consulted with its financial advisor, Wallach, regarding the financial aspects and fairness of the proposed Merger.

  In reaching its determination to approve the terms of the Merger, the Vectra Board considered the following material factors from both a short-term and long-term perspective:

    (i) Financial and Other Terms. The Vectra Board considered the terms of the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreement. The Vectra Board took into account the historical trading ranges for Vectra's Common Stock and Zions Common Stock, the Common Conversion Number and the Preferred Conversion Number (noting, in particular, that such consideration reflected a 13.5% premium for the shareholders of Vectra and which would result in a purchase price equivalent to a multiple of Vectra June 30, 1997 book value as described below under "--Opinion of Financial Advisor"), the potential impact of the Merger on the price of Zions Common Stock over the short- and medium-term, and the amount of the Merger consideration in comparison to other Zions' acquisitions as well as recent comparably sized transactions. The Vectra Board also noted that its outstanding series of Vectra Preferred Stock would be exchanged for Zions Common Stock based upon an exchange ratio that took into account the Common Conversion Number and the current conversion terms for the Vectra Preferred Stock. The Vectra Board considered that under the Merger Agreement it would have the right to terminate the Merger Agreement in the event of a specified significant decline in the price of Zions Common Stock prior to the consummation of the Merger unless Zions then elected to increase the Common Conversion Number and the Preferred Conversion Number in the manner specified in the Merger Agreement. With respect to the Stock Option Agreement, the Vectra Board was aware that the existence of such agreement might discourage third parties from seeking to acquire Vectra, and might also preclude any third party from being able to effect a merger with Vectra that would qualify for pooling of interests accounting treatment. See "The Merger Agreement--Termination; Conversion Number Adjustment" and "The Stock Option Agreement."

    (ii) Advice of Financial Advisor and Fairness Opinion. The Vectra Board considered the advice of its financial advisor, Wallach, and reviewed the detailed financial analyses and other information presented by Wallach. The Vectra Board considered the opinion of Wallach (including the assumptions and financial information and projections relied upon by them in arriving at such opinion) that, as of September 23, 1997 and based upon the matters set forth in its written opinion as of that date, the Merger Consideration was fair to the holders of Vectra Stock from a financial point of view. The Vectra Board also took into account the advice of Wallach that the multiples of earnings and book value represented by the Common Conversion Number and the Preferred Conversion Number were among the highest observed in recent mergers of bank holding companies. For a discussion of the opinion of Wallach, including a summary of the procedures followed, the matters considered, the scope of the review undertaken, and the assumptions made with respect thereto, see "--Opinion of Financial Advisor."

    (iii) Opportunity for Increased Revenue and Cost Savings. The Vectra Board considered the opportunity for revenue enhancement by offering Zions' extensive array of commercial and consumer products through Vectra's branch network. The Vectra Board took into account the expectation that the Merger would result in economies of scale and cost synergies.

    (iv) Increased Resources and Market Presence. The Vectra Board considered that Vectra Bank would be combined with Zions' other recent bank acquisitions in Colorado to create a Colorado based banking operation with approximately $1.4 billion in total assets. The Vectra Board also considered that the combined organization would have total assets of approximately $10 billion and operations in Utah, Nevada, Arizona, Idaho, California, Colorado and New Mexico, thus greatly increasing Vectra's geographic diversity. The Vectra Board recognized that such an institution would be likely to possess the financial resources to compete more effectively in the rapidly changing marketplace for banking and financial services and would be effective in fulfilling Vectra's long-term objective of increasing its overall size and enhancing its market presence, while maintaining its asset quality and credit standards. The Vectra Board also considered the substantial technological capabilities of Zions and its ability to provide improved products and services to Vectra's customers, and the likelihood that such capabilities and ability would enhance the ability of the combined company to compete in the future with other banks and non-banking providers of financial services.

    (v) Continuity of Management. The Vectra Board considered that current Vectra Bank management would be expected to play a continuing role in the combined entity and the Employment Agreement that would be entered into with Gary S. Judd, Chief Executive Officer of Vectra and Vectra Bank. See "The Merger--Interests of Certain Persons in the Merger."

    (vi) Impact on Vectra Constituencies. The Vectra Board considered the general impact the Merger would have on the various constituencies served by Vectra, including its customers, employees, and others. The Vectra Board took into account that the combined entity would be able to offer a more extensive range of products and banking services.

    (vii) Due Diligence Review. The Vectra Board considered the results of the due diligence investigations conducted by Vectra senior management, including, among other things, assessments of Zions' credit policies, asset quality, adequacy of loan loss reserves, and interest rate risk.

    (viii) Tax and Accounting Treatment. The Vectra Board considered that the Merger is expected to be tax-free (other than with respect to cash paid in lieu of fractional shares and with respect to holders of Vectra Preferred Stock who exercise Dissenters' Rights under the CBCA) to Vectra Shareholders for federal income tax purposes and to be accounted for under the pooling of interests method of accounting for business combinations. See "--Certain Federal Income Tax Consequences" and "--Accounting Treatment."

    (ix) Regulatory Approvals. The Vectra Board considered the nature of, and likelihood of obtaining, the regulatory approvals that would be required with respect to the Merger. See "--Regulatory Approvals."

    (x) Economic and Competitive Environment. The Vectra Board took into account the current and prospective economic and competitive environment facing the financial services industry generally and each institution in particular.

    (xi) Alternatives to the Merger Agreement. The Vectra Board considered the effect on shareholder value of Vectra continuing as a stand-alone entity or combining with other potential merger partners, compared to the effect of its combining with Zions pursuant to the proposed Merger Agreement, and determined that the merger with Zions presented the best opportunity for maximizing shareholder value and achieving Vectra's other strategic objectives.

  The foregoing discussion of the information and factors considered by the Vectra Board is not intended to be exhaustive, but constitutes the material factors considered by the Vectra Board. In reaching its determination to approve and recommend the Merger, the Vectra Board did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

  FOR THE REASONS SET FORTH ABOVE, THE VECTRA BOARD HAS UNANIMOUSLY APPROVED THE MERGER AS FAIR TO AND IN THE BEST INTERESTS OF VECTRA AND THE VECTRA SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT VECTRA SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER.

OPINION OF FINANCIAL ADVISOR

  Vectra has received an opinion from Wallach that, as of the date of this Proxy Statement-Prospectus, the Merger Consideration is fair to the holders of Vectra Stock from a financial point of view. The full text of Wallach's opinion dated as of the date of this Proxy Statement-Prospectus, which sets forth matters considered in connection with such opinion, is attached hereto as Appendix C and should be read in its entirety by Vectra Shareholders. This summary of the opinion is qualified in its entirety by reference to the full text of the opinion.

  The Vectra Board retained Wallach as its financial advisor on the basis of the firm's experience and expertise with the financial services and banking industry and with transactions similar to the Merger.

  In connection with delivering its fairness opinion, Wallach, among other things, did the following:

    (i) reviewed certain publicly available financial statements and other financial information not publicly available for Vectra;

    (ii) reviewed the current condition and growth prospects for Vectra and its subsidiary operations, including financial projections prepared by Vectra's management;

    (iii) discussed the past and current operations and financial conditions and the prospects of Vectra with Vectra's management;

    (iv) reviewed Vectra's historical stock trading activity and considered the prospect for value, liquidity, dividend yield and growth if Vectra were to remain independent;

    (v) evaluated the economic, banking and competitive climate for banking institutions in Colorado, with special consideration given to recent transactions that may have increased the competitive environment in the financial services and banking industry;

    (vi) compared the Zions offer to recent transactions involving other institutions of similar size, to the extent publicly available;

    (vii) examined the price and trading activity for Zions;

    (viii) reviewed the implications for Vectra Shareholders receiving Zions Common Stock with regards to prospects for value, liquidity, dividend yield and growth;

    (ix) met with Zions' management and reviewed certain publicly available financial statements of Zions; and

    (x) reviewed the Merger Agreement.

  Neither Zions nor Vectra imposed any limitations upon the scope of the investigation performed by Wallach in formulating its opinion. In rendering its opinion, Wallach did not independently verify the asset quality and financial condition of Zions or Vectra, but instead relied upon the data provided by or on behalf of Zions and Vectra to be true and accurate in all material respects.

  Wallach relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by it for purposes of the fairness opinion. The fairness opinion is necessarily based on information as of the date thereof. The fairness opinion is directed only to the consideration to be received by Vectra Shareholders for their shares of Vectra Stock if the Merger is consummated and does not constitute a recommendation to any Vectra Shareholder as to how such shareholder should vote at the Special Meeting.

  Following is a brief summary of the material analyses utilized by Wallach in arriving at its fairness opinion. This summary does not purport to be a complete description of the analyses performed by Wallach.

  Implied Zions Offer Price. The closing stock price of Zions was $40.00 on September 19, 1997, the date for which the Vectra Board evaluated Zions' final proposal. Based on the Common Conversion Number of 0.685, the resulting Zions offer price for each share of Vectra Common Stock was $27.40. The implied multiple of trailing 12-month earnings of Vectra for the year ended June 30, 1997, was 27.1. The implied multiple of book value at June 30, 1997, was 412.7%.

  Analysis of Selected Bank Mergers. Wallach also reviewed publicly available information on nine national bank merger and acquisition transactions known by Wallach to have occurred since January 1, 1997, for which Wallach believed the sellers were similar to Vectra in size, market and financial performance. Wallach compared certain percentages and multiples implied by the Zions offer with comparable percentages and multiples for these transactions. The average price offered in these transactions as a multiple of trailing earnings was
20.2 as compared to 27.1 associated with the Zions offer at the time of the September 19 Vectra Board meeting. Since several of the acquired companies had higher capital levels than Vectra, Wallach chose to use the adjusted capital method when comparing price to book value ratios. The adjusted capital method adjusts the banks capital level to a normalized level of 7.5% of assets, under the assumption that an acquirer will not assign a multiple of value for excess capital. The average multiple of adjusted book value in these transactions was 271.6%, as compared to 412.7% associated with the Zions offer at the time of the September 19 Vectra Board meeting.

  Wallach is not aware of any merger or acquisition transactions involving the sale of commercial banks which it believes are comparable to Vectra and for which information is publicly available since September 19, 1997.

  Zions Common Stock Trading History and Valuation. Wallach examined the history of trading prices for Zions compared to a select group of eight other large regional bank holding companies who are active in acquisitions in the Rocky Mountain region. The "Index Group" is comprised of Banc One Corporation, Community First Bankshares, First Security Corporation, KeyCorp, Norwest Corporation, TCF Financial Corporation, US Bancorp and Wells Fargo & Co. Wallach also examined the valuation of Zions relative to the Index Group in relation to earnings, book value, dividend yield and other factors. For projected earnings Wallach used the average of published analyst estimates. The analysis showed, among other things, that for the trailing 12-month period ended June 30, 1997, and projected 1997 and 1998 calendar years, based on stock prices at September 19, 1997, the price to earnings ratio for Zions was 22.2, 21.1 and 18.2 respectively, compared to 21.4, 18.1 and 15.2 for the Index Group, respectively. Based on Zions stock price on September 19, 1997, the price to book value for Zions was 407% compared to 320% for the Index Group and the common dividend yield for Zions was 1.2% compared to 2.1% for the Index Group. As of September 19, 1997, the consensus of research analysts' projections of five years' earnings growth rate was 13% for Zions compared to 12.2% for the Index Group. The return on average equity for the six months ended June 30, 1997, was 24.7% for Zions compared to 18.5% for the Index Group. The ratio of equity to assets for Zions was 7.3% compared to 8.6% for the Index Group.

  Subsequent Zions Offer Price. The closing stock price of Zions was $41.125 on September 23, 1997, the date of Wallach's initial fairness opinion. Based on the Common Conversion Number of 0.685, the resulting Zions offer price for each share of Vectra Common Stock was $28.17. The implied multiple of trailing 12-month earnings of Vectra for the year ended June 30, 1997, was 27.9. The implied multiple of book value at June 30, 1997, was 424.3%.

  Recent Zions Offer Price. Based on the closing price of Zions Common Stock on November 18, 1997, of $39.75 and the Common Conversion Number of 0.685, the resulting exchange offer price for Vectra was $27.23. The implied multiple of trailing 12-month earnings for the period ended June 30, 1997, was 27.0. The implied multiple of book value per share at June 30, 1997 was 410.1%.

  Wallach is of the opinion that the Merger Consideration is fair to Vectra Shareholders from a financial point of view.

  Wallach believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by them could create an incomplete view of the process underlying the preparation of its fairness opinion. No company or transaction used in the company comparable transaction analysis is identical to Vectra, Zions or the Merger. Accordingly, in its analysis Wallach used complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or the acquisition value of the companies to which they are being compared.

  For Wallach's services in connection with rendering its opinion as to the fairness of the Merger to Vectra's Shareholders from a financial point of view and for certain other advisory services in connection therewith, Vectra has agreed to pay Wallach certain fees. Wallach will receive a cash fee for advisory and other services of the following: (i) $50,000 payable upon the signing of a purchase agreement, plus (ii) 1% of the excess in the acquisition price per share of Vectra (at the time the Merger was announced) over $23 per share, times the fully diluted shares outstanding payable at the Effective Date, plus (iii) $150,000 for the issuance of a fairness opinion payable at the Effective Date. Wallach has also received reimbursement of its actual out-of-pocket expenses and Vectra has agreed to indemnify Wallach against certain liabilities, including liabilities under securities laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following summary of the material federal income tax consequences of the Merger to holders who hold shares of Vectra Stock as capital assets deals only with holders who are (i) citizens or residents of the United States, (ii) domestic corporations or (iii) otherwise subject to United States federal income tax on a net income basis in respect of shares of Vectra Stock ("U.S. Holders"). This summary may not apply to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who acquired or acquire shares of Vectra Stock pursuant to the exercise of employee stock options or otherwise as compensation and persons who hold shares of Vectra Stock in a hedging transaction or as part of a straddle or conversion transaction. Also, the summary does not address state, local or foreign tax consequences of the Merger. Consequently, each holder should consult such holder's own tax adviser as to the specific tax consequences of the Merger to such holder.

  This summary is based on current law and represents the opinion of Sullivan & Cromwell, special counsel to Zions, and the opinion of Lewis, Rice & Fingersh, L.C., special counsel to Vectra. Future legislative, judicial or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth herein. This summary is based on, among other things, assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Merger, which assumptions have been made with the consent of Zions. Zions does not intend to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the Merger.

  It is intended that the Merger would be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, for federal income tax purposes no gain or loss would be recognized by either Vectra or Zions as a result of the Merger.

  Zions' obligation to consummate the Merger is conditioned upon, among other things, the receipt of an opinion of Sullivan & Cromwell, dated the Effective Date, to the effect that the Merger constitutes a "reorganization" under
Section 368 of the Code. Vectra's obligation to consummate the Merger is conditioned upon, among other things, the receipt of an opinion of Lewis, Rice & Fingersh, L.C., dated the Effective Date, to the effect that (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by Vectra Shareholders who receive shares of Zions Common Stock in exchange for shares of Vectra Stock, except with respect to cash received in lieu of fractional share interests and, in the case of the Vectra Preferred Shareholders, with respect to cash received upon the exercise of Dissenters' Rights. Such opinions will be based upon facts, representations and assumptions set forth therein. In rendering such opinions, counsel may require and rely upon representations contained in letters to be received from Vectra, Zions and certain Vectra Shareholders.

  Assuming the Merger qualifies as a "reorganization" within the meaning of
Section 368(a) of the Code, the material federal income tax consequences of the Merger to each of Zions, Vectra and U.S. Holders who exchange shares of Vectra Stock for shares of Zions Common Stock pursuant to the Merger will be as follows:

    (i) no gain or loss will be recognized by Zions or Vectra as a result of the consummation of the Merger;

    (ii) no gain or loss will be recognized by a U.S. Holder, except as described below with respect to a U.S. Holder who receives cash either in lieu of a fractional share interest in Zions Common Stock or, in the case of U.S. Holders who are Vectra Preferred Shareholders, upon the exercise of Dissenters' Rights;

    (iii) the aggregate adjusted tax basis of shares of Zions Common Stock (including a fractional share interest in Zions Common Stock deemed received and redeemed as described below) received by a U.S. Holder will be the same as the aggregate adjusted tax basis of the shares of Vectra Stock exchanged therefor;

    (iv) the holding period of shares of Zions Common Stock (including a fractional share interest in Zions Common Stock deemed received and redeemed as described below) received by a U.S. Holder will include the holding period of the Vectra Stock exchanged therefor; and

    (v) a U.S. Holder of Vectra Stock who receives cash in lieu of a fractional share interest in Zions Common Stock will be treated as having received such fractional share interest and then as having received the cash in redemption of such fractional share interest. Accordingly, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the fractional share interest (determined as described in (iii) above, unless the cash received is considered "essentially equivalent to a dividend" within the meaning of Section 302 of the Code). Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period in the fractional share interest (determined as described in (iv) above) is more than one year. Long-term capital gain of an individual U.S. Holder is subject to a maximum tax rate of 28% in respect of property held for more than one year. The maximum rate is reduced to 20% for property held for more than 18 months.

  Vectra Preferred Shareholders who exercise their Dissenters' Rights and who receive cash in exchange for their respective shares will be treated as having received such payment in redemption of such shares. In general, if such shares are held as a capital asset at the Effective Time and no other Vectra Stock is constructively owned, the holder will recognize capital gain or loss measured by the difference between the amount of cash received and the holder's adjusted tax basis for the shares. If, however, the holder owns, either actually or constructively, any Vectra Stock that is exchanged in the Merger for Zions Common Stock, the payment for dissenting shares to such holder could, in certain circumstances, be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that the holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder who contemplates exercising Dissenters' Rights should consult such holder's own tax advisor as to the possibility that any payment to such holder will be treated as dividend income.

  Under the terms of the Merger Agreement, the conditions to the Merger, including receipt by each party of opinions of counsel relating to tax matters, may generally be waived by Zions or Vectra, as applicable. As of the date of this Proxy Statement-Prospectus, neither Zions nor Vectra intends to waive the conditions as to the receipt of opinions of counsel on tax matters. In the event of a failure to obtain tax opinions, and a party's determination to waive such condition to the consummation of the Merger, Vectra will resolicit the votes of its shareholders to approve the Merger without such conditions and update the information contained herein with respect to the tax consequences of the Merger as necessary. See "The Merger Agreement-- Conditions," "--Waiver and Amendment" and "--Termination; Conversion Number Adjustment."

  BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF VECTRA STOCK AND OTHER FACTORS, EACH SUCH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

REGULATORY APPROVALS

 Federal Reserve Board Approval

  The Merger is subject to prior approval by the Federal Reserve Board under
Section 3 of the BHCA, which requires that the Federal Reserve Board take into consideration, among other things, competition, the financial and managerial resources and future prospects of the holding companies and banks concerned and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve Board from approving the Merger if (a) it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (b) its effect in any section of the country may be substantially to lessen competition or tend to create a monopoly, or if it would in any other manner be in restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the Federal Reserve Board must also assess the records of the depository institution subsidiaries of Zions and Vectra under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board evaluate, when evaluating an application, each depository institution's record of meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation and take such record into account when evaluating certain regulatory applications.

  Under the BHCA, the Merger may not be consummated until the thirtieth day following the date of Federal Reserve Board approval. With the approval of the Federal Reserve Board and the concurrence of the United States Department of Justice, the waiting period may be reduced to no less than 15 days. If the United States Department of Justice were to commence an action challenging the Merger on antitrust grounds during such period, commencement of such action would stay the effectiveness of the Federal Reserve Board approval, unless a court specifically orders otherwise.

  Zions submitted the FRB Notice seeking approval of the Merger and related matters to the Federal Reserve Board on October 23, 1997.

 Colorado Banking Board

  Because Vectra Bank is a state-chartered bank, Zions must obtain the approval of the State Board pursuant to Sections 11-2-109 and 11-6.4-103 of the Colorado Financial Institutions Code. Zions submitted an application for change of control with respect to Vectra Bank and a copy of the FRB Notice in accordance with the Colorado Financial Institutions Code with the State Board on October 23, 1997.

  Zions and Vectra are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described above. Should any such approval or action be required, it is currently contemplated that such approval or action would be sought.

  The Merger cannot proceed in the absence of the required regulatory approvals. Zions and Vectra have agreed in the Merger Agreement to use their reasonable best efforts in good faith to take or cause to be taken all actions necessary, proper, desirable or advisable under applicable laws to permit consummation of the Merger. There can be no assurance that any required regulatory approvals will be obtained, nor can there be assurance as to the date of any such approval. There can also be no assurance that any such approval will not contain a condition or requirement which causes such approval to fail to satisfy the conditions set forth in the Merger Agreement as described below under "The Merger Agreement--Conditions."

RESALE OF ZIONS COMMON STOCK

  All shares of Zions Common Stock received by Vectra Shareholders in the Merger will be freely transferrable, except that shares of Zions Common Stock received by such Vectra Shareholders who are deemed to be "affiliates" (as defined for purposes of Rule 145 under the Securities Act) of Vectra as of the date of the Special Meeting may be resold by them only pursuant to an effective registration statement under the Securities Act covering resales of such shares or in transactions permitted by the resale provisions of Rule 145 of the Securities Act (or pursuant to Rule 144 under the Securities Act in the case of such persons who become affiliates of Zions) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Vectra generally include individuals or entities that control, are controlled by, or are under common control with, such entities and may include certain officers and directors of such entities as well as principal shareholders of such entities.

  Vectra has agreed in the Merger Agreement to use its reasonable best efforts to obtain a written agreement from each person who may be deemed to be an "affiliate" of Vectra providing that such person will not sell, transfer or otherwise dispose of any shares of Zions Common Stock to be received by such person in the Merger, except in compliance with the applicable provisions of the Securities Act, and not to sell, transfer, pledge or otherwise dispose of
(i) any shares of Vectra Stock during the period commencing 30 days prior to the Effective Date or (ii) any shares of Zions Common Stock received by such person in the Merger until after such time as results covering at least 30 days of combined operations of Vectra and Zions have been published by Zions, in the form of a quarterly earnings report, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations. Certain of the persons likely to be deemed affiliates have pledged their shares of Vectra Stock. Any such agreement not to sell shares of Vectra Stock would, of course, be subject to such pledge arrangements. See "Shareholder Agreements."

  Commission guidelines indicate that the pooling-of-interests method generally will not be challenged on the basis of selling of shares by affiliates of the acquiring or the acquired company if such affiliates do not dispose of any shares (other than a "de minimis" number of shares) of the stock they received in connection with the Merger during the period beginning 30 days before the Merger and ending when financial results covering at least 30 days of post-merger operations of the combined enterprise have been published. See "--Accounting Treatment."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

 General

  In considering the recommendation of the Vectra Board, Vectra Shareholders should be aware that certain members of the Board of Directors and management of Vectra have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of shareholders generally and which may create potential conflicts of interest. These interests include, among other things, the following: (i) in connection with the Merger, Vectra Bank entered into an employment agreement and a non-competition agreement with Gary S. Judd, President and Chief Executive Officer of Vectra;
(ii) Zions will indemnify the directors and officers of Vectra and Vectra Bank from certain liabilities and provide them with directors' and officers' liability insurance. These interests are more fully described below; (iii) stock options with respect to Vectra Common Stock held by directors and certain officers of Vectra will be converted into stock options with respect to Zions Common Stock; and (iv) change of control provisions in an existing non-competition agreement with a Vectra director and executive officer will be triggered.

 Employment Agreement

  In connection with the execution of the Merger Agreement, Gary S. Judd entered into an employment agreement with Vectra Bank (the "Employment Agreement") pursuant to which Mr. Judd will be employed by Vectra Bank as President and Chief Executive Officer of Vectra Bank with the duties and responsibilities as are specified in the by-laws of Vectra Bank, for a period of three years commencing on the Effective Date (the "Period of Employment"). Vectra Bank agreed to pay Mr. Judd, at a minimum, a base annual salary equal to the base annual salary paid to Mr. Judd as of September 1, 1997, payable in monthly installments during each fiscal year, or portion thereof, in the Period of Employment. The Employment Agreement also provides that if Mr. Judd is terminated by Vectra Bank prior to the end of the Period of Employment, other than for a material breach of his Employment Agreement or for just cause, or if Mr. Judd terminates his employment prior to the end of the Period of Employment because he is not elected or re-elected to or is removed from his position as President and Chief Executive Officer, he is not vested with the power and authority of his position as President and Chief Executive Officer, or if he loses significant duties and responsibilities attending such office (a "Justified Self-Termination") (provided, however, that if Vectra Bank is merged with another subsidiary bank of Zions, Mr. Judd may not so terminate his employment so long as Mr. Judd shall be serving as the chief executive officer for the banking operations of Zions in the State of Colorado which were formerly those of Vectra Bank), Vectra Bank shall pay him an amount equal to the sum of (a) the result of multiplying Mr. Judd's base annual salary paid to Mr. Judd as of September 1, 1997 by the number of years (and fractions thereof) remaining in the Period of Employment and (b) the result of multiplying the bonuses payable to Mr. Judd pursuant to the Employment Agreement or otherwise during the three fiscal years immediately preceding the date of termination by the number of years (and fractions thereof) remaining in the Period of Employment. In addition, under the Employment Agreement, Mr. Judd will be entitled to other employee benefits, including vacation and sick leave, participation in Zions' value-sharing plan and incentive stock plan and participation in Zions' benefit plans.

  In connection with his Employment Agreement, Mr. Judd has agreed during the Non-Competition Period (as defined herein) not to engage in the banking business other than on behalf of Vectra Bank or its affiliates within the counties of the State of Colorado, (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Vectra Bank or its affiliates) engaged in the banking business in the counties of the State of Colorado, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Vectra Bank or Zions or any of their affiliates to engage in any action prohibited under (i) or (ii) above. In addition, during the Non-Competition Period, following Mr. Judd's termination (i) in the event of a Justified Self-Termination, Vectra Bank will pay Mr. Judd an annual amount of $50,000 payable in monthly installments and (ii) if Vectra Bank terminates the Period of Employment for other than material breach or just cause, Vectra Bank will pay Mr. Judd an annual amount of $100,000 payable in monthly installments. As used herein, the Non-Competition Period means the period of time from the Effective Date until the fifth anniversary of the Effective Date or the second anniversary of the date of termination of Mr. Judd's employment, whichever is the first to occur. See "The Merger Agreement--Conditions."

 Indemnification; Directors' and Officers' Insurance

  The Merger Agreement provides that from and after the Effective Time through the fourth anniversary of the Effective Time, Zions will indemnify each director and officer of Vectra and Vectra Bank, determined as of the Effective Time, against certain liabilities arising out of matters existing or occurring at or prior to the Effective Time to the extent to which such indemnified parties were entitled under Colorado law, the Vectra Charter and the Vectra Bylaws in effect on September 23, 1997. Zions will also advance expenses as incurred to the extent permitted under Colorado law, the Vectra Charter and the Vectra Bylaws. In addition, for a period of three years after the Effective Time, Zions has agreed to use its reasonable best efforts to maintain in effect the current policies of directors' and officers' liability insurance maintained by Vectra, provided that Zions is in no event obligated to spend in connection therewith any amount per annum in excess of 125% of the amount of annual premiums paid by Vectra for such insurance as of the date of the Merger Agreement.

 Stock Option Plans

  The directors and certain officers and employees of Vectra have previously received Vectra Stock Options, which entitle them to purchase shares of Vectra Common Stock, under Vectra's Employees' Equity Incentive Plan, Vectra's Non-Employee Directors' Stock Option Plan, Vectra's 1989 Non-Statutory Stock Option Plan and Vectra's Incentive Stock Purchase Plan (the "Vectra Stock Plans"). At the Effective Time, each outstanding Vectra Stock Option, whether vested or unvested, would be converted into an option to acquire, on the same terms and conditions as were applicable under such Vectra Stock Option, such number of full shares of Zions Common Stock as the holder of such Vectra Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Vectra Stock Option in full immediately prior to the Effective Time, at an exercise per share equal to the aggregate exercise price per share of the shares of Vectra Common Stock otherwise purchasable pursuant to such Vectra Stock Option divided by the number of full shares of Zions Common Stock subject to the option. The Vectra Stock Options which are presently unexercisable and unvested would, pursuant to the terms of the stock option plans under which they were granted, automatically become exercisable and vested upon the occurrence of a "change of control," as defined in the applicable Vectra Stock Plans. The Merger would constitute a "change of control" for purposes of the applicable stock option plans.

 Change of Control Provisions

  Vectra Bank and Gary A. Mosko, an executive vice president of Vectra Bank and a director of Vectra, are parties to a non-competition agreement. The non-competition agreement provides that, upon a change of control (as defined in such non-competition agreement), Mr. Mosko may give notice directing that the balance of the payments due to him under the non-competition agreement be accelerated. Thereafter, Vectra must promptly pay such balance. Mr. Mosko is entitled to a total of $540,000 under such non-competition agreement, $180,000 of which had been paid to Mr. Mosko as of November 18, 1997. The Merger will constitute a change of control under Mr. Mosko's non-competition agreement.

DISSENTERS' RIGHTS'

  In connection with the Merger, Vectra Preferred Shareholders may be entitled to dissenters' rights under Article 113 of the CBCA Dissenters' Rights the text of which is attached hereto as Appendix D. Vectra Preferred Shareholders who do not vote in favor of the Merger and who fully comply with the applicable provisions of Article 113 of the CBCA have the right to require the purchase of the shares of Vectra Preferred Stock held by them for cash at the fair market value of those shares immediately before the Effective Date of the Merger, excluding any appreciation or depreciation in anticipation of the Merger except to the extent that exclusion would be inequitable. FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF ARTICLE 113 OF THE CBCA MAY RESULT IN A WAIVER OR FORFEITURE OF SUCH DISSENTERS' RIGHTS. SEE "DISSENTERS' RIGHTS."

ACCOUNTING TREATMENT

  For accounting and financial reporting purposes, it is expected that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles. Under this method of accounting, the previously recorded assets and liabilities of Zions and Vectra would be carried forward to the Surviving Corporation at their recorded amounts; income and expenses of the Surviving Corporation would include income and expenses of Zions and Vectra for the entire fiscal year in which the Merger occurs; and the reported results of the separate corporations for prior periods would, if material, be combined and restated as the results of the Surviving Corporation.

                             THE MERGER AGREEMENT

  Set forth below is a description of certain of the terms and conditions of the Merger Agreement and related matters. This summary of the terms and conditions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement as set forth in Appendix A hereto and the text thereof is incorporated by reference herein.

THE MERGER

  The Merger Agreement was entered into by and between Zions and Vectra as of September 23, 1997. Pursuant to the Merger Agreement, at the Effective Time, Vectra will merge with and into Zions, and Zions will be the Surviving Corporation in the Merger. The separate corporate existence of Vectra will then cease.

CONVERSION OF VECTRA STOCK

  Under the terms of the Merger Agreement, (a) each share of Vectra Common Stock issued and outstanding at the Effective Time (other than Treasury Stock) will be converted automatically into the right to receive 0.685 of a share of Zions Common Stock, with any rights attached thereto under or by virtue of the Zions Rights Plan, and (b) each share of Vectra Preferred Stock issued and outstanding at the Effective Time (other than (i) Treasury Stock and (ii) shares which have not been voted in favor of the Merger and with respect to which Dissenters' Rights shall have been perfected in accordance with the
CBCA) will be converted automatically at the Effective Time into the right to receive 7.755 shares of Zions Common Stock, with any rights attached thereto under or by virtue of the Zions Rights Plan. Each of the Common Conversion Number and the Preferred Conversion Number is subject to upward (but not downward) adjustment under certain circumstances, as described herein. See "-- Termination; Conversion Number Adjustment."

EFFECTIVE TIME

  The Merger will become effective upon the filing of articles of merger and related documents with the Utah Division of Corporation and Commercial Code and the Secretary of State of the State of Colorado, or on such later date as may be specified in such articles. At the Effective Time, Vectra shall be merged with and into Zions. Vectra's separate corporate existence will thereupon cease.

EXCHANGE OF STOCK CERTIFICATES

  At or prior to the Effective Time, Zions will deposit, or will cause to be deposited, with a bank or trust company selected by Zions (which may be a subsidiary of Zions) (the "Exchange Agent"), certificates representing the shares of Zions Common Stock ("New Certificates") and an estimated amount of cash in lieu of fractional shares to be paid in exchange for outstanding shares of Vectra Stock.

  As soon as practicable after the Effective Date, but not more than five business days thereafter, Zions will send or cause to be sent to each Vectra Shareholder who holds of record immediately prior to the Effective Time shares of Vectra Stock (excluding any shares of dissenting Vectra Preferred Shareholders) a letter of transmittal (the "Letter of Transmittal"), and instructions for use in effecting the exchange of the certificates representing shares of Vectra Stock (a "Certificate") for the Merger Consideration.

  Upon delivery to the Exchange Agent of a Certificate or Certificates, Zions will cause New Certificates and/or any check in respect of any fractional share interests or dividends or distributions which such holder is entitled to receive to be delivered to such holder. After the Effective Date and until surrendered, each Certificate will be deemed to represent only the right to receive the Merger Consideration.

  At the election of Zions, no dividends or other distributions with respect to Zions Common Stock with a record date occurring after the Effective Time will be paid with respect to any shares of Vectra Stock represented by a Certificate until such Certificate is delivered for exchange. Following delivery of any such Certificate, the holder of such Certificate will be entitled to receive only such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Zions Common Stock such holder had the right to receive upon delivery of the Certificate.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

 Vectra

  Vectra has agreed in the Merger Agreement, without the prior written consent of Zions not to, and to cause each of its subsidiaries not to:

    (a) conduct the business of Vectra and its subsidiaries other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, take any action that would adversely affect or delay the ability of Vectra, Zions or any of their subsidiaries to perform any of their obligations on a timely basis under the Merger Agreement, or take any action reasonably likely to have a Material Adverse Effect (as defined in the Merger Agreement) on Vectra or its subsidiaries, taken as a whole.

    (b)(i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of, or rights to acquire, Vectra Common Stock, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of Vectra Common Stock to become subject to new grants of employee or director stock options, other rights or similar stock-based employee rights;

    (c)(i) make, declare, pay or set aside for payment any dividend (other than (A) quarterly cash dividends on Vectra Preferred Stock in an amount not to exceed $1.75 per share with record and payment dates consistent with past practice, (B) dividends from wholly owned subsidiaries to Vectra or another wholly owned subsidiary of Vectra or (C) dividends required to be paid by a trust subsidiary of Vectra with respect to its trust preferred securities on or in respect of, or declare or make any distribution on, any shares of Vectra stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

    (d) enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Vectra or its subsidiaries, or grant any salary or wage increase or increase any employee benefit, except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with post practices, (ii) for other changes that are required by applicable law, (iii) to satisfy previously disclosed contractual obligations existing as of the date of the Merger Agreement or (iv) for grants of awards to newly hired employees consistent with past practice;

    (e) enter into, establish, adopt or amend (except as may be required by applicable law or to satisfy previously disclosed contractual obligations) any benefit plan in respect of any director, officer or employee of Vectra or its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

    (f) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material;

    (g) acquire all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not material;

    (h) make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice and not to exceed specified amounts;

    (i) amend its or any subsidiary's articles or certificate of incorporation or bylaws;

    (j) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles;

    (k) except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts;

    (l) except in the ordinary course of business consistent with past practice, generally settle any material claim, action or proceeding;

    (m)(i) take any action while knowing that such action would or is reasonably likely to prevent or impede the Merger from qualifying (A) for "pooling-of-interests" accounting treatment or (B) as a reorganization for tax purposes; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, (B) any of the conditions to the Merger not being satisfied or (C) a material violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law or regulation;

    (n) except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means recommended by Zions to avoid any material increase in its aggregate exposure to interest rate risk;

    (o) incur any indebtedness for borrowed money other than in the ordinary course of business; or

    (p) agree or commit to do any of the foregoing.

 Zions

  Zions has agreed in the Merger Agreement, without the prior written consent of Vectra, not to, and cause each of its subsidiaries not to:

    (a) take any action that would adversely affect or delay the ability of Vectra or Zions to perform any of their obligations on a timely basis under the Merger Agreement, or take any action that is reasonably likely to have a Material Adverse Effect on Zions or its subsidiaries, taken as a whole; or

    (b)(i) take any action while knowing that such action would or is reasonably likely to prevent or impede the Merger from qualifying (A) for "pooling-of-interests" accounting treatment or (B) as a reorganization for tax purposes; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, (B) any of the conditions to the Merger not being satisfied or (C) a material violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law or regulation.

CERTAIN COVENANTS

 Shareholder Meeting

  Vectra has agreed to take, in accordance with applicable law and the Vectra Charter and the Vectra Bylaws, all action necessary to convene an appropriate meeting of Vectra Shareholders to consider and vote upon the approval and adoption of the Merger Agreement and any other matters required to be approved by the Vectra Shareholders for consummation of the Merger. Except to the extent legally required for the discharge by the Vectra Board of its fiduciary duties as advised by counsel to the Vectra Board, the Vectra Board will recommend that Vectra Shareholders approve the Merger and any other matters required to be approved by the Vectra Shareholders for consummation of the Merger.

 Acquisition Proposals

  Vectra has agreed that it will not, and it will cause its subsidiaries and its subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Vectra or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial position of the assets or deposits of, Vectra or any of its subsidiaries (other than as contemplated by the Merger Agreement), except to the extent legally required for the discharge by the Vectra Board of its fiduciary duties as advised by counsel to the Vectra Board.

 Indemnification of Directors and Officers; Insurance

  Zions has agreed that from and after the Effective Date through the fourth anniversary of the Effective Date, Zions will indemnify and hold harmless each present and former director and officer of Vectra or any subsidiary of Vectra determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses, including reasonable attorneys' fees, judgments, fines, losses, claims, damages or liabilities, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to the Merger Agreement or any of the transactions contemplated thereby), whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under Colorado law and the Vectra Charter and the Vectra Bylaws in effect on the date of the Merger Agreement.

  In addition, for a period of three years after the Effective Time, Zions has agreed to use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Vectra (provided that Zions may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); provided, however, that in no event will Zions be obligated to expend in connection therewith any amount per annum in excess of 125% of the amount of the annual premiums paid as of the date of the Merger Agreement by Vectra for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Zions has agreed to use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, Zions may request Vectra to, and Vectra shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to Zions, extending for a period of three years Vectra's directors' and officers' liability insurance coverage in effect as of the date of the Merger Agreement (covering past or future claims with respect to periods before the Effective Time).

 Certain Filings, Consents and Arrangements

  Pursuant to the Merger Agreement, Zions and Vectra have made filings and applications with the Federal Reserve Board and the State Board in order to obtain all approvals, consents and waivers of governmental agencies or regulatory authorities necessary or appropriate for the consummation of the transactions contemplated by the Merger Agreement.

 Access to Information

  Upon reasonable notice, each party has agreed to afford to the other party and its representatives access during normal business hours throughout the period prior to the Effective Time to the books, records, properties, personnel and to such other information as the requesting party may reasonably request; provided, however, that no investigation pursuant to such access shall affect or be deemed to modify any representation or warranty made in the Merger Agreement. Each party has agreed that it will not, and will cause its representatives not to, use any information obtained pursuant to the access described above for any purpose unrelated to the consummation of the transactions contemplated by the Merger Agreement. In addition, subject to the requirements of law, each party has agreed to keep confidential, and to cause its representatives to keep confidential, all information and documents obtained pursuant to the access described above, subject to customary exceptions.

CONDITIONS

  The obligation of Zions and Vectra to consummate the Merger is subject to the fulfillment or written waiver prior to the Effective Time of certain conditions, including (a) the approval of Vectra Shareholders of the Merger by no less than the requisite percentage of the outstanding voting stock of each class of Vectra; (b) all regulatory approvals required to consummate the transactions contemplated by the Merger Agreement having been obtained and remaining in full force and effect and all statutory waiting periods in respect thereof having expired and no such approvals containing any conditions, restrictions or requirements which the Board of Directors of Zions reasonably determines would (i) following the Effective Time, have a Material Adverse Effect (as defined in the Merger Agreement) on the Surviving Corporation and its subsidiaries taken as a whole or (ii) reduce the benefits of the transactions contemplated by the Merger Agreement to such a degree that Zions would not have entered into the Merger Agreement had such conditions, restrictions or requirements been known at the date of the Merger Agreement;
(c) no court, administrative agency or commission or other federal, state or local governmental authority or instrumentality (a "Governmental Authority") of competent jurisdiction having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect at the Effective Time and which prohibits consummation of the transactions contemplated by the Merger Agreement; (d) the Registration Statement having become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose having been initiated or threatened by the Commission; (e) all permits and other authorizations under state securities laws necessary to consummate the transactions contemplated by the Merger Agreement and to issue the shares of Zions Common Stock to be issued in the Merger having been received and being in full force and effect; and (f) the Zions Common Stock to be issued in the Merger having been approved for listing on NASDAQ, subject to official notice of issuance.

  The obligation of Zions to consummate the Merger is also subject to the fulfillment or written waiver prior to the Effective Time of certain additional conditions, including (a) subject to a materiality standard set forth in the Merger Agreement, each of the representations and warranties of Vectra contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and the Effective Time (except that representations and warranties that by their terms speak only as of the date of the Merger Agreement or some other date need be true and correct as of such date); and Zions having received a certificate, dated the Effective Date, signed on behalf of Vectra by the Chief Executive Officer and the Chief Financial Officer of Vectra to such effect; (b) Vectra having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and Zions having received a certificate, dated the Effective Date, signed on behalf of Vectra by the Chief Executive Officer and the Chief Financial Officer of Vectra to such effect;
(c) Zions' having received an opinion of Sullivan & Cromwell, special counsel to Zions, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code; (d) Zions' having received letters from KPMG Peat Marwick LLP, Vectra's independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, addressed to Zions and Zions' directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72; and (e) Zions' having received from KPMG Peat Marwick LLP, Zions' independent auditors, letters, dated the date of or shortly prior to each of the mailing date of this Proxy Statement-Prospectus and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment. Zions will waive the condition to consummation referred to in clause (e) of the immediately preceding sentence, but only in the event and to the extent that the loan described under "The Companies--Zions Loan to Vectra" and certain related transactions would prevent Zions from obtaining the letters referred to in such clause (e). Zions does not believe that the loan and related transactions will prevent it from obtaining such letters.

  The obligation of Vectra to consummate the Merger is also subject to the fulfillment or written waiver prior to the Effective Time of certain additional conditions, including (a) subject to a materiality standard set forth in the Merger Agreement, each of the representations and warranties of Zions contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of the Merger Agreement or some other date need only be true and correct as of such date), and Vectra having received a certificate, dated the Effective Date, signed on behalf of Zions by the Chief Executive Officer and the Chief Financial Officer of Zions to such effect; (b) Zions' having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and Vectra's having received a certificate, dated the Effective Date, signed on behalf of Zions by the Chief Executive Officer and the Chief Financial Officer of Zions to such effect; (c) Vectra's having received an opinion of Lewis, Rice & Fingersh, L.C. special counsel to Vectra, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of
Section 368 of the Code and (ii) no gain or loss will be recognized by Vectra Shareholders who receive shares of Zions Common Stock in exchange for shares of Vectra Stock, except with respect to cash received in lieu of fractional share interests and, in the case of Vectra Preferred Shareholders, with respect to cash received upon exercise of Dissenters' Rights; (d) Vectra's having received letters from KPMG Peat Marwick LLP, Zions' independent auditors, dated (i) the date on which the Registration Statement becomes effective and (ii) a date shortly prior to the Effective Date, addressed to Vectra, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72; (e) no Stock Acquisition Date (as such term is defined in Zions' Shareholder Protection Rights Plan) having occurred under the Shareholder Protection Rights Plan prior to the Effective Time; (f) Vectra's having received the written opinion of Wallach to the effect that, as of the date of the mailing of this Proxy Statement-Prospectus to the Vectra Shareholders in connection with the Special Meeting, the consideration to be received by the holders of Vectra Stock in the Merger is fair to the holders of Vectra Stock from a financial point of view; and (g) Vectra's having received from KPMG Peat Marwick LLP, Vectra's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of this Proxy Statement-Prospectus and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

WAIVER AND AMENDMENT

  Prior to the Effective Time, any provision of the Merger Agreement may be
(i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between Zions and Vectra, except that after the Special Meeting, the Merger Agreement may not be amended if it would violate the CBCA or reduce the consideration to be received by Vectra Shareholders in the Merger.

TERMINATION; CONVERSION NUMBER ADJUSTMENT

 Termination

  The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the Vectra Shareholders (a) at any time prior to the Effective Time, by the mutual consent of Zions and Vectra; (b) at any time prior to the Effective Time, by Zions or Vectra, in the event of either: (i) a breach by the other party of any representation or warranty contained in the Merger Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained in the Merger Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect;
(c) at any time prior to the Effective Time, by Zions or Vectra, in the event that the Merger is not consummated by March 31, 1998, except to the extent that the failure of the Merger to be consummated by March 31, 1998 arises out of or results from the knowing action or inaction of the party seeking to terminate the Merger Agreement pursuant to this clause; (d) by Vectra or Zions, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the Vectra Shareholder approval solicited hereby is not obtained at the Special Meeting; (e) at any time prior to the

Special Meeting, by Zions if the Vectra Board fails to recommend approval of the Merger Agreement and any other matters required to be approved by Vectra Shareholders for consummation of the Merger, withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of Zions.

 Conversion Number Adjustment

  The Merger Agreement may also be terminated, and the Merger abandoned, prior to the Effective Time by Vectra, either before or after its approval by the Vectra Shareholders if:

    (1) The Average Closing Price on the Determination Date of shares of Zions Common Stock shall be less than the Starting Price; and

    (2)(i) the number obtained by dividing the Average Closing Price on such Determination Date by the Starting Price (such number being referred to herein as the "Zions Ratio") shall be less than (ii) the number obtained by dividing the KBW Average Index by the KBW Starting Index and multiplying the quotient in this clause (2) (ii) by 0.82 (such number being referred to herein as the "Index Ratio"):

  If, however, Vectra elects to exercise its termination right for the foregoing reason, Vectra must give written notice to Zions within 24 hours of the Determination Date. Moreover, prior to the Effective Date, Zions will have the opportunity to adjust upward (x) the Common Conversion Number to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of the Starting Price and the Common Conversion Number (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Common Conversion Number (as then in effect) and the denominator of which is the Zions Ratio and (y) the Preferred Conversion Number to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of the Starting Price and the Preferred Conversion Number (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Preferred Conversion Number (as then in effect) and the denominator of which is the Zions Ratio.

  If Zions elects to so adjust the Common Conversion Number and the Preferred Conversion Number, Zions must give prompt written notice to Vectra of such election and the revised Common Conversion Number and Preferred Conversion Number. In such event, the Merger Agreement will not be terminated but will remain in effect in accordance with its terms (except as the Common Conversion Number and the Preferred Conversion Number shall have been so modified).

 Effect of Termination

  In the event of the termination of the Merger Agreement by either Zions or Vectra, as provided above, neither Zions nor Vectra will have any liability or further obligation to the other party except to the extent the Merger Agreement specifically provides that certain covenants survive such termination and except that such termination will not relieve a breaching party from liability for any willful breach of the Merger Agreement giving rise to such termination.

                          THE STOCK OPTION AGREEMENT

GENERAL

  As an inducement and condition to Zions entering into the Merger Agreement, Vectra entered into the Stock Option Agreement with Zions. Pursuant to the Stock Option Agreement, Vectra granted to Zions an unconditional, irrevocable option, exercisable only under certain limited and specifically defined circumstances, none of which, to the best of Vectra's and Zions' knowledge, has occurred as of the date hereof, to purchase up to 959,462 authorized but theretofore unissued shares of Vectra Common Stock (or such lesser amount as shall constitute 19.9% of the shares of Vectra Common Stock, outstanding on the date of exercise), for a purchase price of $23.39 per share, subject to adjustment in certain circumstances. The purchase of Vectra Common Stock pursuant to the Stock Option Agreement is subject to compliance with applicable law, including receipt of any necessary approvals under the BHCA.

  The Stock Option Agreement and the Option are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire Vectra prior to the Merger.

THE OPTION

  Provided that (i) Zions is not in material breach of the agreements or covenants contained in the Stock Option Agreement or the Merger Agreement and
(ii) no preliminary or permanent injunction or other order against delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States is in effect, Zions may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event, including (a) the acquisition by any person other than Zions of any subsidiary of Zions of beneficial ownership (as such term is defined in the Exchange Act and the rules and regulations thereunder) of shares of Vectra Common Stock, such that, upon the consummation of such acquisition, such person would have beneficial ownership, in the aggregate, of 25% or more of the then outstanding shares of Vectra Common Stock; or (b) Vectra or any of its subsidiaries' having entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person other than Zions or any of its subsidiaries or the Vectra Board's having recommended that the Vectra Shareholders approve or accept any Acquisition Transaction with any person other than Zions or any subsidiary of Zions. As used herein, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Vectra or any of its subsidiaries, (y) a purchase, lease or other acquisition of all or substantially all of the assets of or assumption of all or substantially all the deposits of Vectra or any of its subsidiaries or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of Vectra or any of its subsidiaries, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Vectra and/or its subsidiaries.

TERMINATION OF OPTION

  The Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time,
(ii) 12 months after the first occurrence of a Purchase Event, (iii) 18 months after the termination of the Merger Agreement following the occurrence of a Preliminary Purchase Event (as defined below), (iv) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Zions pursuant to Section 8.01(b)(i) or (ii) thereof (breach of the Merger Agreement by either party entitling the other party to terminate the Merger Agreement) or by Grantee and Issuer pursuant to Section 8.01(a) thereof (mutual agreement to terminate the Merger Agreement) thereof if Zions shall at that time have been entitled to terminate the Merger Agreement pursuant to Section 8.01(b)(i) or (ii) thereof (provided that the breach of Vectra giving rise to such termination or such right to terminate was willful)), or (v) 18 months after the termination of the Merger Agreement by Zions pursuant to Section 8.01(b)(i) or (ii) thereof or by Zions and Vectra pursuant to Section 8.01(a) thereof if Zions shall at that time have been entitled to terminate the

Merger Agreement pursuant to Section 8.01(b)(i) or (ii) thereof (provided that the breach of Vectra giving rise to such termination or such right to terminate was willful).

  "Preliminary Purchase Event" means any of the following events or transactions occurring after the date of the Stock Option Agreement:

    (i) Vectra or any of its subsidiaries having entered into an agreement to engage in an Acquisition Transaction with any person other than Zions or any of its subsidiaries or the Vectra Board's having recommended that the Vectra Shareholders approve or accept any Acquisition Transaction with any person other than Zions or any subsidiary of Zions;

    (ii) any person's (other than Zions or any subsidiary of Zions or any subsidiary of Vectra acting in a fiduciary capacity in the ordinary course of business) having acquired beneficial ownership or the right to acquire beneficial ownership, of shares of Vectra Common Stock such that, upon the consummation of such acquisition, such person would have beneficial ownership, in the aggregate, of 10% or more of the then outstanding shares of Vectra Common Stock;

    (iii) any person's, other than that of Zions or any subsidiary of Zions, having made a bona fide proposal to Vectra or the Vectra Shareholders by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person's, other than that of Zions or subsidiary of Zions, having commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or having filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Vectra Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Vectra Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

    (iv) after a proposal is made by a third party to Vectra or the Vectra Shareholders to engage in an Acquisition Transaction, or such third party states its intention to make such a proposal if the Merger Agreement terminates and/or the Option expires, Vectra shall have breached any covenant or obligation contained in the Merger Agreement and such breach would entitle Zions to terminate the Merger Agreement (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement);

    (v) Vectra Shareholders' not having approved the Merger Agreement by the requisite vote at the meeting of the Vectra Shareholders held for the purpose of voting on the Merger Agreement, or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Zions or any subsidiary of Zions) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice) with, whether in draft of final form, the Federal Reserve Board or any other governmental authority or regulatory or administrative agency or commission (each, a "Governmental Entity"), for approval to engage in an Acquisition Transaction;

    (vi) any Person's (other than Zions or any subsidiary of Zions), other than in connection with a transaction to which Zions has given its prior written consent, having filed an application or notice with the Federal Reserve Board or other Governmental Entity for approval to engage in an Acquisition Transaction; or

    (vii) Vectra Board's having withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Zions its recommendation that the Vectra Shareholders approve the transactions contemplated by the Merger Agreement, or Vectra or any of its subsidiaries' having authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Zions or a subsidiary of Zions.

                          THE SHAREHOLDER AGREEMENTS

  Zions has entered into Shareholder Agreements with Messrs. Gary S. Judd, Ray
L. Nash, Gary A. Mosko, Robert A. Silverberg, Robert D. Greene, Richard B. Tucker, W. James Tozer, Jr. and James L. Rumsey and Ms. Mary Gittings Cronin (the "Inside Shareholders"), each a director and/or officer of Vectra. The Inside Shareholders, holding in the aggregate shares representing approximately 17.4% of the total voting power of Vectra Common Stock and 28.6% of the total voting power of Vectra Preferred Stock as of the Record Date, each agreed, in consideration of the substantial expenses incurred by Zions in connection with the Merger Agreement and as a condition to Zions entering into the Merger Agreement, to vote or to cause to be voted, or execute a written consent with respect to, all of such Inside Shareholder's shares of Vectra Stock in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of Vectra Shareholders at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

  Each Shareholder Agreement also provides that the Inside Shareholder will not, and will not permit any entity under its control to, deposit any of such Inside Shareholder's shares of Vectra Common Stock in a voting trust or subject any such shares to any agreement, arrangement or understanding with respect to the voting of such shares inconsistent with the Shareholder Agreement entered into by that Inside Shareholder. In addition, the Inside Shareholders each agreed not to sell, assign, pledge, encumber, transfer or otherwise dispose of any of his or her shares of Vectra Common Stock during the term of the relevant Shareholder Agreement except in connection with the exercise of rights. However, certain of the Inside Shareholders had, prior to the time of entering into the Shareholder Agreements, pledged their shares of Vectra Stock to secure certain obligations of such Inside Shareholders to various financial institutions. The pledge arrangements pursuant to which such Inside Shareholders had pledged their shares may restrict the ability of the Inside Shareholders to vote their shares or otherwise comply with the foregoing obligations contemplated by the Shareholder Agreements. Each of the Inside Shareholders have represented to Zions in the Shareholder Agreements that (i) until such time as there may exist a default under the relevant pledge arrangement, the pledge arrangement would not prohibit or otherwise prevent such Inside Shareholder from executing and delivering the Shareholder Agreement and consummating the transactions contemplated thereby and (ii) such Inside Shareholder is not currently in default under the relevant pledge arrangement and that no event has occurred that, with the lapse of time or giving of notice (or both), would constitute a default under the pledge arrangement.

  The Shareholder Agreements will terminate upon the earlier to occur of the Effective Time or the date on which the Merger Agreement is terminated in accordance with its terms.

  The Shareholder Agreements bind the actions of the signatories thereto only in their capacity as Vectra Shareholders. Those directors of Vectra who signed Shareholder Agreements are not and could not be contractually bound to abrogate their fiduciary duties as directors of Vectra. Accordingly, while such shareholders/directors are, under the Shareholder Agreements executed by them, contractually bound to vote as a Vectra Shareholder in favor of the Merger, their fiduciary duties as directors of Vectra nevertheless required them to act in their capacity as directors in the best interest of Vectra when they decided to approve the Merger. In addition, such shareholders/directors will continue to be bound by their fiduciary duties as directors of Vectra with respect to any decisions they may take in connection with the Merger or otherwise.

             VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF ZIONS

  The following table sets forth as of June 30, 1997 the record and beneficial ownership of Zions Common Stock by the principal shareholders of Zions Common Stock.

                                                                 COMMON STOCK
                                                                ---------------
                                                                 NO. OF   % OF
         NAME AND ADDRESS                   TYPE OF OWNERSHIP    SHARES   CLASS
         ----------------                   -----------------   --------- -----
     Roy W. Simmons...................... Record and Beneficial 2,291,911 3.82%
       One South Main Street              Beneficial(1)         1,991,376 3.32%
                                                                --------- ----
       Salt Lake City, Utah 84111                               4,283,287 7.14%
     Zions First National Bank........... Record(2)             4,581,822 7.60%
       One South Main Street
       Salt Lake City, Utah 84111

--------
(1) Represents Roy W. Simmons' beneficial ownership interest in 1,991,376 shares held by a company in which Mr. Simmons serves as a director.

(2) These shares are owned of record as of June 30, 1997 by ZFNB in its capacity as fiduciary for various trust and advisory accounts. Of the shares shown, ZFNB has sole voting power with respect to a total of 3,286,821 shares (5.45% of the class) it holds as trustee for the Zions Bancorporation Employee Stock Savings Plan, the Zions Bancorporation Employee Investment Savings Plan, and the Zions Bancorporation Profit Sharing Plan. ZFNB also acts as trustee for the Zions Bancorporation Dividend Reinvestment Plan, which holds 998,864 shares (1.66% of the class) and the Zions Bancorporation PAYSOP Plan, which holds 296,137 shares (.49% of the class) as to which ZFNB does not have or share voting power.

  The following table sets forth as of June 30, 1997 the amount and percent of beneficial ownership of Zions Common Stock held by each of Zions' directors and all directors and officers as a group.

                                                      NO. OF SHARES    % OF
        DIRECTORS                                   BENEFICIALLY OWNED CLASS
        ---------                                   ------------------ -----
       Jerry C. Atkin..............................         8,800           (1)
       R. D. Cash..................................        26,000           (1)
       Grant R. Caldwell...........................         6,000           (1)
       Richard H. Madsen...........................       197,372           (1)
       Roger B. Porter.............................         2,000           (1)
       Robert G. Sarver............................       300,194           (1)
       Harris H. Simmons...........................     2,400,179(2)    4.00
       L. E. Simmons...............................     2,219,837(2)    3.70
       Roy W. Simmons..............................     4,283,287(2)    7.14
       I. J. Wagner................................       284,000           (1)
       Dale W. Westergard(3).......................       163,022           (1)
       All directors and officers as a group (31
        persons)...................................     7,243,523      12.02

--------
(1) Immaterial percentage of ownership.

(2) Totals include 1,991,376 shares attributed to each individual through serving as a director in a company holding such shares in Zions. Of such 1,991,376 shares attributed to Harris H. Simmons, Mr. Simmons holds an option to acquire 186,792 shares, of all which are vested and presently exercisable.

(3) Mr. Westergard died October 9, 1997.

                     CERTAIN DIFFERENCES IN THE RIGHTS OF
                  ZIONS SHAREHOLDERS AND VECTRA SHAREHOLDERS

GENERAL

  Upon consummation of the Merger, Vectra Shareholders will become shareholders of Zions, a Utah corporation. Thus, the Utah Revised Business Corporation Act and the Zions Charter and Zions Bylaws will govern the rights of the Vectra Shareholders who become shareholders of Zions. Because the Zions Charter and the Zions Bylaws and the Vectra Charter and the Vectra Bylaws are not the same, the Merger will result in certain differences in the rights of the holders of Vectra Common Stock. The following is a summary of certain of the more significant differences.

VOTING RIGHTS

 General

  The holders of Zions Common Stock, like the holders of Vectra Common Stock, are generally entitled to one vote for each share held of record on all matters submitted to a shareholder vote. The holders of Zions Common Stock and Vectra Common Stock do not have cumulative voting rights. The absence of cumulative voting means that a nominee for director must receive the votes of a plurality of the shares voted in order to be elected. In general, the holders of Vectra Preferred Stock have no voting rights.

 Special Votes for Certain Transactions

  The Zions Charter contains provisions requiring special shareholder votes to approve certain types of transactions. In the absence of these provisions, either the transactions would require approval by a majority of the shares voted at a meeting or no shareholder vote would be required.

  The Zions Charter requires that certain "business transactions" between Zions or a subsidiary and a "related person" be approved by the affirmative votes of the holders of not less than 80% of the voting power of all outstanding voting stock of Zions. A "related person" is generally defined by the Zions Charter to mean a person, corporation, partnership, or group acting in concert that beneficially owns 10% or more of the voting power of Zions' outstanding stock.

  The business transactions subject to Zions' special vote requirements include (1) a merger or consolidation involving Zions or a subsidiary of Zions with a related person; (2) the sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of either Zions or a subsidiary of Zions to, with or for the benefit of a related person; (3) the issuance, sale, exchange or other disposition by Zions or a subsidiary of Zions to a related person of securities of Zions or a subsidiary of Zions having an aggregate fair market value of $5 million or more; (4) any liquidation, spinoff, split-off, split-up, or dissolution of Zions by or on behalf of a related person; (5) any recapitalization or reclassification of the securities of Zions or other transaction that would have the effect of increasing the voting power of a related person or reducing the number of shares of each class of voting securities outstanding; and (6) any agreement, contract, or other arrangement providing for any of the transactions set forth above.

  Such special shareholder vote requirements do not apply to any transaction approved by a majority of the "continuing directors," or if various specified conditions are met. A continuing director is any member of the Zions Board who is not a related person or an interested shareholder or an affiliate or associate of a related person and who (1) was a director on February 21, 1986 or (2) became a director subsequent to that date and whose election or nomination for election by Zions' shareholders was approved by a majority of the continuing directors then on the Board.

  The Vectra Charter and Vectra Bylaws contain no similar provision.

SHAREHOLDER RIGHTS PLAN

  In September 1996, Zions entered into the Shareholder Protection Rights Agreement, dated September 27, 1996 (the "Zions Rights Plan"), with Zions First National Bank, as rights agent, and the Zions Board declared a dividend of one right (the "Rights") on each outstanding share of Zions Common Stock. The Zions Rights Plan was not adopted in response to any specific effort to acquire control of Zions. Rather, it was adopted to deter abusive takeover tactics that can be used to deprive shareholders of the full value of their investment.

  Until it is announced that a person or group has acquired 10% or more of Zions Common Stock (an "Acquiring Person") or commences a tender offer that will result in such person or group owning 10% or more of Zions Common Stock, the Rights will be evidenced by the Zions Common Stock certificates, will automatically trade with the Zions Common Stock and will not be exercisable. Thereafter, separate Rights certificates will be distributed and each Right will entitle its holder to purchase Participating Preferred Stock of Zions having economic and voting terms similar to those of one share of Common Stock for an exercise price of $90.00.

  Upon announcement that any person or group has become an Acquiring Person, 10 days thereafter (or such earlier or later date as the Zions Board may decide) (the "Flip-in Date") each Right (other than Rights beneficially owned by any Acquiring Person or transferees thereof, which Rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of Zions Common Stock or Participating Preferred Stock having a market value of twice the exercise price.

  In addition, if, after an Acquiring Person controls Zions' Board, Zions is involved in a merger or sells more than 50% of its assets or earning power (or has entered into an agreement to do any of the foregoing) and, in the case of a merger, the Acquiring Person will receive different treatment than all other shareholders or the person with whom the merger occurs is the Acquiring Person or a person affiliated or associated with the Acquiring Person, each Right will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the Acquiring Person having a market value of twice the exercise price. If any person or group acquires between 10% and 50% of the Zions Common Stock, Zions Board may, at its option, exchange one share of Zions Common Stock for each Right.

  Vectra has no such shareholder protection rights plan.

BOARD OF DIRECTORS

 Director Liability

  As permitted by Utah law, the Zions Charter provides that directors shall not be liable for monetary damages to the corporation or its shareholders for a breach of fiduciary duty as a director other than (i) a breach of a director's duty of loyalty, (ii) acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorizing the unlawful payment of dividends, and (iv) transactions in which a director receives an improper benefit.

  Colorado law provides that a corporation's articles of incorporation may set forth a provision that eliminates or limits the liability of a director to the corporation for money damages for any action taken or any failure to take any action as a director, except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, voting for or assenting to a distribution made in violation of Colorado law or such corporation's articles of incorporation, or any transaction from which the director directly or indirectly derived an improper personal benefit. The Vectra Charter limits directors' personal liability to the corporation or its shareholders for breach of fiduciary duty as a director to the full extent provided for by Colorado law.

 Classified Board

  Zions Charter divides the Zions Board into three classes, each consisting of one-third (or as near as may be) of the whole number of the Board of Directors. Utah law requires that each class contain as equal a number of directors as possible. One class of directors is elected at each annual meeting of shareholders, and each class serves for a term of three years.

  The number of directors which constitute Zions' full Board of Directors may be increased or decreased only by amendment of the Zions Bylaws, which requires the affirmative vote of two-thirds of the total number of directors constituting the entire Zions Board, or by the shareholders of Zions at a regular or special meeting by the affirmative vote of two-thirds of the outstanding and issued shares entitled by statute to vote. Except as otherwise required by law, vacancies on the Zions Board, including vacancies resulting from an increase in the size of the Zions Board, may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Zions Board. Zions' directors elected by the Zions Board to fill vacancies serve for the full remainder of the term of the class to which they have been elected.

  The Vectra Charter and Vectra Bylaws do not provide for a classified Board of Directors. The Vectra Bylaws provide that vacancies occurring on the Vectra Board, including vacancies resulting from an increase in the size of the Vectra Board, are to be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum. A Vectra director elected by the Vectra Board to fill a vacancy serves for the full remainder of the term of such director's predecessor.

 Removal of Directors

  The Zions Charter provides that any director (or the entire Zions Board) may be removed from office by shareholder vote only if such removal is approved by the holders of two-thirds of the issued and outstanding shares then entitled to vote at an election of directors.

  The Vectra Bylaws provide that, at a meeting of shareholders called expressly for that purpose, any or all directors may be removed with or without cause by a majority vote of the shares entitled to vote.

SHAREHOLDER MEETINGS

  Utah law provides that special meetings of a corporation's shareholders may be called by the board of directors or such other persons authorized by the bylaws to call a special meeting or by the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. Under the Zions Bylaws, special meetings may also be called by the president.

  Under the Vectra Bylaws, special meetings of shareholders may be called by the president, the Vectra Board or holders of at least 10% of all shares entitled to vote at the meeting.

AMENDMENT OF ARTICLES AND BYLAWS

  The Zions Charter requires the affirmative vote of the holders of two-thirds of all outstanding voting stock of Zions to approve any amendment to the Zions Charter, provided that the provisions regarding a special shareholder vote for business transactions may only be repealed or amended by the affirmative vote of 80% of the issued and outstanding stock entitled to vote. The Zions Bylaws may be amended by an affirmative vote of two-thirds of the total number of directors constituting the entire Zions Board or by the affirmative vote of two-thirds of the issued and outstanding shares entitled to vote.

  Under Colorado law, the Vectra Charter may be amended at an annual or special shareholder meeting by an affirmative majority vote of all votes cast. The Vectra Bylaws provide that they may be amended by the affirmative vote of a majority of the Vectra Board at the annual meeting of the Vectra Board or at any special meeting of the Vectra Board called for that purpose, subject to repeal or change by action of the Vectra Shareholders.

DISSENTERS' RIGHTS

  Utah law provides for dissenters' rights in a variety of transactions including: (i) any plan of merger to which a corporation is a party (other than mergers or consolidations not requiring a shareholder vote); (ii) certain sales, leases, exchanges or other dispositions of all or substantially all of the assets of a corporation; and (iii) certain share exchanges. However, shareholders of a Utah business corporation are not entitled to dissenters' rights in any of the transactions mentioned above if their stock is either listed on a national securities exchange or on the NASDAQ National Market System or held of record by 2,000 or more shareholders. The aforementioned provisions do not apply if the shareholder will receive for his shares anything except (a) shares of the corporation surviving the consummation of the plan of merger or share exchange, (b) shares of a corporation whose shares are listed on a national securities exchange or the NASDAQ National Market System or held of record by not less than 2,000 holders, or (c) cash in lieu of fractional shares. Zions Common Stock currently is listed for trading in the NASDAQ National Market System and has more than 2,000 shareholders of record.

  Colorado law provides that any shareholder of a Colorado corporation shall have the right to dissent from any of the following corporate actions in which such shareholder is entitled to vote: (1) consummation of a plan of merger to which the corporation is a party if either (i) shareholder approval is required by Colorado laws or the corporation's articles or (ii) the corporation is a subsidiary that is merged with its parent under Colorado law;
(2) consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of the corporation or property of an entity controlled by the Corporation not made in the usual and regular course of business; and (3) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired.

  Shareholders of a Colorado corporation are not entitled to dissent from a plan of merger if the shares held by the shareholders are part of a class or series of shares registered on a national securities exchange, were listed on the NASDAQ National Market System or were held of record by at least 2,000 shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action. Vectra Common Stock is listed on the NASDAQ National Market System. As a result, Vectra Common Shareholders are not entitled to exercise any rights of dissenting shareholders under Colorado law, but Vectra Preferred Shareholders are entitled to exercise such rights. See "Dissenters' Rights."

DIVIDEND RIGHTS

  Utah law generally allows a corporation, subject to restrictions in its certificate of incorporation, to declare and pay dividends in cash or property, but only if the corporation is solvent and payment would not render the corporation insolvent. The Zions Charter places no further restrictions on distributions. Thus, the holders of Zions Common Stock are entitled to dividends when, as and if declared by the Zions Board out of funds legally available therefor. However, if Zions preferred stock is issued, the Zions Board may grant preferential dividend rights to the holders of such stock which would prohibit payment of dividends on Zions Common Stock unless and until specified dividends on the preferred stock had been paid.

  Colorado law prohibits corporations from paying dividends when, after giving the dividend effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the shareholders receiving the distribution, and allows Colorado corporations to impose additional restrictions in its articles. The Vectra Charter places no further restrictions on dividends. Vectra Preferred Shareholders are entitled to receive quarterly cash dividends in the amount of $1.75 per share when, as and if declared by the Vectra Board. Generally, if Vectra is in default or in arrears with respect to payment of dividends declared on the Vectra Preferred Stock or with respect to the mandatory or optional redemption provisions of the Vectra Preferred Stock, then Vectra may not declare dividends or otherwise make any distribution with respect to any shares of Vectra Common Stock.

LIQUIDATION RIGHTS

  Upon liquidation, dissolution or winding up of Zions, whether voluntary or involuntary, the holders of Zions Common Stock are entitled to share ratably in the assets of the corporation available for distribution after all liabilities of the corporation have been satisfied. However, if preferred stock is issued by Zions, the Zions Board may grant preferential liquidation rights to the holders of such stock which would entitle them to be paid out of the assets of Zions available for distribution before any distribution is made to the holders of Zions Common Stock.

  The rights of Vectra Common Shareholders in the event of a liquidation are substantially similar to those applicable to holders of Zions Common Stock. Under Colorado law, upon dissolution or liquidation by a court, after all liabilities and obligations of the corporation have been satisfied, any remaining assets or proceeds shall be distributed among its shareholders according to their respective rights and interests. In addition, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Vectra, the Vectra Preferred Shareholders are entitled to receive out of the assets of Vectra before any distribution of assets is made to the Vectra Common Shareholders an amount equal to $100 per share, plus an amount equal to all accumulated and unpaid dividends on such shares.

                              DISSENTERS' RIGHTS

  The following is a summary of Article 113 of the CBCA and the procedures for Vectra Preferred Shareholders dissenting from the Merger Agreement and exercising Dissenters' Rights. This summary is qualified in its entirety by reference to Article 113 of the CBCA, which is attached hereto as Appendix D. Appendix D should be reviewed carefully by any Vectra Preferred Shareholders who wish to exercise statutory dissenters' rights or who wish to preserve the right to do so. FAILURE STRICTLY TO COMPLY WITH THE PROCEDURES SET FORTH IN
ARTICLE 113 OF THE CBCA WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

DISSENTERS' RIGHTS

  Under Article 113 of the CBCA ("Article 113"), if the Merger Agreement is approved and the Merger is consummated, holders of Vectra Preferred Stock who exercise their Dissenters' Rights in accordance with Article 113 will be entitled to have the "fair value" of their shares paid to them in cash by complying with the provisions of Article 113. The term "fair value" is defined in Article 113 to mean the value of the shares immediately before the Effective Date, excluding any appreciation or depreciation in anticipation of the Merger except to the extent that exclusion would be inequitable. Reference herein to "dissenters' rights" is a general reference to a shareholder's right to dissent to the Merger and obtain payment for the shareholder's shares in accordance with Article 113.

WHO MAY DISSENT

  Each Vectra Preferred Shareholder may dissent to the Merger and obtain payment of the fair value of the shareholder's shares by following the procedures provided in Article 113 and summarized herein. The rights of the Vectra Preferred Shareholder may differ depending on whether the Vectra Preferred Shareholder is a Vectra Preferred Shareholder of record holding shares for two or more beneficial shareholders or the Vectra Preferred Shareholder is a beneficial shareholder whose shares are held of record by one or more record shareholders, as follows:

    (a) A record shareholder may assert Dissenters' Rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes Vectra to receive written notice which states
  (1) such dissent and (2) the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights.

    (b) A beneficial shareholder may assert Dissenters' Rights as to the shares held on the beneficial shareholder's behalf only if (1) the beneficial shareholder causes Vectra to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts Dissenters' Rights, and (2) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

  Vectra may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to Vectra that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, Dissenters' Rights as to all such shares as to which there is no limitation on the ability to exercise Dissenter's Rights. Any such requirement will be stated in the "Dissenters' Notice" that is referred to below.

REQUIREMENTS TO BE MET

  A Vectra Preferred Shareholder who wishes to assert Dissenters' Rights must
(a) cause Vectra to receive, before the vote is taken on the Merger Agreement, written notice of the shareholders' intention to demand payment for the shareholder's shares if the Merger Agreement is approved (the "Shareholder's Notice of Intent to Dissent") and (b) not vote the shares in favor of the Merger Agreement. A Vectra Preferred Shareholder who does not satisfy the foregoing requirements is not entitled to demand payment for the Vectra Preferred Shareholder's shares under Article 113.

NOTICE REQUIRED TO BE GIVEN BY VECTRA

  If the Merger Agreement is approved, Vectra will give a written dissenters' notice (the "Dissenters' Notice") to each Vectra Preferred Shareholder who has complied with the provisions summarized above and who is entitled to demand payment for shares under Article 113. The Dissenters' Notice may be given before the Effective Date of the Merger and will in any event be given no later than ten days after the Effective Date of the Merger. The Dissenters' Notice will (a) state that the Merger Agreement was approved and state the Effective Date or the proposed Effective Date of the Merger; (b) state an address at which Vectra will receive a Payment Demand (as defined below) and the address of a place where certificates for certificated shares must be deposited; (c) supply a Payment Demand form for demanding payment for shares, which form will request the shareholder to state an address to which payment is to be made; (d) set the date (the "Payment Demand Date") by which Vectra must receive the Payment Demand and certificates for shares, which Payment Demand Date will not be less than thirty days after the date the Dissenters' Notice is given; (e) if Vectra has chosen to impose such a requirement, state that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each shareholder, and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder, have asserted, or will timely assert, Dissenter's Rights as to all such shares as to which there is no limitation on the ability to exercise Dissenters' Rights; and (f) be accompanied by a copy of Article 113.

DISSENTER'S PROCEDURES TO DEMAND PAYMENT

  If the Vectra Preferred Shareholder has given a Shareholder's Notice of Intent to Dissent in accordance with the provisions summarized above and wishes to assert the Vectra Preferred Shareholder's Dissenters' Rights (such a person being referred to in this summary as a "Dissenter"), the Dissenter must
(a) cause Vectra to receive a payment demand (the "Payment Demand," which may, but need not, be on the Payment Demand form provided by Vectra with the Dissenter's Notice), duly completed, and (b) deposit the Dissenter's certificates for shares. A Dissenter will have all rights of a Vectra Preferred Shareholder, except the right to transfer the shares, until the Effective Date of the Merger but will have, after the Effective Date of the Merger, only the right to receive payment of the shares as to which payment has been demanded.

  The Payment Demand and deposit of certificates by a Dissenter will be irrevocable unless (1) the Effective Date has not occurred within sixty days after the Payment Demand Date, or (2) Vectra fails to make payment to the Dissenter, within sixty days after the Payment Demand Date, of the amount Vectra estimates to be the fair value of the Dissenter's shares, plus accrued interest. If the Effective Date of the Merger is more than sixty days after the Payment Demand Date, then Vectra will be required to send a new Dissenters' Notice and the provisions summarized above will again be applicable.

  If a Dissenter fails to demand payment and deposit certificates representing the shares as to which dissent is made, as required by the Dissenter's Notice, by the Payment Demand Date, the Dissenter will not be entitled to payment for the shares under Article 113 and will become a shareholder in Zions as if the Dissenter has not exercised any Dissenters' Right.

PAYMENT FOR SHARES

  Upon the Effective Date of the Merger, or upon receipt of a Payment Demand given in accordance with the provisions of Article 113, whichever is later, Vectra will pay each Dissenter who has complied with the requirements for demanding payment stated in Article 113, at the address stated in the Payment Demand, or, if no such address is stated in the Payment Demand, at the address shown on Vectra's current record of Vectra Preferred Shareholders for the record shareholder holding the Dissenter's shares, the amount Vectra estimates to be the fair value of the Dissenter's shares, plus accrued interest. The payment will be accompanied by: (a) Vectra's balance sheet, statement of changes in shareholders' equity, statement of cash flow and other financial statements complying with the requirements of Section 7-113-206(2)(a); (b) a statement of Vectra's estimate of the fair value of the shares; (c) an explanation of how the interest was calculated; (d) a statement of the Dissenter's right to demand payment in accordance with the provisions of
Article 113 regarding the Dissenter's Responsive Notice summarized below; and
(e) a copy of Article 113.

FAILURE TO EFFECT MERGER

  If the Effective Date of the Merger does not occur within sixty days after the Payment Demand Date, Vectra will return the deposited certificates. If the Effective Date of the Merger occurs more than sixty days after Payment Demand Date, then Vectra shall send a new Dissenters' Notice, as provided in Section 7-113-203, and the appropriate provisions of Article 113 shall again be applicable.

SHARES ACQUIRED AFTER ANNOUNCEMENT OF MERGER AGREEMENT

  Vectra may, in or with the Dissenters' Notice, state the date of the first announcement to news media or to shareholders of the terms of the Merger Agreement (the "Announcement Date") and state that the Dissenter must certify in writing, in or with the Payment Demand, whether or not the Dissenter (or the person on whose behalf the Dissenter asserts Dissenters' Rights) acquired beneficial ownership of the shares before the

Announcement Date. With respect to any Dissenter who does not so certify in writing, in or with the Payment Demand, that the Dissenter or the person on whose behalf the Dissenter asserts Dissenters' Rights acquired beneficial ownership of the shares before the Announcement Date, Vectra may, in lieu of making payment for the shares, offer to make such payment if the Dissenter agrees to accept the payment in full satisfaction of the demand. Any such offer will include: (A) Vectra's balance sheet, statement of changes in shareholders' equity, statement of cash flow and other financial statements complying with the requirements of Section 7-133-206(2)(a); (b) a statement of Vectra's estimate of the fair value of the shares; (c) an explanation of how the interest was calculated; (d) a statement of the Dissenter's right to demand payment in accordance with the provisions of Article 113 regarding the Dissenter's Responsive Notice summarized below; and (3) a copy of Article 113.

DISSENTER'S PROCEDURE IF DISSATISFIED WITH VECTRA PAYMENT OR OFFER

  A Dissenter may give notice (the "Dissenter's Response Notice") to Vectra in writing of the Dissenter's estimate of the fair value of the Dissenter's shares and of the amount of interest due and may demand payment of such estimate (less any payment made by Vectra as contemplated above) or may reject Vectra's offer made as contemplated above with respect to shares acquired after the Announcement Date and may demand payment of the fair value of the shares and interest due, if: (a) the Dissenter believes that the amount paid or offered by Vectra, as the case may be, is less than the fair value of the shares or that the interest due was incorrectly calculated; (b) Vectra fails to make payment within sixty days after the Payment Demand Date, or (c) Vectra does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required if the Effective Date of the Merger has not occurred within sixty days after the Payment Demand Date. A Dissenter waives the right to demand payment as outlined above unless the Dissenter causes Vectra to receive the Dissenter's Responsive Notice within thirty days after Vectra made or offered payment for the Dissenter's shares.

COURT ACTION FOR APPROVAL

  If the Dissenter's demand for payment pursuant to the Dissenter's Responsive Notice remains unresolved, Vectra may, within sixty days after receiving the Dissenter's Responsive Notice, commence a proceeding and petition the district court of Denver County, Colorado to determine the fair value of the Dissenter's shares and accrued interest. If the Dissenter's demand for payment remains unresolved within that sixty day period and Vectra does not commence the proceeding within that period, Vectra must pay to the Dissenter the amount demanded in the Dissenter's Responsive Notice.

  Vectra shall make all Dissenters whose demands remain thus unresolved parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition in the manner provided in
Article 113. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings. Each Dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the Dissenter's shares, plus interest, exceeds the amount paid by Vectra, or for the fair value, plus interest, of the Dissenter's shares for which Vectra elected to withhold payment under the provisions outlined above.

  The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and will assess the costs against Vectra; except that the court may assess costs against all or some of the Dissenters, in amounts the court finds equitable, to the extent the court finds the Dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, (a) against Vectra and in favor of any Dissenters if the court finds Vectra did not substantially comply with the requirements of part 2 of Article 113; or (b) against either Vectra or one or more Dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided in
Article 113. If the court finds that the services of counsel for any Dissenter were of substantial benefit to other Dissenters similarly situated, and that the fees for those services should not be assessed against Vectra, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the Dissenters who were benefitted.

  THE ABOVE IS MERELY A SUMMARY OF ARTICLE 113 OF THE CBCA. THIS SUMMARY IS QUALIFIED BY REFERENCE TO THOSE SECTIONS, WHICH ARE SET FORTH IN THEIR ENTIRETY AS ANNEX D TO THIS PROXY STATEMENTCPROSPECTUS. VECTRA PREFERRED SHAREHOLDERS DESIRING TO EXERCISE DISSENTERS' RIGHTS SHOULD REFER TO THE FULL TEXT OF ANNEX D AND SHOULD CONSULT COUNSEL SINCE FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF THE STATUTE WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

                        VALIDITY OF ZIONS COMMON STOCK

  The validity of the shares of Zions Common Stock to be issued in the Merger has been passed upon by Sullivan & Cromwell, Los Angeles, California, counsel for Zions.

                                    EXPERTS

  The consolidated financial statements of Zions as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Vectra Banking Corporation at December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 23, 1997

                                 BY AND BETWEEN

                              ZIONS BANCORPORATION

                                      AND

                              VECTRA BANKING CORP.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 RECITALS.................................................................  A-1

                                   ARTICLE I

                              CERTAIN DEFINITIONS

 1.01 Certain Definitions................................................   A-1

                                   ARTICLE II

                                   THE MERGER

 2.01 The Merger.........................................................   A-7
 2.02 Effective Date and Effective Time..................................   A-6
 2.03 Plan of Merger.....................................................   A-6

                                  ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

 3.01 Merger Consideration...............................................   A-6
 3.02 Rights as Stockholders; Stock Transfers............................   A-6
 3.03 Fractional Shares..................................................   A-6
 3.04 Exchange Procedures................................................   A-7
 3.05 Anti-Dilution Provisions...........................................   A-8
 3.06 Options............................................................   A-8
 3.07 Warrant............................................................   A-8
 3.08 Dissenters' Rights.................................................   A-8

                                   ARTICLE IV

                          ACTIONS PENDING ACQUISITION

 4.01 Forebearances of Company...........................................   A-9
 4.02 Forebearances of Zions.............................................  A-11

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

 5.01 Disclosure Schedules...............................................  A-11
 5.02 Standard...........................................................  A-11
 5.03 Representations and Warranties of Company..........................  A-11
 5.04 Representations and Warranties of Zions............................  A-18

                                   ARTICLE VI

                                   COVENANTS

 6.01 Reasonable Best Efforts............................................  A-19
 6.02 Stockholder Approval...............................................  A-19
 6.03 Registration Statement.............................................  A-19
 6.04 Press Releases.....................................................  A-20
 6.05 Access; Information................................................  A-20

                                                                            PAGE
                                                                            ----
 6.06 Acquisition Proposals...............................................  A-21
 6.07 Affiliate Agreements................................................  A-21
 6.08 Takeover Laws.......................................................  A-21
 6.09 Certain Policies....................................................  A-21
 6.10 NASDAQ Listing......................................................  A-21
 6.11 Regulatory Applications.............................................  A-22
 6.12 Indemnification; Director and Officers' Insurance...................  A-22
 6.13 Benefit Plans.......................................................  A-23
 6.14 Accountants' Letters................................................  A-23
 6.15 Notification of Certain Matters.....................................  A-23
 6.16 Conversion of Company Convertible Stock and Exercise of Warrant.....  A-23
 6.17 Shareholder Agreements..............................................  A-23

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

 7.01 Conditions to Each Party's Obligation to Effect the Merger..........  A-24
 7.02 Conditions to Obligation of Company.................................  A-24
 7.03 Conditions to Obligation of Zions...................................  A-25

                                  ARTICLE VIII

                                  TERMINATION

 8.01 Termination.........................................................  A-26
 8.02 Effect of Termination and Abandonment...............................  A-27

                                   ARTICLE IX

                                 MISCELLANEOUS

 9.01 Survival............................................................  A-27
 9.02 Waiver; Amendment...................................................  A-27
 9.03 Counterparts........................................................  A-27
 9.04 Governing Law; Waiver of Jury Trial.................................  A-27
 9.05 Expenses............................................................  A-27
 9.06 Notices.............................................................  A-28
 9.07 Entire Understanding; No Third Party Beneficiaries..................  A-28
 9.08 Interpretation; Effect..............................................  A-28

EXHIBIT A Form of Affiliate Agreement
EXHIBIT B Form of Shareholder's Agreement

  AGREEMENT AND PLAN OF MERGER, dated as of September 23, 1997 (this "Agreement"), by and between Vectra Banking Corp. ("Company") and Zions Bancorporation ("Zions").

                                   RECITALS

  A. Vectra Banking Corp. Vectra Banking Corp. is a Colorado corporation, having its principal place of business in Denver, Colorado.

  B. Zions Bancorporation. Zions Bancorporation is a Utah corporation, having its principal place of business in Salt Lake City, Utah.

  C. Stock Option Agreement. Concurrently herewith, Company and Zions are entering into a stock option agreement (the "Stock Option Agreement"), to be dated the date hereof, whereby Company will grant to Zions the option to purchase up to 19.9% of the outstanding shares of the Company Common Stock upon the occurrence of certain events.

  D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be accounted for under the "pooling-of-interests" accounting method and be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 as amended (the "Code").

  E. Board Action. The respective Boards of Directors of each of Zions and Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

  1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

  "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

  "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

  "Average Closing Price" means the average of the daily closing prices of Zions Common Stock on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the fifteen consecutive full trading days in which such shares are traded on NASDAQ ending at the close of trading on the Determination Date.

  "Benefit Plans" has the meaning set forth in Section 5.03(m).

  "Business Combination" has the meaning set forth in Section 3.05.

  "CBCA" means the Colorado Business Corporation Act.

  "Code" has the meaning set forth in the recitals.

  "Colorado Secretary" means the Colorado Secretary of State.

  "Common Exchange Ratio" has the meaning set forth in Section 3.01.

  "Company" has the meaning set forth in the preamble to this Agreement.

  "Company Affiliate" has the meaning set forth in Section 6.07(a).

  "Company Board" means the Board of Directors of Company.

  "Company Bank" means Vectra Bank, a Colorado banking corporation and a wholly owned subsidiary of Company.

  "Company By-Laws" means the By-laws of Company.

  "Company Certificate" means the Amended and Restated Articles of Incorporation of Company.

  "Company Common Stock" means the common stock, par value $.01 per share, of Company.

  "Company Convertible Preferred Stock" means the Convertible Preferred Stock, par value $0.10 per share, of Company.

  "Company Meeting" has the meaning set forth in Section 6.02.

  "Company Stock" means, collectively, Company Common Stock and Company Convertible Preferred Stock.

  "Company Stock Option" has the meaning set forth in Section 3.06.

  "Company Stock Plans" means the Employees' Equity Incentive Plan, the Nonemployee Directors' Stock Option Plan, the 1989 Non-Statutory Stock Option Plan and the Incentive Stock Purchase Plan.

  "Corporation Division" has the meaning set forth in Section 2.01(b).

  "Costs" has the meaning set forth in Section 6.12(a).

  "Covered Transactions" has the meaning set forth in Section 5.03(o).

  "Determination Date" means the date that is five NASDAQ trading days prior to the Effective Date.

  "Disclosure Schedule" has the meaning set forth in Section 5.01.

  "Dissenters' Preferred Shares" has the meaning set forth in Section 3.01(b).

  "Dissenting Preferred Shareholder" has the meaning set forth in Section
3.01(b).

  "DOL" has the meaning set forth in Section 5.03(m).

  "Effective Date" means the date on which the Effective Time occurs.

  "Effective Time" means the effective time of the Merger, as provided for in
Section 2.02.

  "Employees" has the meaning set forth in Section 5.03(m).

  "Environmental Law" has the meaning set forth in Section 5.03(p).

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

  "Exchange Agent" has the meaning set forth in Section 3.04.

  "Exchange Fund" has the meaning set forth in Section 3.04.

  "FDIC" means the Federal Deposit Insurance Corporation.

  "Federal Reserve" means the Board of Governors of the Federal Reserve
System.

  "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

  "Hazardous Substance" has the meaning set forth in Section 5.03(p).

  "Indemnified Party" has the meaning set forth in Section 6.12(a).

  "Index Ratio" has the meaning set forth in Section 8.01(f).

  "Insurance Policy" has the meaning set forth in Section 5.03(t).

  "KBW Average Index" means the average of the KBW Index for the ten consecutive full New York Stock Exchange trading days ending on the Determination Date.

  "KBW Index" means the KBW 50 Index of Keefe, Bruyette & Woods, Inc. (as provided by Keefe, Bruyette & Woods, Inc. upon request).

  "KBW Starting Index" means the average of the KBW Index for the ten consecutive full New York Stock Exchange trading days commencing on the day five full New York Stock Exchange trading days before the first public announcement of the Merger.

  "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

  "Material Adverse Effect" means, with respect to Zions or Company, any effect that (i) is material and adverse to the financial position, results of operations or business of Zions and its Subsidiaries taken as a whole or Company and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Zions or Company to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally and (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles.

  "Maximum Amount" has the meaning set forth in Section 6.12(c).

  "Merger" has the meaning set forth in Section 2.01.

  "Merger Consideration" has the meaning set forth in Section 2.01.

  "Multiemployer Plans" has the meaning set forth in Section 5.03(m).

  "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

  "New Certificate" has the meaning set forth in Section 3.04.

  "Old Certificate" has the meaning set forth in Section 3.04.

  "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

  "Pension Plan" has the meaning set forth in Section 5.03(m).

  "Plans" has the meaning set forth in Section 5.03(m).

  "Preferred Exchange Ratio" has the meaning set forth in Section 3.01.

  "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

  "Proxy Statement" has the meaning set forth in Section 6.03.

  "Registration Statement" has the meaning set forth in Section 6.03.

  "Regulatory Authority" has the meaning set forth in Section 5.03(i).

  "Replacement Option" has the meaning set forth in Section 3.06.

  "Replacement Warrant" has the meaning specified in Section 3.07.

  "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

  "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

  "SEC" means the Securities and Exchange Commission.

  "SEC Documents" has the meaning set forth in Section 5.03(g).

  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

  "Shareholder Agreements" has the meaning set forth in Section 6.17.

  "Starting Price" means the average of the closing price for Zions Common Stock as reported on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days on which such shares are traded on NASDAQ commencing on the day five full NASDAQ trading days before the first public announcement of the Merger.

  "Stock Option Agreement" has the meaning set forth in the Recitals.

  "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

  "Surviving Corporation" has the meaning set forth in Section 2.01.

  "Takeover Laws" has the meaning set forth in Section 5.03(o).

  "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

  "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

  "Treasury Stock" shall mean shares of Company Stock held by Company or any of its Subsidiaries or by Zions or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

  "UBCA" means the Utah Business Corporation Act.

  "Warrant" means the warrant issued to the underwriter in Company's initial public offering in 1994.

  "Zions" has the meaning set forth in the preamble to this Agreement.

  "Zions Board" means the Board of Directors of Zions.

  "Zions Common Stock" means the common stock, no par value per share, of Zions together with any rights attached thereto under or by virtue of the Shareholder Protection Rights Agreement, dated September 27, 1996, between Zions and Zions First National Bank, as rights agent.

  "Zions Preferred Stock" means the preferred stock, no par value per share, of Zions.

  "Zions Ratio" has the meaning set forth in Section 8.01(f).

                                  ARTICLE II

                                  THE MERGER

  2.01 The Merger. (a) At the Effective Time, Company shall merge with and into Zions (the "Merger"), the separate corporate existence of Company shall cease and Zions shall survive and continue to exist as a Utah corporation (Zions, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). Zions may at any time prior to the Effective Time change the method of effecting the combination with Company (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Company Stock as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of Company's stockholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

  (b) Subject to the satisfaction or waiver of the conditions set forth in
Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the Utah Division of Corporation and Commercial Code (the "Corporation Division") of articles of merger in accordance with Section 16-10a-1105 of the UBCA and the filing in the office of the Colorado Secretary of articles of merger in accordance with Section 7-111-105 of the CBCA or such later date and time as may be set forth in such articles and the issuance of certificates of merger by the Corporation Division and the Colorado Secretary under the UBCA and the CBCA, respectively. The Merger shall have the effects prescribed in the UBCA and the CBCA.

  (c) Articles of Incorporation and By-Laws. The articles of incorporation and by-laws of Zions immediately after the Merger shall be those of Zions as in effect immediately prior to the Effective Time.

  (d) Directors and Officers of the Surviving Corporation. The directors and officers of Zions immediately after the Merger shall be the directors and officers of Zions immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

  2.02 Effective Date and Effective Time. On such date as Zions selects (and promptly provides notice thereof to the Company), which shall be within ten days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities and the receipt of all approvals of governmental authorities and all conditions to the consummation of the Merger are satisfied or waived, or on such earlier or later date as may be agreed in writing by the parties, articles of merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such articles of merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time of such filing or as set forth in such articles of merger.

  2.03 Plan of Merger. At the request of Zions, Zions and Company shall enter into a separate plan of merger or articles of merger reflecting the terms hereof for purposes of any filing requirement of the CBCA or UBCA.

                                  ARTICLE III

                      CONSIDERATION; EXCHANGE PROCEDURES

  3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

    (a) Outstanding Company Common Stock. Each share, excluding Treasury Stock, of Company Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 0.685 of a share of Zions Common Stock (the "Common Exchange Ratio"). The Common Exchange Ratio shall be subject to adjustment as set forth in Sections 3.05 and 8.01(f).

    (b) Outstanding Company Convertible Preferred Stock. Each share, excluding (i) Treasury Stock and (ii) shares held by holders (each, a "Dissenting Preferred Shareholder") who perfect their rights to dissent under the CBCA (the "Dissenters' Preferred Shares"), of Company Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 7.755 shares of Zions Common Stock (the "Preferred Exchange Ratio"). The Preferred Exchange Ratio shall be subject to adjustment as set forth in Sections 3.05 and 8.01(f).

    (c) Outstanding Zions Stock. Each share of Zions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

    (d) Treasury Shares. Each share of Company Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

  3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, stockholders of Company, other than to receive any dividend or other distribution with respect to such Company Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Company or the Surviving Corporation of shares of Company Stock.

  3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Zions Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the

Merger; instead, Zions shall pay to each holder of Company Stock who would otherwise be entitled to a fractional share of Zions Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the closing prices of Zions Common Stock, as reported on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NASDAQ trading days immediately preceding the Effective Date.

  3.04 Exchange Procedures. (a) At or prior to the Effective Time, Zions shall deposit, or shall cause to be deposited, with such bank or trust company as Zions shall elect (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Company Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of Zions Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of Company Stock.

  (b) As soon as practicable after the Effective Date but not more than five business days thereafter, Zions shall send or cause to be sent to each former holder of record of shares of Company Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Zions shall cause the New Certificates into which shares of a stockholder's Company Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Stock (or an affidavit of lost certificate and, if required by the Exchange Agent, indemnity reasonably satisfactory to Zions and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. In the event of a transfer of ownership of any shares of Company Stock not registered in the transfer records of Company, the exchange described in this Section 3.04(b) may nonetheless be effected and a check for the cash to be paid in lieu of fractional shares may be issued to the transferee if the Old Certificate representing such Company Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the discretion of Zions and the Exchange Agent, (i) to evidence and effect such transfer but for the provisions of Section 3.02 hereof and (ii) to evidence that all applicable stock transfer taxes have been paid.

  (c) If Old Certificates are not surrendered or the consideration therefor is not claimed prior to the date on which such consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed consideration shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Surviving Corporation (and to the extent not in its possession shall be paid over to the Surviving Corporation), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (d) At the election of Zions, no dividends or other distributions with respect to Zions Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Stock converted in the Merger into the right to receive shares of such Zions Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04, and no such shares of Company Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this
Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Zions Common Stock such holder had the right to receive upon surrender of the Old Certificate.

  (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Company for six months after the Effective Time shall be returned by the Exchange Agent to Zions. Any stockholders of Company who have not theretofore complied with this Article III shall thereafter look only to Zions for payment of the shares of Zions Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Zions Common Stock deliverable in respect of each share of Company Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

  3.05 Anti-Dilution Provisions. In the event Zions changes (or establishes a record date for changing) the number of shares of Zions Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Zions Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. If, between the date hereof and the Effective Time, Zions shall consolidate with or into any other corporation (a "Business Combination") and the terms thereof shall provide that Zions Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made as part of the terms of such Business Combination so that (i) shareholders of Company who would be entitled to receive shares of Zions Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Zions Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Zions Common Stock.

  3.06 Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock under the Company Stock Plans (each, a "Company Stock Option"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Zions Common Stock equal to (a) the number of shares of Company Common Stock subject to the Company Stock Option, multiplied by (b) the Common Exchange Ratio (such product rounded down to the nearest whole number) (a "Replacement Option"), at an exercise price per share (rounded down to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock which were purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Zions Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Company Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, Company shall take all action, if any, necessary with respect to the Company Stock Plans to permit the replacement of the outstanding Company Stock Options by Zions pursuant to this Section. At the Effective Time, Zions shall assume the Company Stock Plans; provided, that such assumption shall be only in respect of the Replacement Options and that Zions shall have no obligation with respect to any awards under the Company Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Company Stock Plans.

  3.07 Warrant. At the Effective Time, the unexercised portion of the Warrant, if any, shall be converted into a warrant (the "Replacement Warrant") to acquire, on the same terms and conditions as were applicable under the Warrant, the number of shares of Zions Common Stock equal to (a) the number of shares of Company Common Stock subject to the Warrant, multiplied by (b) the Common Exchange Ratio (such product rounded down to the nearest whole number), at an exercise price per share (rounded down to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock that were purchasable pursuant to the Warrant divided by (z) the full number of shares of Zions Common Stock subject to the Replacement Warrant in accordance with the foregoing.

  3.08 Dissenters' Rights. Any Dissenting Preferred Shareholder who shall be entitled to be paid the "fair value" of his or her Dissenters' Preferred Shares, as provided in Section 7-113-102 of the CBCA, shall not be entitled to the merger consideration in respect thereof provided for under Section 3.01(b) unless and until such Dissenting Preferred Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Preferred Shareholder's right to dissent from the Merger under the CBCA, and shall be entitled to receive only the payment provided for by Section 7-113-102 of the CBCA with respect to such Dissenters'

Preferred Shares. If any Dissenting Preferred Shareholder shall fail to perfect or shall have effectively withdrawn or lost such right to dissent, the Dissenters' Preferred Shares held by such Dissenting Preferred Shareholder shall thereupon be treated as though such Dissenters' Preferred Shares had been converted into the right to receive the merger consideration pursuant to
Section 3.01(b) hereof.

                                  ARTICLE IV

                          ACTIONS PENDING ACQUISITION

  4.01 Forebearances of Company. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Zions, Company will not, and will cause each of its Subsidiaries not to:

    (a) Ordinary Course. Conduct the business of Company and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, take any action that would adversely affect or delay the ability of Company, Zions or any of their Subsidiaries to perform any of their obligations on a timely basis under this Agreement, or take any action that is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole.

    (b) Capital Stock. Other than pursuant to Rights Previously Disclosed,
  (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Company Stock or any Rights, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of Company Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

    (c) Dividends, Etc. (a) Make, declare, pay or set aside for payment any dividend (other than (A) quarterly cash dividends on Company Convertible Preferred Stock in an amount not to exceed $1.75 per share with record and payment dates consistent with past practice, (B) dividends from wholly owned Subsidiaries to Company or another wholly owned Subsidiary of Company and (C) dividends required to be paid by VBC Capital I pursuant to the terms of its 9.5% Cumulative Capital Securities issued in April 1997) on or in respect of, or declare or make any distribution on any shares of Company Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

    (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Company or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iv) for grants of awards to newly hired employees consistent with past practice.

    (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Company or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

    (f) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

    (g) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that is not material to the Company and its Subsidiaries, taken as a whole.

    (h) Capital Expenditures. Except as Previously Disclosed, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $250,000 in the aggregate.

    (i) Governing Documents. Amend the Company Certificate, Company By-Laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Company's Subsidiaries.

    (j) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

    (k) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

    (l) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Company and its Subsidiaries, taken as a whole.

    (m) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

    (n)  Risk Management. Except as required by applicable law or regulation,
  (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means recommended by Zions, to avoid any material increase in its aggregate exposure to interest rate risk.

    (o) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

    (p) Commitments. Agree or commit to do any of the foregoing.

  4.02 Forebearances of Zions. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, Zions will not, and will cause each of its Subsidiaries not to:

    (a) Ordinary Course. Take any action that would adversely affect or delay the ability of Company or Zions to perform any of their obligations on a timely basis under this Agreement, or take any action that is reasonably likely to have a Material Adverse Effect on Zions or its Subsidiaries, taken as a whole.

    (b) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

  5.01 Disclosure Schedules. On or prior to the date hereof, Zions has delivered to Company a schedule and Company has delivered to Zions a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section
5.03 or 5.04; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

  5.02 Standard. No representation or warranty of Company or Zions contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

  5.03 Representations and Warranties of Company. Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Company hereby represents and warrants to Zions:

    (a) Organization, Standing and Authority. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Company is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

    (b) Company Stock. As of the date hereof, the authorized capital stock of Company consists solely of (i) 25,000,000 shares of Company Common Stock, of which no more than 4,821,418 shares were outstanding as of the date hereof, and (ii) 5,000,000 shares of preferred stock, of which 109,709 shares have been designated as Company Convertible Preferred Stock, of which no more than 109,709 shares are outstanding as of the date hereof. As of the date hereof, no shares of Company Common Stock and no shares of Company Convertible Preferred Stock were held in treasury by Company or otherwise owned by Company or its Subsidiaries. The outstanding shares of Company Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of Company Stock authorized and reserved for issuance, Company does not have any Rights issued or outstanding with respect to Company Stock, and Company does not have any commitment to authorize, issue or sell any Company Stock or Rights, except pursuant to this Agreement, the Stock Option Agreement, the Company Stock Plans, the Company Convertible Preferred Stock and the Warrant. The number of shares of Company Common Stock which are issuable and reserved for issuance upon exercise of Company Stock Options as of the date hereof are Previously Disclosed in Company's Disclosure Schedule.

    (c) Subsidiaries. (i)(A) Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Company or its Subsidiaries are fully paid and nonassessable (except pursuant to applicable Colorado law) and are owned by Company or its Subsidiaries free and clear of any Liens.

    (ii) Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

    (iii) Each of Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

    (d) Corporate Power. Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

    (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval of the agreement of merger set forth in this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon and a majority of the outstanding shares of Company Convertible Preferred Stock entitled to vote thereon each voting as a separate voting group (which are the only stockholder votes required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Company and the Company Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Company Board of Directors has received the written opinion of The Wallach Company to the effect that as of the date hereof the consideration to be received by the holders of Company Stock in the Merger is fair to the holders of Company Stock from a financial point of view.

    (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Company or any of its Subsidiaries in connection with the execution, delivery or performance by Company of this Agreement or the Stock Option Agreement or to consummate the Merger except for (A) filings of applications or notices with federal and Colorado banking authorities, (B) filings with the SEC and state securities authorities and the approval of this Agreement by the stockholders of Company, and (C) the filing of articles of merger with the Corporation Division pursuant to the UBCA and the Colorado Secretary pursuant to the CBCA and the issuance of related certificates of merger. As of the date hereof, Company is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

    (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and the expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Company or of any of its Subsidiaries or to which Company or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Certificate or the Company By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

    (g) Financial Reports and SEC Documents. (i) Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the Company's "SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Company and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Company and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

    (ii) Since December 31, 1996, Company and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

    (iii) Since December 31, 1996, (A) Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Company.

    (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Company or any of its Subsidiaries and, to Company's knowledge, no such litigation, claim or other proceeding has been threatened.

    (i) Regulatory Matters. (i) Neither Company nor any of its Subsidiaries or any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Colorado Division of Banking, the Federal Reserve and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

    (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

    (j) Compliance with Laws. Company and each of its Subsidiaries:

      (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

      (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Company's knowledge, no suspension or cancellation of any of them is threatened; and

      (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Company's knowledge, do any grounds for any of the foregoing exist).

    (k) Material Contracts; Defaults. Except for those agreements and other documents filed as exhibits to its SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries. Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

    (l) No Brokers. No action has been taken by Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to The Wallach Company.

    (m) Employee Benefit Plans.

      (i) All benefit and compensation plans, contracts, policies or arrangements covering current employees or former employees of Company and its subsidiaries (the "Employees") and current or former directors of Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), are Previously Disclosed in the Disclosure Letter. True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to Zions.

      (ii) All employee benefit plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. The Company is not a party to any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code. There is no material pending or threatened litigation relating to the Plans. Neither Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

      (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Company under
    Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither Company, any of its Subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Plan.

      (iv) All contributions required to be made under the terms of any Plan have been timely made or have been reflected on the consolidated financial statements of Company included in the SEC Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

      (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

      (vi) Neither Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan. Company or its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

      (vii) The consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of Company or any of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Benefit Plans. Without limiting the foregoing, as a result of the consummation of the transactions contemplated by this Agreement, none of Zions, Company, or any of its Subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

    (n) Labor Matters. Neither Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Company's knowledge, threatened, nor is Company aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

    (o) Takeover Laws; Dissenters' Rights. Company has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby (the "Covered Transactions") are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of the state of Colorado (collectively, "Takeover Laws"). Holders of Company Common Stock do not have dissenters' rights in connection with the Merger. Holders of Company Convertible Preferred Stock do have dissenters' rights in connection with the Merger.

    (p) Environmental Matters.

      (i) Company and each of its Subsidiaries has complied at all times with applicable Environmental Laws; (ii) no real property (including buildings or other structures) currently or formerly owned or operated by Company or any of its Subsidiaries, or any property in which Company or any of its Subsidiaries has held a security interest, lien or a fiduciary or management role ("Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance; (iii) neither Company nor any of its Subsidiaries could be deemed the owner or operator of any Loan Property under any Environmental Law which such Loan Property has been contaminated with, or has had any release of, any Hazardous Substance; (iv) neither Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to the best of Company's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Loan Property, that could reasonably be expected to result in any claims, liability or investigations against Company or any of its Subsidiaries or result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (viii) Company has delivered to Zions copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Company, any Subsidiary of Company, any currently or formerly owned or operated property or any Loan Property.

      As used herein, the term "Environmental Law" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance and the term "Hazardous Substance" means any substance in any concentration that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or
    (C) any other substance which is or may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

    (q) Tax Matters. (i)(A) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to Company and its Subsidiaries have been duly filed, (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid in full, (C) the Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (D) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (E) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending, and (F) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Company or its Subsidiaries. Company has made available to Zions true and correct copies of the United States federal income Tax Returns filed by Company and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1996. Neither Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Company's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Company's SEC Documents filed on or prior to the date hereof. Neither Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax returns (other than a group the common parent of which is or was Company) or otherwise has any liability for the Taxes of any person (other than Company and its Subsidiaries). As of the date hereof, neither Company nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

    (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

    (r) Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Company's own account, or for the account of one or more of Company's Subsidiaries or their customers (all of which are listed on Company's Disclosure Schedule), if any, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Company nor its Subsidiaries, nor to Company's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

    (s) Books and Records. The books and records of Company and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Company and its Subsidiaries.

    (t) Insurance. Company has Previously Disclosed all of the insurance policies, binders, or bonds maintained by Company or its Subsidiaries ("Insurance Policies"). Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

    (u) Accounting Treatment. As of the date hereof, Company is not aware of any reason why the Merger will fail to qualify for "pooling of interests" accounting treatment.

  5.04 Representations and Warranties of Zions. Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Zions hereby represents and warrants to Company as follows:

    (a) Organization, Standing and Authority. Zions is duly organized, validly existing and in good standing under the laws of the State of Utah. Zions is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Zions has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

    (b) Zions Stock. As of the date hereof, the authorized capital stock of Zions consists solely of 100,000,000 shares of Zions Common Stock, of which no more than 59,395,411 shares were outstanding as of the date hereof and 3,000,000 shares of Zions Preferred Stock, of which no shares were outstanding as of the date hereof.

    (c) Corporate Power. Zions and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Zions has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

    (d) Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Zions and its Board of Directors. This Agreement is a valid and legally binding agreement of Zions enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

    (e) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality or with any third party are required to be made or obtained by Zions or any of its Subsidiaries in connection with the execution, delivery or performance by Zions of this Agreement or to consummate the Merger except for (A) the filing of applications and notices, as applicable, with the federal and state banking authorities; (B) approval of the listing on the NASDAQ of Zions Common Stock to be issued in the Merger; (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of articles of merger with the Corporation Division pursuant to the UBCA and the Colorado Secretary pursuant to the CBCA and the issuance of related certificates of merger; (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Zions Stock in the Merger; and (F) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Zions is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

    (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Zions or of any of its Subsidiaries or to which Zions or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of Zions or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

    (f) Financial Reports and SEC Documents; Material Adverse
  Effect. (i) Zions's SEC Documents, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Zions and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Zions and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

    (ii) Since December 31, 1996, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

    (g) No Brokers. No action has been taken by Zions that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

    (h) Accounting Treatment; Tax Matters. As of the date hereof, it is aware of no reason why the Merger will fail to qualify for "pooling of interests" accounting treatment. As of the date hereof, neither Zions nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

                                  ARTICLE VI

                                   COVENANTS

  6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Company and Zions agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

  6.02 Stockholder Approval. Company agrees to take, in accordance with applicable law and the Company Certificate and the Company By-Laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by Company's stockholders for consummation of the Merger (including any adjournment or postponement, the "Company Meeting"), in each case as promptly as practicable after the Registration Statement is declared effective. Except to the extent legally required for the discharge by the Company Board of its fiduciary duties as advised by counsel to the Company Board, the Company Board shall recommend such approval, and Company shall take all reasonable, lawful action to solicit such approval by its stockholders.

  6.03 Registration Statement. (a) Zions agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Zions with the SEC in connection with the issuance of Zions Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Company constituting a part thereof (the "Proxy Statement") and all related documents). Company agrees to cooperate, and to cause its Subsidiaries to cooperate, with Zions, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Company and its Subsidiaries have cooperated as required above, Zions agrees to file the Proxy Statement in preliminary form with the SEC as soon as reasonably practicable but not later than 30 days after the date hereof, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Company and Zions agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Zions also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Company agrees to furnish to Zions all information concerning Company, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

  (b) Each of Company and Zions agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Company and Zions further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, promptly to inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

  (c) Zions agrees to advise Company, promptly after Zions receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Zions Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

  6.04 Press Releases. Each of Company and Zions agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules (provided that the issuing party shall nevertheless provide the other party with notice of, and the opportunity to review, any such press release or written statement).

  6.05 Access; Information. (a) Company and Zions agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as the requesting party may reasonably request and, during such period, the providing party shall furnish promptly to the requesting party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the requesting party may reasonably request.

  (b) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the providing party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to the other party to be returned to the other party. No investigation by either party of the business and affairs of the other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

  6.06 Acquisition Proposals. Company agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, except to the extent legally required for the discharge by the Company Board of its fiduciary duties as advised by counsel to the Company Board. Company shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Zions with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Company shall promptly (within 24 hours) advise Zions following the receipt by Company of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Zions of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

  6.07 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, Company shall deliver to Zions a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of Company (each, a "Company Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

  (b) Company shall use its reasonable best efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to Zions on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A.

  6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

  6.09 Certain Policies. Prior to the Effective Date, Company shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Zions, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Zions.

  6.10 NASDAQ Listing. Zions agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NASDAQ, subject to official notice of issuance, the shares of Zions Common Stock to be issued to the holders of Company Stock in the Merger.

  6.11 Regulatory Applications. (a) Zions and Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Zions and Company shall make all required bank regulatory filings, including the appropriate filing with the Federal Reserve, within 30 days after the date hereof. Each of Zions and Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

  6.12 Indemnification; Director and Officers' Insurance. (a) From and after the Effective Time through the fourth anniversary of the Effective Date, Zions agrees to indemnify and hold harmless each present and former director and officer of Company or any Subsidiary of Company determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively,"Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to this Agreement or any of the transactions contemplated hereby), whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under Colorado law and the Company Certificate or the Company By-Laws in effect on the date hereof, and Zions shall also advance expenses as incurred to the extent permitted under Colorado law and the Company Certificate and the Company By-Laws.

  (b) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall as promptly as possible notify Zions thereof, but the failure to so notify shall not relieve Zions of any liability it may have to such Indemnified Party if such failure does not materially prejudice Zions. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Zions shall have the right to assume the defense thereof and Zions shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Zions elects not to assume such defense or counsel for the Indemnified Parties advises in writing that there are issues which raise conflicts of interest between Zions and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Zions shall pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction promptly as statements thereof are received, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Zions shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that Zions shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

  (c) For a period of three years after the Effective Time, Zions shall use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Company (provided that Zions may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); provided, however, that in no event shall Zions be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.12(c), any amount per annum in excess of 125% of the amount of the annual premiums paid as of the date hereof by Company for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Zions shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, Zions may request Company to, and Company shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to Zions, extending for a period of three years Company's directors' and officers' liability insurance coverage in effect as of the date hereof (covering past or future claims with respect to periods before the Effective Time) and such coverage shall satisfy Zions' obligations under this Subsection (c).

  (d) If Zions or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Zions shall assume the obligations set forth in this Section 6.12.

  6.13 Benefit Plans. Zions shall, from and after the Effective Time, provide former employees of Company who remain as employees of Zions, with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of Zions. If any employee of Company or any subsidiary of Company becomes a participant in any employment benefit plan, practice or policy of the Surviving Corporation, such employee shall be given credit under such plan, practice or policy for all service prior to the Effective Date with Company or such subsidiary of Company for purposes of eligibility and vesting, but not for benefit accrual purposes, for which such service is taken into account or recognized, provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of Company or any subsidiary of Company that continue in effect following the Effective Time. In addition, Zions shall roll Company's existing 401(k) plan into Zion's 401(k) plan.

  6.14 Accountants' Letters. Each of Company and Zions shall use its reasonable best efforts to cause to be delivered to the other party, and to Zions's directors and officers who sign the Registration Statement, a letter of KPMG Peat Marwick LLP, independent auditors for each, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

  6.15 Notification of Certain Matters. Each of Company and Zions shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

  6.16 Conversion of Company Convertible Stock and Exercise of
Warrant. Company shall use its reasonable best efforts to cause all outstanding shares of the Company Convertible Preferred Stock to be converted and the Warrant to be exercised prior to the Effective Date.

  6.17 Shareholder Agreements. The directors and certain officers of Company, in their capacities as shareholders, in exchange for good and valuable consideration, have executed and delivered to Zions shareholder agreements substantially in the form of Exhibit B hereto (the "Shareholder Agreements"), committing such persons, among other things, (i) to vote their shares of Company Common Stock in favor of the Agreement at the Company Meeting and (ii) to certain representations concerning the ownership of Company Common Stock and Zions Common Stock to be received in the Merger.

                                  ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

  7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Zions and Company to consummate the Merger is subject to the fulfillment or written waiver by Zions and Company prior to the Effective Time of each of the following conditions:

    (a) Stockholder Approvals. This Agreement and the Merger shall have been duly adopted by the requisite vote of the stockholders of Company.

    (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Zions Board reasonably determines would (i) following the Effective Time, have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that Zions would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

    (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

    (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

    (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Zions Common Stock to be issued in the Merger shall have been received and be in full force and effect.

    (f) Listing. The shares of Zions Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

  7.02 Conditions to Obligation of Company. The obligation of Company to consummate the Merger is also subject to the fulfillment or written waiver by Company prior to the Effective Time of each of the following conditions:

    (a) Representations and Warranties. The representations and warranties of Zions set forth in this Agreement (subject to the standard set forth in Section 5.02) shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date shall be true and correct as of such date), and Company shall have received a certificate, dated the Effective Date, signed on behalf of Zions by the Chief Executive Officer and the Chief Financial Officer of Zions to such effect.

    (b) Performance of Obligations of Zions. Zions shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Company shall have received a certificate, dated the Effective Date, signed on behalf of Zions by the Chief Executive Officer and the Chief Financial Officer of Zions to such effect.

    (c) Opinion of Company's Counsel. Company shall have received an opinion of Lewis, Rice & Fingersh, special counsel to Company, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Company who receive shares of Zions Common Stock in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, Lewis, Rice & Fingersh may require and rely upon representations contained in letters from Company, Zions and stockholders of Company.

    (d) Accountants' Letters. Company shall have received the letters referred to in Section 6.14 from KPMG Peat Marwick LLP, Zions' independent auditors.

    (e) Rights Plan. No Stock Acquisition Date (as such term is defined in the Shareholder Protection Rights Plan) shall have occurred under the Shareholder Protection Rights Plan prior to the Effective Time.

    (f) Fairness Opinion. Company shall have received the written opinion of The Wallach Company to the effect that, as of the date of the mailing of the Proxy Statement to the shareholders of Company in connection with the Company Meeting, the consideration to be received by the holders of the Company Stock in the Merger is fair to the holders of the Company Stock from a financial point of view.

    (g) Accounting Treatment. Company shall have received from KPMG Peat Marwick LLP, Company's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

  7.03 Conditions to Obligation of Zions. The obligation of Zions to consummate the Merger is also subject to the fulfillment or written waiver by Zions prior to the Effective Time of each of the following conditions:

    (a) Representations and Warranties. The representations and warranties of Company set forth in this Agreement (subject to the standard set forth in Section 5.02) shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date shall be true and correct as of such date) and Zions shall have received a certificate, dated the Effective Date, signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company to such effect.

    (b) Performance of Obligations of Company. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Zions shall have received a certificate, dated the Effective Date, signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company to such effect.

    (c) Opinion of Zions' Counsel. Zions shall have received an opinion of Sullivan & Cromwell, special counsel to Zions, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under
  Section 368 of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from Company, Zions and stockholders of Company.

    (d) Accountants' Letters. Zions shall have received the letters referred to in Section 6.14 from KPMG Peat Marwick LLP, Company's independent auditors.

    (e) Accounting Treatment. Zions shall have received from KPMG Peat Marwick LLP, Zions' independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

                                 ARTICLE VIII

                                  TERMINATION

  8.01 Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

    (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Zions and Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

    (b) Breach. At any time prior to the Effective Time, by Zions or Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

    (c) Delay. At any time prior to the Effective Time, by Zions or Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by March 31, 1998, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
  Section 8.01(c).

    (d) No Approval. By Company or Zions, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the stockholder approval required by Section 7.01(a) herein is not obtained at the Company Meeting.

    (e) Failure to Recommend, Etc. At any time prior to the Company Meeting, by Zions if the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Zions.

    (f) Possible Adjustment. By Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, if both of the following conditions are satisfied:

      (1) The Average Closing Price on the Determination Date of shares of Zions Common Stock shall be less than the Starting Price; and

      (2)(i) the number obtained by dividing the Average Closing Price on such Determination Date by the Starting Price (such number being referred to herein as the "Zions Ratio") shall be less than (ii) the number obtained by dividing the KBW Average Index by the KBW Starting Index and multiplying the quotient in this clause (2) (ii) by 0.82 (such number being referred to herein as the "Index Ratio"):

subject, however, to the following two sentences. If Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Zions within 24 hours of the Determination Date. Prior to the Effective Date, Zions shall have the option of adjusting
(x) the Common Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of the Starting Price and the Common Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Common Exchange Ratio (as then in effect) and the denominator of which is the Zions Ratio and (y) the Preferred Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of the Starting Price and the Preferred Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Preferred Exchange Ratio (as then in effect) and the denominator of which is the Zions Ratio. If Zions makes an election contemplated by the preceding sentence, it shall give prompt written notice to Company of such election and the revised Common Exchange Ratio and Preferred Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(f) and this Agreement shall remain in effect in accordance with its terms (except as the Common Exchange Ratio and the Preferred Exchange Ratio shall have been so modified), and any references in this Agreement to "Common Exchange Ratio" and the "Preferred Exchange Ratio" shall thereafter be deemed to refer to the Common Exchange Ratio and the Preferred Exchange Ratio as adjusted pursuant to this
Section 8.01(f).

  8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section
9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                                  ARTICLE IX

                                 MISCELLANEOUS

  9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.12 and 6.13 and this Article IX which shall survive the Effective
Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.05(b), 8.02, and this Article IX which shall survive such termination).

  9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting, this Agreement may not be amended if it would violate the CBCA or reduce the consideration to be received by Company stockholders in the Merger.

  9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

  9.04 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Utah applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the CBCA are applicable). Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

  9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

  9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

  If to Company, to:

    Vectra Banking Corporation
    1650 South Colorado Boulevard
    Denver, Colorado 80222
    Attention: Gary S. Judd, President
    Facsimile: (303) 759-5017

  With a copy to:

    Lewis, Rice & Fingersh, L.C.
    500 N. Broadway
    St. Louis, Missouri 63102-2147
    Attention: Thomas C. Erb
    Facsimile: (314) 241-6056

  If to Zions, to:

    Zions Bancorporation
    One South Main, Suite 1380
    Salt Lake City, Utah 84111
    Attention: Dale M. Gibbons
    Facsimile: (801) 524-2129

  With a copy to:

    Sullivan & Cromwell
    444 South Flower Street
    Los Angeles, California 90071
    Attention: Stanley F. Farrar
    Facsimile: (213) 683-0457

  9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement, the Confidentiality Agreement dated July 29, 1997 and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such Stock Option Agreement). Except for Sections 6.12 and 6.13 and as set forth in Company's Disclosure Schedule, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Company, Zions or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          VECTRA BANKING CORP.

                                                    /s/ Gary S. Judd
                                          By: _________________________________
                                             Name: Gary S. Judd
                                             Title: President and Chief
                                              Executive Officer

                                          ZIONS BANCORPORATION

                                                  /s/ Dale M. Gibbons
                                          By: _________________________________
                                             Name: Dale M. Gibbons
                                             Title: Chief Financial Officer

                                                                      APPENDIX B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             STOCK OPTION AGREEMENT

                  DATED AS OF THE 23RD DAY OF SEPTEMBER, 1997

                                 BY AND BETWEEN

                              ZIONS BANCORPORATION

                                      AND

                              VECTRA BANKING CORP.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of the 23rd day of September, 1997 (this "Agreement"), between Zions Bancorporation, a Utah corporation ("Grantee"), and Vectra Banking Corp., a Colorado corporation ("Issuer").

                                  WITNESSETH:

  WHEREAS, Grantee and Issuer are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Plan"), which is being executed by the parties hereto simultaneously with the execution of this Agreement; and

  WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below);

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

  Section 1. Grant of Option. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 959,462 fully paid and nonassessable shares of Common Stock, par value $.01 per share ("Common Stock"), of Issuer at a price per share equal to the average of the closing prices per share of Common Stock reported on the NASDAQ National Market System for the ten NASDAQ trading day period ending on the date hereof (the "Initial Price"); provided, however, that in the event Issuer issues or agrees to issue (other than pursuant to options and warrants to issue Common Stock or shares of convertible stock convertible into shares of Common Stock in effect or outstanding as of the date hereof) any shares of Common Stock at a price less than the Initial Price (as adjusted pursuant to Section 5(b)), such price shall be equal to such lesser price (such price, as adjusted as hereinafter provided, the "Option Price"); and, provided further, however, that in no event shall the number of shares of Common Stock for which the Option is exercisable exceed 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

  (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that after such issuance such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

  Section 2. Exercise of Option.

  (a) Timing of Exercise, Termination. Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan and (ii) no preliminary or permanent injunction or other order against delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time,
(ii) 12 months after the first occurrence of a Purchase Event, (iii) 18 months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below), (iv) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase

Event (other than a termination of the Plan by Grantee pursuant to Section 8.01(b)(i) or (ii) or by Grantee and Issuer pursuant to Section 8.01(a) thereof if Grantee shall at that time have been entitled to terminate the Plan pursuant to Section 8.01(b)(i) or (ii) thereof (provided that the breach of Issuer giving rise to such termination or such right to terminate was willful)), or (v) 18 months after the termination of the Plan by Grantee pursuant to Section 8.01(b)(i) or (ii) or by Grantee and Issuer pursuant to
Section 8.01(a) thereof if Grantee shall at that time have been entitled to terminate the Plan pursuant to Section 8.01(b)(i) or (ii) thereof (provided that the breach of Issuer giving rise to such termination or such right to terminate was willful). The events described in clauses (i)-(v) in the preceding sentence are hereinafter collectively referred to as an "Exercise Termination Event." Anything herein to the contrary notwithstanding, any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The rights set forth in Section 7 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

  (b) Preliminary Purchase Event. The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

    (i) Issuer or any of its subsidiaries (each, an "Issuer Subsidiary") shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any Person (the term "Person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any Person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (y) a purchase, lease or other acquisition of all or substantially all of the assets of or assumption of all or substantially all the deposits of Issuer or any Issuer Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

    (ii) Any Person (other than Grantee or any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of business) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership, of shares of Common Stock (the term "Beneficial Ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) such that, upon the consummation of such acquisition, such Person would have Beneficial Ownership, in the aggregate, of 10% or more of the then outstanding shares of Common Stock;

    (iii) Any Person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such Person would own or control 10% or more of the then outstanding shares of Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

    (iv) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to make such a proposal if the Plan terminates and/or the Option expires, Issuer shall have breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan);

    (v) The holders of Common Stock shall not have approved the Plan by the requisite vote at the meeting of such stockholders held for the purpose of voting on the Plan, or such meeting shall not have been held or shall have been canceled prior to termination of the Plan, in each case after it shall have been publicly announced that any Person (other than Grantee or any Grantee Subsidiary) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice) with, whether in draft of final form, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other governmental authority or regulatory or administrative agency or commission (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction;

    (vi) Any Person (other than Grantee or any Grantee Subsidiary), other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other Governmental Authority for approval to engage in an Acquisition Transaction; or

    (vii) The Issuer's Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the stockholders of Issuer approve the transactions contemplated by the Plan, or Issuer or any Issuer Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary.

  (c) Purchase Event. The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

    (i) The acquisition by any Person other than Grantee or any Grantee Subsidiary of Beneficial Ownership of shares of Common Stock, such that, upon the consummation of such acquisition, such Person would have Beneficial Ownership, in the aggregate, of 25% or more of the then outstanding shares of Common Stock; or

    (ii) The occurrence of a Preliminary Purchase Event described in Section 2(b)(i) hereof except that the percentage referred to in clause (z) shall be 25%.

  (d) Notice by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

  (e) Notice of Exercise. In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice" and the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, (ii) the aggregate purchase price as provided herein and (iii) a period of time (that shall not be less than three business days nor more than thirty business days) running from the Notice Date (the "Closing Date") and a place at which the closing of such purchase shall take place; provided, that, if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (a) Grantee shall promptly file, or cause to be filed, the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process, or cause to be expeditiously processed, the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (iii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated.

  (f) Payments. At the closing referred to in Section 2(e) hereof, Grantee shall present and surrender this Agreement and pay to Issuer the aggregate Option Price for the shares of Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

  (g) Delivery of Common Stock. At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

  (h) Common Stock Certificates. Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

  The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Zions Bancorporation and Vectra Banking Corp. ("Issuer") dated as of the 23rd day of September, 1997. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

  (i) Holder of Record. Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, Grantee shall be deemed to be the holder of record of the number of shares of Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee.

  Section 3. Issuer's Covenants.

  (a) Available Shares. The Issuer agrees that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

  (b) Compliance. The Issuer agrees that it will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer.

  (c) Certain Actions, Applications and Arrangements. Issuer shall promptly take all action as may from time to time be required (including (i) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S) 18a and regulations promulgated thereunder and (ii) in the event, under the Bank Holding Company Act of 1956, as amended ("BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto, and to protect the rights of Grantee against dilution.

  Section 4. Exchange of Option. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used in this Section 4 include any agreements and related options for which this Agreement and the Option granted hereby may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  Section 5. Adjustments. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

    (a) In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it represents the same proportion of the number of shares of Common Stock then issued and outstanding as such proportion before the applicable event described in this Section 5(a).

    (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

  Section 6. Registration Rights. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. The Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective. Grantee shall have the right to demand two such registrations at the Issuer's expense. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the offering or inclusion of the Option Shares would interfere materially with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction, the number of Option Shares to be included in such offering for the account of Grantee shall constitute at least 33 1/3% of the total number of shares of Common Stock held by Grantee and Issuer covered in such registration statement; provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction shall thereafter occur. In addition, if the Issuer proposes to register its Common Stock or any other securities on a form that would permit the registration of the Shares for public sale under the Securities Act (whether proposed to be offered for sale by the Issuer or any other Person) it will give prompt written notice to Grantee of its intention to do so, specifying the relevant terms of such proposal, including the proposed maximum offering price thereof. Upon the written notice of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto) delivered to the Issuer within 20 business days after the giving of any such notice, which request shall specify the number of Shares desired to be disposed by Grantee, the Issuer will use its best efforts to effect, in connection with its proposed registration, the registration under the Securities Act of the Shares set forth in such request. Grantee shall be entitled to two such registrations at the Issuer's expense. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements.

  (b) In the event that Grantee requests Issuer to file a registration statement following the failure to obtain any approval required to exercise the Option as described in Section 9 hereof, the closing of the sale or other disposition of the Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option.

  (c) Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to this Section 6 (including the related offerings and sales by holders of Option Shares) and all other qualifications, notification or exemptions pursuant to this Section 6.

  (d) In connection with any registration under this Section 6, Issuer hereby indemnifies the Grantee, and each officer, director and controlling person of Grantee, and each underwriter thereof, including each person, if any who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

  Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

  If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the Grantee and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the Grantee be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee to indemnify shall be several and not joint with other holders of Option Shares.

  Section 7. Option Repurchase. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, (i) at the request (the date of such request being the "Request Date") of Grantee, delivered within 30 days of the Purchase Event (or such later period as may be provided pursuant to Section 9 hereof), Issuer shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to (x) the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request (the date of such request being the "Request Date") of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days of a Purchase Event (or such later period as may be provided pursuant to Section 9 hereof), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the

"Option Share Repurchase Price") equal to (x) the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the highest closing price for shares of Common Stock within the 90-day period ending on the Request Date as reported on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm mutually selected by Grantee or the Owner, as the case may be, on the one hand, and Issuer, on the other hand, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally-recognized independent investment banking firm mutually selected by Grantee or Owner, as the case may be, on the one hand, and Issuer, on the other hand, whose determination shall be conclusive and binding on all parties.

  (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this
Section 7. As immediately as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

  (c) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section
7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full Grantee or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

  (d) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this
Section 7 in the event that a Grantee or Owner elects, in its sole discretion, to require such other party to perform such obligations.

  Section 8. Substitute Option.

  (a) Grant of Substitute Option. In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any Person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or
(iii) to sell or otherwise transfer all or substantially all of its or any Issuer Subsidiary's assets to any Person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any Person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling Person being hereinafter referred to as the "Substitute Option Issuer").

  (b) Exercise of Substitute Option. The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in
Section 7 hereof), multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the product of the Option Price multiplied by a fraction in which the numerator is the number of shares of Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

  (c) Terms of Substitute Option. The Substitute Option shall otherwise have the same terms as the Option, provided, however, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee.

  (d) Substitute Option Definitions. The following terms have the meanings indicated:

    (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving Person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of any Issuer Subsidiary);

    (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option; and

    (iii) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, however, that if such closing price is not ascertainable due to an absence of a public market for the Substitute Common Stock, "Average Price" shall mean the higher of (i) the price per share of Substitute Common Stock paid or to be paid by any third party pursuant to an agreement with the issuer of the Substitute Common Stock and (ii) the book value per share, calculated in accordance with generally accepted accounting principles, of the Substitute Common Stock immediately prior to exercise of the Substitute Option; provided, further, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the Person merging into Issuer or by any company which controls or is controlled by such merging Person, as Grantee may elect.

  (e) Cap on Substitute Option. In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than that proportion of the outstanding Substitute Common Stock equal to the proportion of the outstanding Common Stock of the Issuer which Grantee had the right to acquire immediately prior to the issuance of the Substitute Option. In the event that the Substitute Option would be exercisable for more than the proportion of the outstanding Substitute Common Stock referred to in the immediately preceding paragraph but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to the Acquiring Corporation.

  Section 9. Extension of Exercise Right. Notwithstanding Sections 2, 6 and 7 and 11 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided, however, that in no event shall any closing date occur more than 6 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Governmental Authority despite the best efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 6 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6.

  Section 10. Issuer's Representations and Warranties. Issuer hereby represents and warrants to Grantee as follows:

  (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly authorized, executed and delivered by the Issuer.

  (b) Availability of Shares. Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

  (c) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or by-laws, or the comparable governing instruments of any of the Issuer Subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of the Issuer Subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of the Issuer Subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

  Section 11. Grantee's Representations and Warranties. Grantee hereby represents and warrants to issuer as follows:

  (a) Corporate Authority. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and deliver of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly authorized, executed and delivered by Grantee.

  (b) Investment Intent. The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

  Section 12. Assignment. Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event; provided, however, that until the date at which the Federal Reserve Board has approved an application by Grantee under the BHC Act to acquire the shares of Common Stock subject to the Option, other than to a wholly owned subsidiary of Grantee, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns. Any attempted assignment prohibited by this Section 12 is void and without effect.

  Section 13. Filings and Consents. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application if necessary, for listing of the shares of Common Stock issuable hereunder on any exchange or quotation system and applying to the Federal Reserve Board under the BHC Act and to state banking authorities for approval to acquire the shares issuable hereunder.

  Section 14. Remedies. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  Section 15. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

  Section 16. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in Person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Plan.

  Section 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution.

  Section 18. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  Section 19. Entire Agreement. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

  Section 20. Definitions. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

  Section 21. Effect on Plan. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan.

  Section 22. Selections. In the event that any selection or determination is to be made by Grantee hereunder and at the time of such selection or determination there is more than one Grantee, such selection shall be made by a majority in interest of such Grantees.

  Section 23. Further Assurances. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  Section 24. Voting. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

  Section 25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

  IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                          ZIONS BANCORPORATION

                                                    /s/ Dale M. Gibbons
                                          By: _________________________________
                                             Name: Dale M. Gibbons
                                             Title: Chief Financial Officer

                                          VECTRA BANKING CORP.

                                                      /s/ Gary S. Judd
                                          By: _________________________________
                                             Name: Gary S. Judd
                                             Title: President and Chief
                                              Executive Officer

                                                                     APPENDIX C
                         [LOGO OF THE WALLACH COMPANY]

                               November 21, 1997

The Board of Directors
Vectra Banking Corporation
1650 S. Colorado Blvd.
Suite 320
Denver, CO 80222

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Vectra Banking Corporation (the "Company") of the Merger Consideration (as defined below) in the proposed merger (the "Merger") of the Company with and into Zions Bancorporation ("Zions"), pursuant to the Merger Agreement dated as of September 23, 1997 (the "Agreement"). Under the terms of the Agreement, each outstanding share of Company common stock, $0.01 par value, will be converted into 0.685 of a share of Zions common stock ("Zions Common Stock"), no par value, and each outstanding share of Company preferred stock, $.01 par value, will be converted into 7.755 shares of Zions Common Stock. The shares of Zions Common Stock to be issued in the Merger and pursuant to the Agreement are herein referred to as the "Merger Consideration."

  In arriving at our opinion, we have, among other things:

    i. reviewed certain publicly available financial statements and other financial information not publicly available of the Company;

    ii. reviewed the current condition and growth prospects for the Company and its subsidiary operations, including financial projections prepared by the Company management;

    iii. discussed the past and current operations and financial conditions and the prospects of the Company with Company management;

    iv. reviewed the Company's historical stock trading activity and considered the prospect for value, liquidity, dividend yield and growth if the Company were to remain independent;

    v. evaluated the economic, banking and competitive climate for banking institutions in Colorado, with special consideration given to recent transactions that may have increased the competitive environment in the financial services and banking industry;

    vi. compared the Zions offer to recent transactions involving other institutions of similar size, to the extent publicly available;

    vii. examined the price and trading activity for Zions;

    viii. reviewed the implications for Company shareholders receiving Zions stock with regards to prospects for value, liquidity, dividend yield and growth;

    ix. met with Zions' management and reviewed certain publicly available financial statements of Zions;

    x.   reviewed the Agreement.

  We have assumed without independent verification the accuracy and completeness of the financial and other information regarding the Company that was provided to us or obtained from publicly available sources. We have not prepared or acquired an independent valuation or appraisal of any of the assets of the Company and we have assumed without independent verification that the aggregate allowances for loan losses of the Company and Zions are adequate to cover such losses. With respect to business plans and forecasts, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company, its subsidiaries and business units. Furthermore, we have assumed that the Merger will be consummated on a timely basis in accordance with its terms and pursuant to the Agreement. We have also taken into account our assessment of general economic, market and financial conditions as they exist, as well as our experience in connection with similar transactions and securities valuations generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated as of the date of this opinion.

  The Wallach Company is an investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for corporate and other purposes. The Wallach Company, as the Company's financial adviser, assisted with the financial evaluation and negotiations leading to the Agreement for which it has and will receive compensation.

  Based on our analysis of the foregoing, the assumptions described above and upon such other factors we deem relevant, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the Company's shareholders from a financial point of view.
                               LOGO
                                          The Wallach Company, Inc.

                                                                     APPENDIX D

                            ARTICLE 113 OF THE CBCA

                              DISSENTERS' RIGHTS

                                    PART 1

                     RIGHT OF DISSENT--PAYMENT FOR SHARES

7-113-101. DEFINITIONS. For purposes of this article:

  (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

  (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

  (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

  (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102. RIGHT TO DISSENT

  (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

    (a) Consummation of a plan of merger to which the corporation is a party if:

      (I) Approval by the shareholders of that corporation is required for the merger bysection 7-111-103 or 7-111-104 or by the articles of incorporation; or

      (II) The corporation is a subsidiary that is merged with its parent corporation undersection 7-111-104;

    (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

    (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

    (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

  (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than two thousand shareholders, at the time of:

    (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

    (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

    (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

  (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

    (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

    (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than two thousand shareholders;

    (c) Cash in lieu of fractional shares; or

    (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

  (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so credited is to be acquired for cash or the scrip is to be voided under section 7-106-104.

  (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

  (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

  (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

  (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

    (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

    (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

  (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                    PART 2

                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

7-113-201. NOTICE OF DISSENTERS' RIGHTS

  (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholder's meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

  (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection
(2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT

  (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

    (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

    (b) Not vote the shares in favor of the proposed corporate action.

  (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

  (3) A shareholder who does not satisfy the requirements of subsection (1) or
(2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. DISSENTERS' NOTICE

  (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

  (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

    (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

    (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

    (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

    (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

    (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

    (g) Be accompanied by a copy of this article.

7-113-204. PROCEDURE TO DEMAND PAYMENT

  (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

    (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

    (b) Deposit the shareholder's certificates for certificated shares.

  (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

  (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

  (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205. UNCERTIFICATED SHARES

  (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

  (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. PAYMENT.

  (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

  (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

    (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

    (b) A statement of the corporation's estimate of the fair value of the shares;

    (c) An explanation of how the interest was calculated;

    (d) A statement of the dissenters' right to demand payment under section 7-113-209; and

    (e) A copy of this article.

7-113-207. FAILURE TO TAKE ACTION.

  (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT
        OF PROPOSED CORPORATE ACTION

  (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

  (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

7-113-209. PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.

  (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

    (a) The dissenter believes that the amount paid under section 7-113-206 or offered undersection 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

    (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

    (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by
  Section 7-113-207(1).

  (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                    PART 3

                         JUDICIAL APPRAISAL OF SHARES

7-113-301. COURT ACTION

  (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

  (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the preceding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

  (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

  (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

  (5) Each dissenter made a party to the proceeding commenced under subsection
(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. COURT COSTS AND COUNSEL FEES.

  (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

  (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

    (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

    (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

  (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Utah law provides for indemnification of directors and officers as follows:

16-10a-902 AUTHORITY TO INDEMNIFY DIRECTORS.

  (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

    (a) his conduct was in good faith; and

    (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

    (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

  (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

  (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

  (4) A corporation may not indemnify a director under this section:

    (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

    (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

  (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

16-10a-903 MANDATORY INDEMNIFICATION OF DIRECTORS.

  Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

16-10a-907 INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS.

  Unless a corporation's articles of incorporation provide otherwise:

  (1) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director;

  (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

  (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

16-10a-908 INSURANCE.

  A corporation may purchase and maintain liability insurance on behalf of person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under Sections 16-10a-902, 16-10a-903, or 16-10a-907. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

16-10a-909 LIMITATIONS OF INDEMNIFICATION OF DIRECTORS.

  (1) A provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

  (2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits. An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included beginning on page II-7.

  (b) Financial Statement Schedules. Not applicable.

  (c) Report, Opinion or Appraisal. Not applicable.

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes as follows:

  (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (2) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (3) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (4) that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (6) to respond to requests for information that is incorporated by reference into the Proxy Statement-Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Date of the registration statement through the date of responding to the request.

  (7) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 1st day of October, 1997.

                                          ZIONS BANCORPORATION

                                                 /s/ Harris A. Simmons
                                          By: _________________________________
                                                    Harris H. Simmons,
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harris H. Simmons, Roy W. Simmons, and Dale M. Gibbons, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                         CAPACITY                   DATE
             ---------                         --------                   ----
      /s/ Harris H. Simmons          President, Chief Executive       October 1, 1997
____________________________________  Officer and Director
         Harris H. Simmons


      /s/ Dale M. Gibbons            Senior Vice President and        October 1, 1997
____________________________________  Chief Financial Officer
          Dale M. Gibbons


       /s/ Walter E. Kelly           Controller                       October 1, 1997
____________________________________
          Walter E. Kelly


        /s/ Roy W. Simmons           Chairman and Director            October 1, 1997
____________________________________
           Roy W. Simmons


        /s/ Jerry C. Atkin           Director                         October 1, 1997
____________________________________
           Jerry C. Atkin


          /s/ R.D. Cash              Director                         October 1, 1997
____________________________________
             R.D. Cash

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
         /s/ L.E. Simmons            Director                       October 1, 1997
____________________________________
            L.E. Simmons

      /s/ Grant R. Caldwell          Director                       October 1, 1997
____________________________________
         Grant R. Caldwell

          /s/ I.J. Wagner            Director                       October 1, 1997
____________________________________
            I.J. Wagner

                                     Director
____________________________________
          Roger B. Porter

                                     Director
____________________________________
         Dale W. Westergard

      /s/ Richard H. Madsen          Director                       October 1, 1997
____________________________________
         Richard H. Madsen

       /s/ Robert G. Sarver          Director                       October 1, 1997
____________________________________
          Robert G. Sarver

                                 EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)

 EXHIBIT
   NO.                      DESCRIPTION AND METHOD OF FILING
 -------                    --------------------------------
  2.1    Agreement and Plan of Merger, dated as of September 1997, between
         Zions Bancorporation and Vectra Banking Corporation (included as
         Appendix A to the Proxy Statement-Prospectus and incorporated by reference herein)
  3.1    Restated Articles of Incorporation of Zions Bancorporation dated
         November 8, 1993, and filed with the Department of Business
         Regulation, Division of Corporations of the State of Utah on November
         9, 1993 (incorporated by reference to Exhibit 3.1 to the Registrant's
         Form S-4 Registration Statement, File No. 33-51145, filed on November
         22, 1993)
  3.2    Restated Bylaws of Zions Bancorporation, dated November 8, 1993
         (incorporated by reference to Exhibit 3.2 to the Registrant's Form S-4
         Registration Statement, File No. 33-51145, filed November 22, 1993)
  3.3    Articles of Amendment to the Restated Articles of Incorporation of
         Zions Bancorporation dated April 30, 1997 and filed with the
         Department of Business Regulation, Division of Corporations of the
         State of Utah on May 2, 1997 (incorporated by reference to Exhibit 3.1 of Zions Bancorporation's Quarterly Report on Form 10-Q for the
         quarter ended June 30, 1997, File No. 0-2610)
  4.1    Shareholder Protection Rights Agreement, dated as of September 27,
         1996, between Zions Bancorporation and Zions First National Bank
         (incorporated by reference to Exhibit 4 to the Registrant's Form 8-K, filed October 12, 1996)
  5.1    Opinion of Sullivan & Cromwell regarding the validity of the shares of
         Common Stock being registered (filed herewith)
  5.2    Opinion of Callister Nebeker & McCullough, a Professional Corporation,
         regarding the validity of the shares of Common Stock being registered
         (filed herewith)
  8.1    Opinion of Sullivan & Cromwell regarding tax matters (filed herewith)
  8.2    Opinion of Lewis, Rice & Fingersh, L.C. regarding tax matters (filed herewith)
 23.1    Consent of KPMG Peat Marwick LLP, independent certified public accountants for Zions Bancorporation (filed herewith)
 23.2    Consent of KPMG Peat Marwick LLP, independent certified public accountants for Vectra Banking Corporation (filed herewith)
 23.3    Consent of Sullivan & Cromwell (contained in their opinions filed as
         Exhibits 5.1 and 8.1)
 23.4    Consent of Lewis, Rice & Fingersh, L.C. (contained in their opinion filed as Exhibit 8.2)
 23.5    Consent of Callister Nebeker & McCullough, a Professional Corporation
         (contained in their opinion filed as Exhibit 5.2)
 23.6    Consent of The Wallach Company, Inc.
 24.1    Power of Attorney (set forth on Page II-4 of the Registration
         Statement)
 99.1    Stock Option Agreement, dated as of September 23, 1997, between Zions
         Bancorporation and Vectra Banking Corporation (included as Appendix B to the Proxy Statement-Prospectus and incorporated by reference herein)
 99.2    Form of Proxies for common stock and for preferred stock of Vectra
         Bancorporation (filed herewith)